SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT
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PRGX GLOBAL, INC.

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FOR ANNUAL MEETING OF SHAREHOLDERS
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3: AMENDMENT TO THE 2008 EQUITY INCENTIVE PLAN
INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2009
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2009
STOCK VESTED
CERTAIN TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
OWNERSHIP OF DIRECTORS, PRINCIPAL SHAREHOLDERS AND CERTAIN EXECUTIVE OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE OFFICERS
PRINCIPAL ACCOUNTANTS’ FEES AND SERVICES
SHAREHOLDER PROPOSALS
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

PRGX GLOBAL, INC.
600 GALLERIA PARKWAY
SUITE 100
ATLANTA, GEORGIA 30339

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD TUESDAY, JUNE 15, 2010

TO THE SHAREHOLDERS OF
PRGX GLOBAL, INC.:
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of PRGX GLOBAL, INC. (the “Company”) will be held at the Company’s offices, 600 Galleria Parkway, Atlanta, Georgia 30339, on Tuesday, June 15, 2010, at 9:00 a.m., for the following purposes:
1.	To elect two Class II directors to serve until the Annual Meeting of Shareholders to be held in 2013 or until their successors are elected and qualified;

2.	To ratify BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year 2010;

3.	To amend the 2008 Equity Incentive Plan to, among other things, increase the number of shares available for issuance under the Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.
     The proxy statement is attached. Only record holders of the Company’s common stock at the close of business on April 26, 2010 will be eligible to vote at the meeting.
     If you are not able to attend the meeting in person, please complete, sign, date and return your completed proxy in the enclosed envelope. If you attend the meeting, you may revoke your proxy and vote in person. However, if you are not the registered holder of your shares you will need to get a proxy from the registered holder (for example, your broker or bank) in order to attend and vote at the meeting.

By Order of the Board of Directors:

/s/ Patrick G. Dills
Patrick G. Dills, Chairman
May 4, 2010
A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 is enclosed with this notice and proxy statement.

PRGX GLOBAL, INC.
600 GALLERIA PARKWAY
SUITE 100
ATLANTA, GEORGIA 30339

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
June 15, 2010

GENERAL INFORMATION
     The Board of Directors of PRGX Global, Inc. (which we refer to in this proxy statement as “PRGX”, the “Company”, “we”, “us” or “our”) is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the 2010 Annual Meeting of Shareholders. The annual meeting will be held on Tuesday, June 15, 2010, at 9:00 a.m., at the Company’s offices, 600 Galleria Parkway, Atlanta, Georgia 30339. The proxies may also be voted at any adjournments or postponements of the meeting. Upon a vote of the shareholders present at the annual meeting, we may adjourn the meeting to a later date if a there are not sufficient shares present in person or by proxy to constitute a quorum or to permit additional time to solicit votes on any proposal to be presented at the annual meeting.
     This proxy statement and the accompanying form of proxy are first being mailed to shareholders on or about May 4, 2010. You must complete and return the proxy for your shares of common stock to be voted.
     Any shareholder who has given a proxy may revoke it at any time before it is exercised at the meeting by:
•	delivering to the Secretary of the Company a written notice of revocation dated later than the date of the proxy;

•	executing and delivering to the Secretary a subsequent proxy relating to the same shares; or

•	attending the meeting and voting in person, unless you are a street name holder without a legal proxy, as explained below. Attending the meeting will not in and of itself constitute revocation of a proxy.
Shareholders who hold shares in “street name” (e.g., in a bank or brokerage account) must obtain a legal proxy form from their bank or broker to attend and vote at the meeting. You will need to bring the legal proxy with you to the meeting, or you will not be able to attend or vote at the meeting.
     All communications to the Secretary should be addressed to the Secretary at the Company’s offices, 600 Galleria Parkway, Suite 100, Atlanta, Georgia 30339. Any proxy which is not revoked will be voted at the annual meeting in accordance with the shareholder’s instructions. If a shareholder returns a properly signed and dated proxy card but does not mark any choices on one or more items, his or her shares will be voted in accordance with the recommendations of the Board of Directors as to such items. The proxy card gives authority to the proxy holders to vote shares in their discretion on any other matter properly presented at the annual meeting.
     The Company will pay all expenses in connection with the solicitation of proxies, including postage, printing and handling and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. In addition to solicitation by mail, solicitation of proxies may be made personally or by telephone, facsimile or other means by directors, officers and employees of the Company and its subsidiaries. Directors, officers and employees of the Company will receive no additional compensation for any such further solicitation. The Company has retained Innisfree M&A Incorporated to assist in the solicitation. The fee to be paid for such services is estimated at approximately $12,500, plus reasonable out-of-pocket expenses.
Voting Requirements
     Only holders of record of the Company’s common stock at the close of business on April 26, 2010 (the “Record Date”) are entitled to notice of, and to vote at, the annual meeting. Holders on the Record Date are referred to as the “Record Holders” in this discussion. On the Record Date, the Company had outstanding a total of 23,269,821 shares of common stock. Each share of common stock will have one vote per share held.
     To constitute a quorum with respect to each matter to be presented at the annual meeting, there must be present, in person or by proxy, a majority of the total votes entitled to be cast by Record Holders of the common stock. Abstentions will be treated as present for purposes of determining a quorum. In addition, shares held by a broker as nominee (i.e., in “street name”) that are represented by proxies at the Annual Meeting, but that the broker fails to vote on one or more matters as a result of incomplete instructions from a beneficial owner of the shares (“broker non-votes”), will also be treated as present for quorum purposes. Unlike for prior annual meetings, under recent amendments to rules applicable to brokers, the election of directors is no longer considered a “routine” matter as to which brokers may vote in their discretion on behalf of clients who have not furnished voting instructions with respect to the election of directors. As a result, if you hold your shares in street name and do not provide your broker with voting instructions, your shares will not be voted at the annual meeting with respect to the election of directors or the proposal to amend the 2008 Equity Incentive Plan. The ratification of BDO Seidman LLP as our independent registered public accounting firm is considered a “routine matter”, and therefore, brokers will have the discretion to vote on such matter even if they do not receive voting instructions from the beneficial owner of the shares.
     With respect to Proposal 1 regarding the election of Class II directors, assuming a quorum, the two candidates receiving a plurality of the votes cast by the Record Holders of the common stock will be elected Class II directors. Under plurality voting, assuming a quorum is present, the two candidates receiving the most votes will be elected, regardless of whether they receive a majority of the votes cast. Abstentions and “broker non-votes” will have no effect on the outcome.
     With respect to Proposal 2 regarding approval of the 2010 independent registered public accounting firm, ratification of this appointment requires that a quorum be present and that the number of votes cast “for” the proposal exceeds the votes cast “against” it. Abstentions and broker non-votes will have no effect on the outcome.
     With respect to Proposal 3 regarding approval of the amendment to the 2008 Equity Incentive Plan, approval of this proposal requires that a quorum be present and that the number of votes cast “for” the proposal exceeds the votes cast “against” it. Abstentions and broker non-votes will have no effect on the outcome.
     Votes cast by proxy or in person at the annual meeting will be counted by the person or persons appointed by the Company to act as inspector(s) of election for the meeting. Prior to the meeting, the inspector(s) will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspector(s) will ascertain the number of shares outstanding and the voting power of each of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.
     It is expected that shares owned by current executive officers and directors of the Company will be voted in favor of the nominees for director that have been recommended by the Board and in favor of the other proposals. As of April 26, 2010, shares owned by executive officers and directors of the Company and entitled to vote at the annual meeting represented in the aggregate approximately 21.08% of the shares of common stock outstanding on that date.

     Any other proposal not addressed herein but properly presented at the meeting will be approved if a proper quorum is present and the votes cast in favor of it meet the threshold specified by the Company’s Articles, Bylaws and by Georgia law with respect to the type of matter presented. No shareholders have submitted notice of intent to present any proposals at the annual meeting as required by the Company’s Bylaws.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 15, 2010
     In accordance with rules adopted by the United Stated Securities and Exchange Commission (the “SEC”), the Company is also making this proxy statement and its annual report available to shareholders electronically via the Internet. To access this proxy statement and the Company’s annual report on Form 10-K on the Internet please visit www.prgx.com/proxy.
PROPOSAL 1: ELECTION OF DIRECTORS
     The Company currently has six directors. The Board is divided into three classes of directors, designated as Class I, Class II and Class III. The directors in each class serve staggered three-year terms. Shareholders annually elect directors to serve for the three-year term applicable to the class for which such directors are nominated or until their successors are elected and qualified. At the annual meeting, shareholders will be voting to elect two directors to serve as Class II directors. The terms of Patrick G. Dills and N. Colin Lind, currently serving as Class II directors, will expire at the annual meeting unless they are re-elected.
     The persons named in the proxy intend to vote FOR election of all the nominees named below as directors of the Company, unless otherwise specified in the proxy. Those directors of the Company elected at the annual meeting to be held on June 15, 2010 to serve as Class II directors will each serve a three-year term or until their successors are elected and qualified. Each of the nominees has consented to serve on the Board of Directors if elected. Should any nominee become unable to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote for the election of such other person as the Board of Directors may nominate.
     Set forth below are the name, age and director class of each director nominee and director continuing in office following the annual meeting and the period during which each has served as a director.
The Board’s Nominees for Class II Directors are:

Nominee	Age	Service as Director
Patrick G. Dills(1) (2)	56	Since March 2006
N. Colin Lind(3)	54	Since March 2006*

(1)	Member of the Audit Committee.

(2)	Member of Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

*	Mr. Lind previously served as a director of the Company from May 2002 to October 2005.
     The Board of Directors of the Company recommends a vote FOR the election of each of the nominees named above for election as director.

Directors Continuing in Office

Continuing Director	Age	Class	Term Expires	Service as Director
Romil Bahl	41	Class I	2012	Since January 2009
Steven P. Rosenberg(1)(3)	51	Class I	2012	Since March 2006
David A. Cole (2)(3)	67	Class III	2011	Since February 2003
Philip J. Mazzilli, Jr. (1)(2)	69	Class III	2011	Since March 2006

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.
Information about Nominees for Election as Class II Directors
     Patrick G. Dills is Chairman of the Board of PRGX Global, Inc. He also served as Interim President and Chief Executive Officer of the Company from December 1, 2008 to January 21, 2009. Mr. Dills also serves as Chairman of the Board of Paradigm Management Services, LLC, a provider of complex and catastrophic medical management services to the workers compensation industry. He also serves as a director of MSC Group, Inc., a leader in the delivery of medical products and services to the workers compensation industry. Mr. Dills served from 1988 to 2005 in several executive positions at First Health Group Corp. Mr. Dills’s last positions were President of CCN (Community Care Networks) and President of Health Net Plus, both subsidiaries of First Health Group.
     Mr. Dills has extensive experience serving in senior leadership and management roles of several companies in the healthcare industry, an industry in which the Company is working to expand its presence. Through this service, his service as a member of the Compensation and Audit Committees of Paradigm Management Services, LLC, and his prior service as a director of a public company, Mr. Dills has developed critical healthcare industry knowledge, excellent leadership and risk oversight skills and a solid understanding of corporate governance matters.
     N. Colin Lind is the Managing Partner of Blum Capital Partners, L.P. (“Blum L.P.”), a public strategic block and private equity investment firm he joined in 1986, which is currently responsible for managing approximately $3 billion in assets. Mr. Lind previously served as a director of four public (including Kinetic Concepts, Inc. from November 1997 to June 2008) and eight private companies. Mr. Lind is also serving as Blum L.P.’s nominee to the Board pursuant to the Investor Rights Agreement discussed below.
     As co-founder and Managing Partner of Blum L.P., Mr. Lind is one of the chief architects of Blum L.P.’s hybrid Strategic Block/Private Equity investment strategy, and has presided over the deployment of over $9 billion in investment capital. Mr. Lind has expertise in fundamental analysis of investment opportunities, evaluation of business strategies, and evaluation of future prospects of business enterprises. In addition, through his past service on the board of four other public and eight privately-held companies, he has valuable knowledge in the areas of business management, risk oversight and corporate governance.
Information about the Class I Directors whose Terms will Expire at the 2012 Annual Meeting of Shareholders
     Romil Bahl is the Company’s President and Chief Executive Officer. Prior to joining the Company, Mr. Bahl held a number of senior leadership positions with Infosys Technologies Limited, a publicly traded global technology and consulting services company, since April 2004. Mr. Bahl was one of the founders and a Managing Director of Infosys Consulting, Inc., a wholly-owned subsidiary of Infosys Technologies, and from November 2007 until January 2009, he led Infosys’s global Systems Integration business unit. Prior to joining Infosys in 2004, Mr. Bahl led the global

Consulting Services business of EDS, and between 1995 and 2002, he held a number of senior roles at the management consulting firm of A.T. Kearney, last serving as the leader of the firm’s European Strategic Technology and Transformation Practice based in London. From 1992 to 1995, Mr. Bahl served in a number of roles at Deloitte Consulting.
     Mr. Bahl has extensive experience leading and growing professional services organizations, including financial performance management. He is also experienced in leading high performing teams and has considerable expertise in business strategy development. Mr. Bahl also brings to the Board of Directors management’s perspective of the Company and its operations, which is an invaluable asset to the Board in its direction of the Company’s future.
     Steven P. Rosenberg is President of SPR Ventures, Inc., a private investment company he founded in 1997, and President of SPR Packaging LLC. From 1992 to 1997 he was President of the Arrow subsidiary of ConAgra Foods, Inc., a packaged food company. Mr. Rosenberg also serves as a director of Texas Capital Bancshares, Inc., a bank holding company, and Cinemark Holdings, Inc., a motion picture exhibition company.
     Mr. Rosenberg has over thirty years experience in general corporate management, including oversight of corporate financial affairs. He also has years of experience serving on the boards of directors of publicly traded companies. Through general corporate management experience and his service on these public company boards, Mr. Rosenberg has extensive knowledge in the areas of leadership, risk management, financial oversight, and corporate governance.
Information about the Class III Directors whose Terms will Expire at the 2011 Annual Meeting of Shareholders
     David A. Cole is the retired Chairman of the Board and Chief Executive Officer of Kurt Salmon Associates, Inc. (“KSA”), an international management consulting firm serving the retail, consumer products and health care industries. He was appointed president of KSA in 1983, served as its chief executive officer from 1988 through 1998 and served as its chairman from 1988 to 2001. Mr. Cole currently serves as a director of AMB Property Corporation (AMB: NYSE), a global owner and operator of industrial real estate, and as a director of Americorp Holdings, Inc., a privately held operator of healthcare clinics. Mr. Cole also currently serves on the Dean’s Advisory Council of Goizueta Business School at Emory University.
     Having served as Chairman and CEO of KSA, Mr. Cole brings deep experience in global professional services to the Board of Directors. Through his service on the board of directors of several publicly-traded companies, Mr. Cole has significant experience and expertise in the areas of corporate management, leadership, executive compensation and corporate governance.
     Philip J. Mazzilli, Jr. is a financial and general business consultant. From 2000 to 2003 he was Executive Vice President and Chief Financial Officer of Equifax Corporation, an international provider of consumer credit information and information database management. From 1999 to 2000 he was Executive Vice President and Chief Financial Officer of Nova Corporation, a payment services company.
     Mr. Mazzilli brings highly valuable financial expertise, leadership skills, and strategic planning abilities to the Board of Directors, developed from his many years as a finance manager and executive, including his prior service as Chief Financial Officer at Equifax and Nova Corporation. He is highly experienced and knowledgeable in financial analysis, financial statements, and risk management, and he qualifies to serve as an Audit Committee financial expert.
     Blum L.P., pursuant to its Investor Rights Agreement with the Company, as amended (the “Investor Rights Agreement”), has the right to name one nominee for election to the Board. This right is currently satisfied by the election at the 2007 annual meeting of Mr. Lind to a three-year term as a Class II director. Also pursuant to the Investor Rights Agreement, Blum L.P. has the right to designate an observer to attend the Company’s Board meetings.

PROPOSAL 2: RATIFY THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
     Our Board of Directors, upon the recommendation of our Audit Committee, has appointed BDO Seidman, LLP (“BDO Seidman”) as the Company’s independent registered public accounting firm for the 2010 fiscal year. A proposal will be presented at the annual meeting to ratify the appointment of BDO Seidman as our independent registered public accounting firm for the 2010 fiscal year. Shareholder ratification of the selection of BDO Seidman as our independent registered public accounting firm is not required but is being presented to our shareholders as a matter of good corporate practice. Notwithstanding shareholder ratification of the appointment of the independent registered public accounting firm, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm if the Audit Committee believes that such a change would be in our best interests and the best interests of our shareholders. If the shareholders do not ratify the appointment, the Audit Committee will reconsider the appointment of BDO Seidman. We have been advised that a representative from BDO Seidman will be present at the annual meeting, will be given an opportunity to speak, and will be available to answer appropriate questions.
The Board of Directors recommends a vote FOR approval to ratify the appointment of the 2010 independent registered public accounting firm.

PROPOSAL 3: AMENDMENT TO THE 2008 EQUITY INCENTIVE PLAN
     At the 2008 Annual Meeting, the shareholders of the Company approved the PRGX Global, Inc. (formerly PRG-Schultz International, Inc.) 2008 Equity Incentive Plan (the “Incentive Plan”) to assist the Company in recruiting and retaining individuals with ability and initiative by enabling them to receive awards and thereby participate in the future success of the Company. At the 2010 Annual Meeting, the Company’s shareholders will be asked to approve an amendment to the Incentive Plan that will: (a) increase the available shares reserved under the Incentive Plan by 3,400,000 shares to a total of 5,400,000; (b) provide that only shares actually issued pursuant to awards will count against the available pool of shares; (c) provide that shares issued pursuant to awards granted after the effective date of the amendment, other than options or SARs (as defined below), would count as 1.41 shares against the available pool of shares; and (d) delete a provision that granted the Board of Directors discretion in determining when a “Change in Control” occurs (collectively, the “Incentive Plan Amendment”). The Board of Directors unanimously approved the Incentive Plan Amendment on April 27, 2010 and recommends that the Company’s shareholders approve and adopt the Incentive Plan Amendment. The Incentive Plan Amendment is effective as of April 27, 2010, contingent on approval of the Company’s shareholders within 12 months of such date.
Reasons for and Purpose of the Amendment
Equity Awards Foster an Employee Ownership Culture and Motivate Employees to Create Shareholder Value.
     The use of equity as part of our compensation program is critical to the future success of the Company. Equity awards foster an ownership culture among key employees by aligning their financial interests with those of shareholders. Our equity awards also help motivate key employees to perform at peak levels because the value of these awards is linked to long-term performance.
Equity Awards are a Critical Recruitment and Retention Tool.
     We operate in an intensely competitive environment, and recruiting and retaining talented employees is critical to our success. A competitive compensation program for our key employees is therefore essential to our long-term performance. Our Board also believes that equity awards are necessary to attract and retain highly-talented employees. We believe we would be at a severe competitive disadvantage if we could not compensate our key employees using equity awards. If our shareholders do not approve the Incentive Plan Amendment, we would have to drastically limit the amount of equity awards and, to remain competitive, increase the cash component of our compensation programs for key employees. This could negatively impact the retention of our key employees, as they would have less equity at risk of forfeiture when considering offers from other employers, including our competitors. At the same time, our recruiting efforts would be compromised due to the loss of or severe limitations on our ability to use equity as a form of compensation to attract key employees.
We Grant Equity Awards to a Relatively Broad Group of Key Employees, and Such Awards Constitute a Significant Component of Our Key Employees’ Total Compensation.
     Annual equity awards are a significant component of our key employees’ total compensation. As a key employee’s total compensation increases, the percentage of his or her compensation paid in equity generally increases. For fiscal 2009, approximately 80 employees received equity awards as part of their annual compensation. Of the equity awards granted during fiscal 2009, excluding the inducement equity grants made outside of the Incentive Plan to attract Romil Bahl to join the Company as its President and Chief Executive Officer, 35.2% of the shares were allocated to awards for our Named Executive Officers, 9.1% for other executive officers and non-employee directors, and the remaining 55.7% for our top talent below the executive officer level.
The Company is Undergoing a Transformation as We Implement Our Revised Business Strategy.
     In early 2009, Romil Bahl joined our Company as President and Chief Executive Officer and soon thereafter initiated an extensive review of the Company’s competitive advantages and marketplace opportunities. After completion of that review, Mr. Bahl led a team of key business leaders in the development of a revised business strategy for the Company focused on growth. During the development and early stages of implementation of this new business strategy, the Company also took steps to recruit new executives and other senior talent into the organization. These changes included the hiring of James R. Shand, the Company’s Senior Vice President Client Services—Americas, Michael Noel, our Senior Vice President and Chief Information Officer, and Catherine H. Lafiandra, our Senior Vice President—Human Resources in February 2010. During 2009 we also promoted Robert B. Lee to fill the position of Chief Financial Officer and made a number of additional hires of other key senior employees. These individuals have years of experience which we believe will be invaluable to the Company as we implement our new growth strategy; however, additional key employees are still needed for our new strategy to be successful. Our ability to attract additional key employees, as well as our ability to retain our current key employees, including our executive officers, would be significantly enhanced by our ability to make equity awards to these individuals. Future equity awards to current key employees are even more critical due to the limited retention value of stock options previously granted by the Company with exercise prices greatly exceeding the current market price of our common stock.
     The Board believes that the proposed Incentive Plan Amendment would assist us in retaining our directors, officers, and key employees, and motivating them to exert their best efforts on behalf of the Company. It would also ensure that we are able to attract future key employees vital to implementing our revised business strategy. In addition, we expect that the proposed amendment would further align the interests of the directors, officers, and key employees with that of our shareholders.
     As of March 31, 2010, options to purchase 772,225 shares of the Company’s common stock, 621,021 restricted shares, and 259,183 restricted stock units were outstanding under the Incentive Plan and only 228,804 shares of the Company’s common stock remained available for equity awards under the Incentive Plan.
     To address any potential shareholder concerns regarding the number of options, restricted stock, restricted stock units, or other equity awards we intend to grant in the near future, the Board commits that over the next three fiscal years (commencing on January 1, 2010), the Company will not grant options, restricted stock, restricted stock units or other equity awards to employees or nonemployee directors at an average annual rate with respect to our shares of common stock that is greater than 8.85% of the number of shares of our Common Stock that we believe will be outstanding over such three year period. For purposes of calculating the number of shares granted in a fiscal year with respect to this commitment, shares issued pursuant to awards other than options or SARs (as defined below) will count as 1.5 shares.
     We note that the Incentive Plan includes additional provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices, including:
•	Shareholder approval required for additional shares. The Incentive Plan does not contain an annual “evergreen” provision that provides for automatic increases of shares on an ongoing basis; rather, the Incentive Plan authorizes a fixed number of shares and shareholder approval is required for any increase in the number of available shares.

•	No discounted stock options. All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant.

•	Repricing not allowed. The Incentive Plan expressly prohibits the repricing of stock options—including the cancellation and re-grant of new equity awards—without prior shareholder approval.

•	Independent Committee. The Incentive Plan is administered by our Compensation Committee which consists of three directors who are independent under Nasdaq independence standards. See “Information About the Board of Directors and Committees of the Board of Directors—Compensation Committee.”

Summary of the Incentive Plan
     The Incentive Plan is intended to permit the grant of stock options (both incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs”)), stock appreciation rights (“SARs”), restricted stock (“Restricted Stock Awards”), restricted stock units (“RSUs”) and other incentive awards (“Incentive Awards”). A summary of the principal features of the Incentive Plan follows. Every aspect of the Incentive Plan, as amended by the Incentive Plan Amendment, is not addressed in this summary. Shareholders are encouraged to read the full text of the Incentive Plan and the Incentive Plan Amendment, copies of which are filed as Appendix A to this Proxy Statement.
     All awards granted under the Incentive Plan are governed by separate written agreements between the Company and the participants. The written agreements specify when the award may become vested, exercisable or payable. No right or interest of a participant in any award is subject to any lien, obligation or liability of the participant. The laws of the State of Georgia govern the Incentive Plan. The Incentive Plan is unfunded, and the Company will not segregate any assets for grants of awards under the Incentive Plan. No awards may be granted after March 24, 2018, the date which is 10 years after the adoption of the Incentive Plan by the Board.
     It is intended that awards granted under the Incentive Plan shall be exempt from treatment as “deferred compensation” subject to Section 409A of the Internal Revenue Code of 1986 (and any amendments thereto) (the “Code”). The Incentive Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), nor is, or it intended to be, qualified under Section 401(a) of the Code.
     Administration. The Company bears all expenses of administering the Incentive Plan. Our Compensation Committee (the “Committee”) of the Board of Directors administers the Incentive Plan. The Committee has the authority to grant awards to such persons and upon such terms and conditions (not inconsistent with the provisions of the Incentive Plan), as it may consider appropriate. The Committee may delegate to one or more officers of the Company all or part of its authority and duties with respect to awards to individuals who are not subject to Section 16 of the Securities Exchange Act of 1934.
     Eligibility for Participation. Any of the Company’s employees or service providers, including any employees or service providers of our Affiliates (as defined in the Incentive Plan), and any non-employee member of our Board of Directors, is eligible to receive an award under the Incentive Plan. However, ISOs may only be granted to employees of the Company or an Affiliate.
     Shares Subject to Plan. The maximum number of shares of Common Stock that may be issued under the Incentive Plan pursuant to awards will be 5,400,000 shares, as amended by the Incentive Plan Amendment. Shares underlying awards will only be counted against the available pool of shares to the extent they are actually used. Shares issued in connection with an award will count against the available pool on a one-to-one basis except that shares issued in connection with awards other than options and SARS, granted after the effective date of the Incentive Plan Amendment, will count against the available pool as 1.41 shares, and shares covered under a stock-settled SAR shall count against the available pool even though not actually issued. If any awards expire or are cancelled, terminated or forfeited for any reason other than their exercise, vesting or payment, or are settled in cash, the shares of Common Stock subject to such awards will again be available for issuance. The following shares, however, will not be available again for awards: shares not issued as the result of a net settlement of an award, shares used to pay the exercise price or withholding taxes with respect to an award and shares repurchased on the open market with the proceeds of the exercise price of an award.
     In any calendar year, no participant may be granted options, SARs, Restricted Stock Awards, RSUs, or any combination thereof that relate to more than 500,000 shares. In any calendar year, no participant may be granted an Incentive Award (i) with reference to a specified dollar limit for more than $1.5 million and (ii) with reference to a specified number of shares of Common Stock for more than 500,000 shares. The maximum number of shares of Common Stock that may be issued pursuant to awards, the per individual limits on awards and the terms of outstanding awards will be adjusted as is equitably required in the event of corporate transactions and other appropriate events.

     Options. A stock option entitles the participant to purchase from the Company a stated number of shares of Common Stock. The Committee will determine whether the option is intended to be an ISO or a NQSO and specify the number of shares of Common Stock subject to the option. In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of Common Stock with respect to which an ISO may become exercisable for the first time during any calendar year cannot exceed $100,000; and if this limitation is exceeded, the ISOs which cause the limitation to be exceeded will be treated as NQSOs. The exercise price per share of Common Stock may not be less than the fair market value of the Common Stock on the date the option is granted. With respect to an ISO granted to a participant who beneficially owns more than 10% of the combined voting power of the Company or any Affiliate (determined by applying certain attribution rules), the exercise price per share may not be less than 110% of the fair market value of the Common Stock on the date the option is granted. The exercise price may be paid in cash or, if the agreement so provides, the Committee may allow a participant to pay all or part of the exercise price by tendering shares of Common Stock, through a broker-assisted cashless exercise, by means of “net exercise” procedure, or any other specified medium of payment.
     Stock Appreciation Rights (“SARs”). A SAR entitles the participant to receive, upon exercise, the excess of the fair market value on that date of each share of Common Stock subject to the exercised portion of the SAR over the fair market value of each such share on the date of the grant of the SAR. A SAR can be granted alone or in tandem with an option. A SAR granted in tandem with an option is called a Corresponding SAR and entitles the participant to exercise the option or the SAR at which time the other tandem award expires. The Committee will specify the number of shares of Common Stock subject to a SAR and whether the SAR is a Corresponding SAR. No participant may be granted Corresponding SARs in tandem with ISOs which are first exercisable in any calendar year for shares of Common Stock having an aggregate fair market value (determined as of the date of grant) that exceeds $100,000; and if this limitation is exceeded the tandem option will be treated as NQSOs. A Corresponding SAR may be exercised only to the extent that the related option is exercisable and the fair market value of the Common Stock on the date of exercise exceeds the exercise price of the related option. As set forth in the agreement, the amount payable as a result of the exercise of a SAR may be settled in cash, shares of Common Stock or a combination of each.
     Restricted Stock Awards. A Restricted Stock Award is the grant or sale of shares of Common Stock, which may be subject to forfeiture restrictions. The Committee will prescribe whether the Restricted Stock Award is forfeitable and the conditions to which it is subject. If the participant must pay for a Restricted Stock Award, payment for the award generally shall be made in cash or, if the agreement so provides, by surrendering shares of Common Stock or any other medium of payment. Prior to vesting and/or forfeiture, a participant will have all rights of a shareholder with respect to the shares underlying the Restricted Stock Award, including the right to receive dividends and vote the underlying shares; provided, however, the participant may not transfer the shares. The Company may retain custody of the certificates evidencing the shares until they are no longer forfeitable.
     RSUs. A RSU entitles the participant to receive shares of Common Stock when certain conditions are met. The Committee will prescribe when the RSUs shall become payable. The Company will pay the participant one share of Common Stock for each RSU that becomes earned and payable.
     Incentive Awards. An Incentive Award entitles the participant to receive cash or Common Stock when certain conditions are met. The Committee will prescribe the terms and conditions of the Incentive Award. As set forth in the participant’s agreement, an Incentive Award may be paid in cash, shares of Common Stock or a combination of each.
     Performance Objectives. The Committee has discretion to establish objectively determinable performance conditions for when awards will become vested, exercisable, nonforfeitable and transferable, and earned and payable. Objectively determinable performance conditions are performance conditions (i) that are established in writing (a) at the time of grant and (b) no later than the earlier of (x) 90 days after the beginning of the period of service to which they relate and (y) before the lapse of 25% of the period of service to which they relate; (ii) that are uncertain of achievement at the time they are established and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. These performance conditions may include any or any combination of the following: (a) gross, operating or net earnings before or after taxes; (b) return on equity; (c) return on capital; (d) return on sales; (e) return on investments; (f) return on assets or net assets; (g) earnings per share; (h) cash flow per share; (i) book value per share; (j) gross margin; (k) customers; (l) cash flow or cash flow from operations; (m) fair market value of the Company or any Affiliate or shares of Common Stock; (n) share price or total shareholder return; (o) market share; (p) level of expenses or other costs; (q) gross, operating or net revenue; (r) EBIT; (s) adjusted EBIT; (t) profitability; (u) EBITDA; (v) Adjusted EBIDTA; (w) Free Cash Flow; or (x) peer group comparisons of any of the aforementioned performance conditions. Performance conditions may be related to a specific customer or group of customers or geographic region. The form of the performance conditions also may be measured on a Company, Affiliate, division, business unit, service line, segment or geographic basis or a combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance conditions. Profits, earnings and revenues used for any performance condition measurement may exclude any extraordinary or nonrecurring items. The performance conditions may, but need not, be based upon an increase or positive result under the aforementioned performance criteria and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific business criteria). An award that is intended to become exercisable, vested or payable on the achievement of performance conditions means that the award will not become exercisable, vested or payable solely on mere continued employment or service. However, such an award, in addition to performance conditions, may be subject to continued employment or service by the participant. Additionally, the vesting, exercise or payment of an award can be conditioned on mere continued employment or service if it is not intended to be contingent on any performance conditions.
     Change in Control. In the event of or in anticipation of a “Change in Control” (as defined in the Incentive Plan), the Committee in its discretion may terminate outstanding awards (i) by giving the participants an opportunity to exercise the awards that are then exercisable and then terminating, without any payment, all awards that have not been exercised (including those that were not exercisable) or (ii) by paying the participant the value of the awards that are then vested, exercisable or payable without payment for any awards that are not then vested, exercisable or payable or that have no value. Alternatively, the Committee may take such other action as the Committee determines to be reasonable under the circumstances to permit the participant to realize the value of the award. The Committee may provide that a participant’s outstanding awards become fully exercisable or payable on and after a Change in Control or immediately before the date the awards will be terminated in connection with a Change in Control. Awards will not be terminated to the extent they are to be continued after the Change in Control.
     Shareholder Rights. No participant shall have any rights as a shareholder of the Company until the award is settled by the issuance of Common Stock (other than a Restricted Stock Award or RSUs for which certain shareholder rights may be granted).
     Transferability. Generally, an award is non-transferable except by will or the laws of descent and distribution, and during the lifetime of the participant to whom the award is granted, the award may only be exercised by, or payable to, the participant. However, the Committee may provide that awards, other than ISOs or a Corresponding SAR that is related to an ISO, may be transferred by a participant to any of such class of transferees who can be included in the class of transferees who may rely on a Form S-8 Registration Statement under the Securities Act of 1933 to sell shares issuable upon exercise or payment of such awards. Any such transfer will be permitted only if (i) the participant does not receive any consideration for the transfer, (ii) the Committee expressly approves the transfer and (iii) the transfer is on such terms and conditions as are appropriate for the class of transferees who may rely on the Form S-8 Registration Statement. The holder of the transferred award will be bound by the same terms and conditions that governed the award during the period that it was held by the participant, except that such transferee may only transfer the award by will or the laws of descent and distribution.
     Maximum Award Period. No award shall be exercisable or become vested or payable more than ten years after the date of grant. An ISO granted to a participant who beneficially owns more than 10% of the combined voting power of the Company or any Affiliate (determined by applying certain attribution rules) or a Corresponding SAR that relates to such an ISO may not be exercisable more than five years after the date of grant.

     Compliance With Applicable Law. No award shall be exercisable, vested or payable except in compliance with all applicable federal and state laws and regulations (including, without limitation, tax and securities laws), any listing agreement with any stock exchange to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed.
     Amendment and Termination of Plan. The Board of Directors may amend or terminate the Incentive Plan at any time; provided, however, that no amendment may adversely impair the rights of a participant with respect to outstanding awards without the participant’s consent. An amendment will be contingent on approval of the Company’s shareholders, to the extent required by law, by the rules of any stock exchange on which the Company’s securities are then traded or if the amendment would (i) increase the benefits accruing to participants under the Incentive Plan, including without limitation, any amendment to the Incentive Plan or any agreement to permit a repricing or decrease in the exercise price of any outstanding awards, (ii) increase the aggregate number of shares of Common Stock that may be issued under the Incentive Plan, (iii) modify the requirements as to eligibility for participation in the Incentive Plan or (iv) change the stated performance conditions. Additionally, to the extent the Board deems necessary to continue to comply with the performance-based exception to the deduction limits of Code Section 162(m), the Board will submit the material terms of the stated performance conditions to the Company’s shareholders for approval no later than the first shareholder meeting that occurs in the fifth year following the year in which the shareholders previously approved the performance objectives.
     Notwithstanding any other provision of the Incentive Plan, the Committee may amend any outstanding award without participant’s consent if, as determined by the Committee in its sole discretion, such amendment is required either to (i) confirm exemption from Section 409A of the Code, (ii) comply with Section 409A of the Code or (iii) prevent the Participant from being subject to any tax or penalty under Section 409A of the Code.
     Forfeiture Provisions. Awards do not confer upon any individual any right to continue in the employ or service of the Company or any Affiliate. All rights to any award that a participant has will be immediately forfeited if the participant is discharged from employment or service for “Cause” (as defined in the Incentive Plan).
Federal Income Tax Consequences
     The following discussion summarizes the principal federal income tax consequences associated with awards under the Incentive Plan. The discussion is based on laws, regulations, rulings and court decisions currently in effect, all of which are subject to change.
     ISOs. A participant will not recognize taxable income on the grant or exercise of an ISO. A participant will recognize taxable income when he or she disposes of the shares of Common Stock acquired under the ISO. If the disposition occurs more than two years after the grant of the ISO and more than one year after its exercise, the participant will recognize long-term capital gain (or loss) to the extent the amount realized from the disposition exceeds (or is less than) the participant’s tax basis in the shares of Common Stock. A participant’s tax basis in the shares of Common Stock generally will be the amount the participant paid for the shares.
     If Common Stock acquired under an ISO is disposed of before the expiration of the ISO holding period described above, the participant will recognize as ordinary income in the year of the disposition the excess of the fair market value of the Common Stock on the date of exercise of the ISO over the exercise price. Any additional gain will be treated as long-term or short-term capital gain, depending on the length of time the participant held the shares. A special rule applies to such a disposition where the amount realized is less than the fair market value of the Common Stock on the date of exercise of the ISO. In that case, the ordinary income the participant will recognize will not exceed the excess of the amount realized on the disposition over the exercise price. If the amount realized is less than the exercise price, the participant will recognize a capital loss (long-term if the stock was held more than one year and short-term if held one year or less). A participant will receive different tax treatment if the exercise price is paid by delivery of Common Stock.

     Neither the Company nor any of its Affiliates will be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO. However, in the event a participant disposes of Common Stock acquired under an ISO before the expiration of the ISO holding period described above, the Company or its Affiliate will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.
     NQSOs. A participant will not recognize any taxable income on the grant of a NQSO. On the exercise of a NQSO, the participant will recognize as ordinary income the excess of the fair market value of the Common Stock acquired over the exercise price. A participant’s tax basis in the Common Stock is the amount paid plus any amounts included in income on exercise. The participant’s holding period for the stock begins on acquisition of the shares. Any gain or loss that a participant realizes on a subsequent disposition of Common Stock acquired on the exercise of a NQSO generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the participant held such shares. The amount of the gain (or loss) will equal the amount by which the amount realized on the subsequent disposition exceeds (or is less than) the participant’s tax basis in his or her shares. A participant will receive different tax treatment if the exercise price is paid by delivery of Company Stock.
     The exercise of a NQSO will entitle the Company or its Affiliate to claim a federal income tax deduction equal to the amount of ordinary income the participant recognizes. If the participant is an employee, that ordinary income will constitute wages subject to withholding and employment taxes.
     SARs. A participant will not recognize any taxable income at the time the SARs are granted. The participant, at the time of receipt, will recognize as ordinary income the amount of cash and the fair market value of the Common Stock that he or she receives. The Company or its Affiliate will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes. If the participant is an employee, that ordinary income will constitute wages subject to withholding and employment taxes.
     Restricted Stock Awards. A participant will recognize ordinary income on account of a Restricted Stock Award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The ordinary income recognized will equal the excess of the fair market value of the Common Stock on such date over the amount, if any, the participant paid for the Restricted Stock Award. However, even if the shares under a Restricted Stock Award are both nontransferable and subject to a substantial risk of forfeiture, the participant may make a special “83(b) election” to recognize income, and have his or her tax consequences determined, as of the date the Restricted Stock Award is made. The participant’s tax basis in the shares received will equal the income recognized plus the price, if any, paid for the Restricted Stock Award. Any gain (or loss) that a participant realizes upon the sale of any Common Stock acquired pursuant to a Restricted Stock Award will be equal to the amount by which the amount realized on the disposition exceeds (or is less than) the participant’s tax basis in the shares and will be treated as long-term (if the shares are held for more than one year) or short-term (if the shares are held for one year or less) capital gain or loss. The participant’s holding period for the stock begins on the date the shares are either transferable or not subject to a substantial risk of forfeiture, except that the holding period will begin on the date of grant if the participant makes the special “83(b) election.” The Company or its Affiliate will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes. If the participant is an employee, that ordinary income will constitute wages subject to withholding and employment taxes.
     RSUs. The participant will not recognize any taxable income at the time the RSUs are granted. When the terms and conditions to which the RSUs are subject have been satisfied and the RSUs are paid, the participant, at the time of receipt, will recognize as ordinary income the fair market value of the Common Stock he or she receives. The participant’s holding period in the Common Stock will begin on the date the stock is received. The participant’s tax basis in the Common Stock will equal the amount he or she includes in ordinary income. Any gain or loss that a participant realizes on a subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss, depending on the participant’s holding period for the stock (long-term if the shares are held for more than one year; short-term if one year or less). The amount of the gain (or loss) will equal the amount by which the amount realized on the disposition exceeds (or is less than) the participant’s tax basis in the Common Stock. The Company or its Affiliate will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes. If the participant is an employee, that ordinary income will constitute wages subject to withholding and employment taxes.
     Incentive Awards. A participant will not recognize any taxable income at the time an Incentive Award is granted. When the terms and conditions to which an Incentive Award is subject have been satisfied and the award is paid, the participant, at the time of receipt, will recognize as ordinary income the amount of cash and the fair market value of the Common Stock he or she receives. The participant’s holding period in any Common Stock received will begin on the date of receipt. The participant’s tax basis in the Common Stock will equal the amount he or she includes in ordinary income with respect to such shares. Any gain or loss that a participant realizes on a subsequent disposition of the Common Stock will be treated as long-term or short-term capital gain or loss, depending on the participant’s holding period for the Common Stock (long-term if the shares are held for more than one year; short-term if one year or less). The amount of the gain (or loss) will equal the amount by which the amount realized on the disposition exceeds (or is less than) the participant’s tax basis in the Common Stock. The Company or its Affiliate will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes. If the participant is an employee, that ordinary income will constitute wages subject to withholding and employment taxes.
     Limitation on Deductions. The deduction for a publicly-held corporation for otherwise deductible compensation to a “covered employee” generally is limited to $1,000,000 per year. An individual is a covered employee if he or she is the chief executive officer or one of the three highest compensated officers for the year (other than the chief executive officer or chief financial officer). The $1,000,000 limit does not apply to compensation payable solely because of the attainment of performance conditions that meet the requirements set forth in Section 162(m) of the Code and the regulations thereunder. Compensation is considered performance-based only if (a) it is paid solely on the achievement of one or more performance conditions; (b) two or more “outside directors” set the performance conditions; (c) before payment, the material terms under which the compensation is to be paid, including the performance conditions, are disclosed to, and approved by, the shareholders and (d) before payment, the committee certifies in writing that the performance conditions have been met. The Incentive Plan has been designed to enable the Committee to structure awards that meet the requirements for performance-based compensation that would not be subject to the $1,000,000 per year deduction limit.
     Any grant, exercise, vesting or payment of an award may be postponed if the Company reasonably believes that its or any applicable Affiliate’s deduction with respect to such award would be limited or eliminated by application of Code Section 162(m) to the extent permitted by Section 409A of the Code; provided, however, such delay will last only until the earliest date at which the Company reasonably anticipates the deduction will not be limited or eliminated under Code Section 162(m).
     Other Tax Rules. The Incentive Plan is designed to enable the Committee to structure awards that will not be subject to Code Section 409A, which imposes certain restrictions and requirements on deferred compensation.
     Current Tax Rates. Long-term capital gains of individuals currently are subject to federal income tax at a maximum rate of 15%. Short-term capital gains and ordinary income of individuals currently are subject to tax at a maximum rate of 35%. These rates may change, and participants are encouraged to seek their own personal tax advice in connection with participation in the Incentive Plan.
     The Board of Directors recommends a vote FOR approval of the Incentive Plan Amendment.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND COMMITTEES OF THE BOARD OF DIRECTORS
Independence
     The Board of Directors has evaluated the independence of each Board member and has determined that the following directors, which constitute a majority of the Board, are independent in accordance with the Nasdaq and SEC rules governing director independence: Messrs. Cole, Dills, Lind, Mazzilli and Rosenberg.
Meetings of the Board of Directors and Attendance at the Annual Meeting of Shareholders
     During 2009, there were eight meetings of the Board of Directors. Each incumbent director attended more than 75 percent of the aggregate of all meetings of the Board of Directors held while he was a director and any committees on which that director served.
     The Board of Directors does not have a policy requiring director attendance at the annual shareholders meeting. However, directors are encouraged to attend. All of our directors attended the 2009 Annual Meeting of Shareholders.
Director Compensation
     The following table presents information relating to total compensation of the directors for the fiscal year ended December 31, 2009. Information with respect to the compensation of Mr. Bahl is included below under “Executive Compensation,” but as an executive officer of the Company, he does not receive compensation for his service as a director. Information regarding the compensation of Mr. Dills for his service as our Interim President and Chief Executive Officer from December 2008 through January 2009 is included below under “Executive Compensation.”

	Fees Earned or	Stock	Option	All Other
Name	Paid In Cash	Awards(1)(2)	Awards(3) (4)	Compensation	Total
	($)	($)	($)	($)	($)
David A. Cole	64,750	24,099	17,602	—	106,451
Patrick G. Dills	111,000	24,099	17,602	—	152,701
N. Colin Lind	48,000	24,099	17,602	—	89,701
Philip J. Mazzilli, Jr.	75,000	24,099	17,602	—	116,701
Steven P. Rosenberg	60,750	24,099	17,602	—	102,451

(1)	The amount represents the aggregate grant date fair value of stock awards granted in the fiscal year valued in accordance with FASB ASC Topic 718. This amount does not represent our accounting expense for these awards during the year and does not correspond to the actual cash value recognized by the director when received. Each director received 8,546 shares of restricted stock which vest on the earlier of: (a) May 26, 2010 or (b) the date of, and immediately prior to the 2010 Annual Meeting of Shareholders.

(2)	The number of stock awards outstanding as of December 31, 2009 for each director was as follows: Mr. Cole, 8,546, Mr. Dills, 8,546, Mr. Lind, 8,546, Mr. Mazzilli, 8,546, and Mr. Rosenberg, 8,546.

(3)	The amount represents the aggregate grant date fair value of option awards granted in the fiscal year valued in accordance with FASB ASC Topic 718. This amount does not represent our accounting expense for these awards during the year and does not correspond to the actual cash value recognized by the director when received. Each director received 8,546 stock options with an exercise price of $2.82, vesting on the earlier of: (a) May 26, 2010 or (b) the date of, and immediately prior to, the 2010 Annual Meeting of Shareholders.

(4)	The aggregate number of option awards outstanding as of December 31, 2009 for each director was as follows: Mr. Cole, 112,964, Mr. Dills, 57,964, Mr. Lind, 66,964, Mr. Mazzilli, 66,964, and Mr. Rosenberg, 66,964.
     Each non-employee member of the Board is paid a $30,000 annual retainer for his service on the Board. Non-employee members of Board committees are paid annual committee retainers of $12,000 for the Audit Committee, $9,000 for the Compensation Committee and $6,000 for the Nominating and Corporate Governance Committee. Chairs of each of these committees are paid supplemental annual committee retainers equal to the amount of the applicable member retainer for the particular committee. Non-employee directors also receive an additional $1,500 attendance fee for attendance at Board meetings and the annual meeting of shareholders, if the annual meeting of shareholders is not held in conjunction with a Board meeting. Effective June 1, 2008, as a result of the change to compensating directors for committee service through the payment of an annual retainer, attendance fees are no longer paid for attendance at meetings of the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee. Directors are reimbursed for all out-of-pocket expenses, if any, incurred in attending Board and committee meetings.
     In addition to cash compensation, the Board may grant nonqualified stock option grants or other equity awards to the non-employee directors from time to time. On May 26, 2009, options to purchase 8,546 shares of the Company’s common stock were granted to each of the Company’s non-employee directors. The Board also granted 8,546 shares of restricted stock to each non-employee director. All of the options have an exercise price of $2.82, the closing price of the Company’s common stock on the date of grant, and will vest on May 26, 2010. The options expire on May 25, 2016. The restricted stock will vest on May 26, 2010.
Board Leadership Structure and Role in Risk Oversight
     The Board of Directors determines what leadership structure it deems appropriate from time to time based on factors such as the experience of the Company’s Board members and executive officers, the current business environment of the Company and other relevant factors. After considering these factors, the Company has determined that the appropriate leadership structure for the Company at this time is a Board of Directors with an independent Chairman of the Board (Mr. Dills) and a Chief Executive Officer (Mr. Bahl) who also serves on the Company’s Board. We believe that the role of an independent Chairman helps to enhance the Board’s oversight of management of the Company and serves to ensure that the Board is fully engaged with the Company’s strategy and its implementation.
     Prior to the determination that an independent Chairman of the Board was advisable, in September 2006, the Board established the position of Presiding Director to oversee meetings of the independent members of the Board. The Presiding Director was elected by the independent members of the Board for a one year term. Mr. Dills served as Presiding Director from September 2006 until December 2008. Upon Mr. Dills’s election as Chairman, the Board determined that the Presiding Director position is not necessary so long as the Chairman is an independent director.
     Management of the Company is responsible for the Company’s day-to-day risk management and the Board serves in a risk management oversight role. The Audit Committee assists the Board of Directors in fulfilling this oversight function. The Audit Committee and management of the Company periodically review various risks facing the Company and the internal controls and procedures in place to manage such risks. In addition, the Audit Committee and full Board consider risk-related matters on an on-going basis in connection with deliberations regarding specific transactions and issues.
Stock Ownership Guidelines
     On May 29, 2008, the Nominating and Corporate Governance Committee adopted stock ownership guidelines for non-employee directors to better align the interests of non-employee directors with shareholders. The guidelines require non-employee directors to own shares of Company stock with a value equal to or greater than four times the amount of the annual retainer paid to the non-employee director for Board service. Directors have three years to achieve compliance with the guidelines. Shares must be owned directly by the director or his immediate family residing in the same household or in trust for the benefit of the non-employee director or his immediate family. Restricted stock units, unvested shares of restricted stock and stock options (vested or unvested) do not count toward satisfaction of the guidelines. The Nominating and Corporate Governance Committee has authority to grant exceptions to the guidelines in rare circumstances.
Audit Committee
     The Company’s Audit Committee consists of three independent directors: Messrs. Dills, Mazzilli and Rosenberg. Mr. Mazzilli currently serves as Chairman of the Audit Committee, and the Board has determined that Mr. Mazzilli is an “audit committee financial expert,” as such term is defined in Item 407(d) of SEC Regulation S-K. The Board of Directors has determined that the current Audit Committee members satisfy the independence criteria included in the current listing standards for the Nasdaq Global Market and by the SEC for audit committee membership. The Audit Committee met 12 times in 2009. The Audit Committee has sole authority to retain the Company’s independent registered public accounting firm and reviews the scope of the Company’s annual audit and the services to be performed for the Company in connection therewith. The Audit Committee also formulates and reviews various Company policies, including those relating to accounting practices and the internal control structure of the Company, and the Company’s procedures for receiving and investigating reports of alleged violations of the Company’s policies and applicable regulations by the Company’s directors, officers and employees. The Audit Committee also reviews and approves any related party transactions. The Board has adopted a written Audit Committee Charter which is available at the Company’s website address: www.prgx.com or upon written request to the Secretary of the Company at 600 Galleria Parkway, Suite 100, Atlanta, Georgia 30339. See “Report of the Audit Committee.”
     Audit Committee Pre-Approval Policies and Procedures. Each engagement of the Company’s principal accountants for audit and non-audit related services and its associated projected fees is approved by the Audit Committee in advance of such engagement.
Compensation Committee
     The Company’s Compensation Committee consists of three independent directors: Messrs. Cole, Dills and Mazzilli. Mr. Dills is Chairman of the Compensation Committee. The Board of Directors has determined that each of the Compensation Committee members is independent based on the current listing standards for the Nasdaq Global Market.
     The Compensation Committee held 11 meetings in 2009. The Compensation Committee determines the compensation of the executive officers of the Company. The Compensation Committee also administers the Company’s benefit plans, including the 2008 Equity Incentive Plan, the Stock Incentive Plan, the Performance Bonus Plan, and the 2006 Management Incentive Plan and makes recommendations to the Nominating and Corporate Governance Committee regarding director compensation. All rights to determine awards of stock-based compensation to individuals who file reports pursuant to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) are determined by the Compensation Committee, each member of which is a “nonemployee” director, as such term is defined in Rule 16b-3 promulgated pursuant to the Exchange Act. Messrs. Cole and Mazzilli are “outside” directors, as such term is defined in the regulations promulgated pursuant to Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). Due to his service as Interim CEO and President of the Company from December 1, 2008 to January 21, 2009, Mr. Dills does not meet the definition of an “outside” director under Section 162(m) of the Code. Therefore, Mr. Dills abstains from voting on Compensation Committee matters that may be deemed to be performance-based and are intended to meet the requirements of Section 162(m). The Compensation Committee’s charter requires that all members of the Committee shall be independent from the Company and that at least two members shall satisfy the definition of “nonemployee” director described above. The Compensation Committee Charter is available at the Company’s website address: www.prgx.com or upon written request to the Secretary at 600 Galleria Parkway, Suite 100, Atlanta, Georgia 30339. For information regarding the Company’s 2009 executive compensation, see “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee
     The Nominating and Corporate Governance Committee (“NCG Committee”) consists of three independent directors: Messrs. Cole, Lind and Rosenberg. The Board of Directors has determined that each of the NCG Committee members is independent based on the listing standards for the Nasdaq Global Market. Mr. Cole serves as Chairman of the NCG Committee. The NCG Committee met three times in 2009. The NCG Committee has the responsibility to consider and recommend nominees for the Board of Directors and its committees, to oversee review and assessment of the performance of the Board, set Board compensation, and monitor and recommend governance principles and guidelines for adoption by the Board.
     Since February 2003, the NCG Committee has been delegated the responsibility for evaluating current Board members at the time they are considered for re-nomination. After considering the appropriate skills, expertise and experience needed on the Board, the independence, expertise, experience, skills and performance of the current membership of the Board, and the willingness of Board members whose terms are expiring to be re-nominated, the NCG Committee recommends to the Board whether those directors should be re-nominated.
     In preparation for the annual meeting, the NCG Committee considers whether the Board would benefit from adding a new member, and if so, the skills, expertise and experience to be sought with the new member. If the Board determines that a new member would be beneficial, the NCG Committee sets the qualifications for the position and conducts a search to identify qualified candidates. Such search may utilize the services of an executive search firm that would receive a fee for its services. The NCG Committee (or its Chairman) screens the available information about the potential candidates. Based on the results of the initial screening, interviews with the viable candidates are scheduled with NCG Committee members, other members of the Board and senior members of management. Upon completion of these interviews and other due diligence, the NCG Committee may recommend to the Board the election or nomination of a candidate. All potential candidates, regardless of whether they are developed through the executive search firm or otherwise, are reviewed and evaluated under the same process.
     When an executive search firm is engaged, using the desired qualifications identified by the NCG Committee, the search firm performs research to identify and qualify potential candidates, contacts such qualified candidates to ascertain their interest in serving on the Company’s board, collects resumes and other data about the interested candidates and recommends candidates for further consideration by the NCG Committee.
     The NCG Committee has no set minimum criteria for selecting Board nominees, although its preference is that a substantial majority of all non-executive directors possess the qualifications of independence that satisfy the listing standards established for companies listed on the Nasdaq Global Market; significant leadership experience at the corporate level in substantial and successful organizations; relevant, but non-competitive, business experience; the ability and commitment to devote the time required to fully participate in Board and committee activities; strong communication and analytical skills; and a personality that indicates an ability to work effectively with the other members of the Board and management. In evaluating candidates for the Board of Directors, the Nominating Committee seeks to maintain a balance of diverse business experience, education, skills and other individual qualities and attributes in order to enhance the quality of the Board’s deliberations and decision-making processes. In any given search, the NCG Committee may also define particular characteristics for candidates to balance the overall skills and characteristics of the Board with the perceived needs of the Company. The NCG Committee believes that it is necessary for at least one independent Board member to possess significant operational experience and for at least one independent Board member to possess financial expertise. However, during any search the NCG Committee reserves the right to modify its stated search criteria for exceptional candidates.
     The NCG Committee will also consider nominating candidates recommended by shareholders. Such recommendations will only be considered by the NCG Committee if they are submitted to the NCG Committee in accordance with the requirements of the Company’s Bylaws and accompanied by all the information that is required to be disclosed in connection with the solicitation of proxies for election of director nominees pursuant to Regulation 14A under the Exchange Act, including the candidate’s written consent to serve as director, if nominated and elected. To be considered by the NCG Committee, shareholder recommendations for director nominees to be elected at the 2010 Annual Meeting of Shareholders, together with the requisite consent to serve and proxy disclosure information in written form, must be received by Victor A. Allums, Secretary, at the offices of the Company at 600 Galleria Parkway, Suite 100, Atlanta, Georgia 30339, no earlier than January 4, 2011 and no later than February 3, 2011.
     As of April 26, 2010, the Company had not received any shareholder recommendations of director candidates for election at the 2010 Annual Meeting.
     The NCG Committee is a standing committee of the Board and its charter is available at the Company’s website address: www.prgx.com or upon written request to the Secretary of the Company at 600 Galleria Parkway, Suite 100, Atlanta, Georgia 30339.
Shareholder Communications to the Board of Directors
     In addition to recommendations for director nominees, the Board of Directors welcomes hearing from shareholders regarding the management, performance and prospects for the Company. To facilitate complete and accurate transmittal of shareholder communications to the directors, it is requested that all shareholder communication to the Board or any of its members be made in writing and addressed to the Company’s Secretary, Victor A. Allums, at PRGX Global, Inc., 600 Galleria Parkway, Suite 100, Atlanta, Georgia 30339. It is also helpful if the communication specifies whether it is directed to one or more individual directors, all the members of a Board committee, the independent members of the Board, or all members of the Board and the address to which any reply should be addressed. On receipt, Mr. Allums will forward the communication to the director(s) to whom it is addressed as specified by the shareholder. If the shareholder does not specify which directors should receive the communication, Mr. Allums will distribute the communication to all directors.

REPORT OF THE AUDIT COMMITTEE
     The purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal controls and audit functions. The Board has adopted a written Audit Committee Charter that sets out the organization, purpose, duties and responsibilities of the Audit Committee.
     Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.
     In fulfilling its oversight responsibilities with respect to the year ended December 31, 2009, the Audit Committee:
•	reviewed and discussed the consolidated financial statements of the Company set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 with management of the Company and BDO Seidman, LLP, independent registered public accounting firm for the Company;

•	discussed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as modified and supplemented to date;

•	obtained a formal written statement from BDO Seidman, LLP delineating all relationships between the auditors and the Company consistent with the applicable requirements of the Public Company Accounting Oversight Board and discussed with the auditors all significant relationships the auditors have with the Company which may affect the auditors’ independence; and

•	based on the review and discussions with management of the Company and BDO Seidman, LLP referred to above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

AUDIT COMMITTEE

Philip J. Mazzilli, Jr., Chairman
Patrick G. Dills
Steven P. Rosenberg
     Notwithstanding anything to the contrary which is or may be set forth in any of the Company’s filings under the Securities Act of 1933 or the Exchange Act that might incorporate Company filings, including this proxy statement, in whole or in part, the preceding Report of the Audit Committee shall not be incorporated by reference into any such filings.

COMPENSATION DISCUSSION AND ANALYSIS
     As discussed above under “Information About the Board of Directors and Committees of the Board of Directors,” the Compensation Committee of the Board of Directors has the overall responsibility for our executive compensation plans, policies and programs. The Compensation Committee approves the compensation of each of our named executive officers as well as other “key personnel” of the Company. As defined in the Compensation Committee’s charter, “key personnel” includes the Chief Executive Officer, the Company’s officers who are direct reports of the CEO, and other senior management personnel of the Company who directly report to the CEO. The Compensation Committee is also responsible for recommending to the Nominating and Corporate Governance Committee the compensation and compensation plans, policies and programs for our directors. The Compensation Committee consists of three members who are “independent” directors under the Company’s corporate governance guidelines and the rules of The Nasdaq Stock Market LLC.
Executive Compensation Philosophy
     We strive to establish compensation practices which attract, retain and reward our senior management, and strengthen the mutuality of interests between our senior management and our shareholders. We believe that the most effective executive compensation program is one that is conservative, but competitive, and which aligns the compensation of our senior management with the creation of shareholder value. Under the oversight of the Compensation Committee, we have developed and implemented a pay-for-performance executive compensation program that rewards senior management for the achievement of certain financial performance objectives. The philosophies of pay-for-performance and aligning senior management compensation with shareholder value creation are achieved primarily by providing a substantial portion of each executive’s total annual compensation through annual performance bonuses and grants of long-term equity compensation. In each of the past four years, the Compensation Committee tied the level of bonus payments under our Performance Bonus Plan to the achievement of certain financial performance objectives. In September 2008, the Compensation Committee also tied the vesting of a significant portion of restricted stock granted to the achievement of certain financial performance goals. As further evidence of our “pay for performance” philosophy, for the 2009 Performance Bonus Plan, the achievement of individual goals and objectives were a significant factor in determining each named executive officer’s annual performance bonus. Our 2009 Performance Bonus Plan is described in greater detail below under “Cash Bonus” and equity grants are described in more detail under “Long-Term Equity Incentive Compensation”.
Background
     In the latter half of 2005 and into 2006, we undertook significant financial and operational restructurings with the objective of improving our operating results and strengthening our financial condition. During this same time period, there was significant turnover among the members of our senior management team and of our Board of Directors. In connection with the financial restructuring, we entered into a Restructuring Support Agreement with certain of our bondholders, which contemplated that we would adopt a new equity-based management incentive plan to incentivize our senior management team, including our named executive officers, to strengthen our financial condition and remain with the Company. This plan, the 2006 Management Incentive Plan (“MIP”), was approved by our shareholders at the 2006 Annual Meeting of Shareholders. Additionally, in an effort to reward certain of our employees, including our named executive officers, for achieving short-term performance objectives, we also began the practice of adopting an annual Performance Bonus Plan (a short-term cash incentive bonus plan with annual financial performance goals). The Company has implemented a Performance Bonus Plan for each year since 2006.
     In March 2008, the performance units granted under the MIP fully vested for most of our executive officers. In addition, because our existing long-term equity incentive compensation plan was expiring in June 2008, the Compensation Committee approved in 2008 a new long-term equity incentive program that provided the Compensation Committee with the ability to grant equity and cash awards to further motivate our named executive officers and other employees to continue to achieve improved operating results for the Company. In May 2008, our shareholders approved this new plan, the PRGX Global, Inc. (f/k/a PRG-Schultz International, Inc.) 2008 Equity Incentive Plan (the “2008 Equity Incentive Plan”). The MIP, our 2009 Performance Bonus Plan and the 2008 Equity Incentive Plan are each discussed in more detail below.
     Our senior management team underwent a number of transitions in 2009. In addition to the hiring of Romil Bahl as our new Chief Executive Officer, we also recruited several new officers to supplement the existing management team and to fill the vacancies created by the departure of other senior officers. These changes included the hiring of James R. Shand as our Chief Innovation and Strategy Officer (now our Senior Vice President — Client Services —Americas), and Michael Noel, our Senior Vice President and Chief Information Officer. In addition, we promoted Robert B. Lee from the position of the Company’s controller to fill the position of Chief Financial Officer, effective June 1, 2009. These changes extended into 2010 with the hiring of Catherine H. Lafiandra, our Senior Vice President — Human Resources in February. With these changes, we believe we are better positioned to implement our new business strategy approved by our Board of Directors and outlined by our Chief Executive Officer.
Elements of the Company’s Executive Compensation Program
     Our compensation program is designed to provide our senior management team, including our named executive officers, with a combination of cash (guaranteed and incentive-based) and long-term equity incentive compensation to align their interests with those of our shareholders. During 2009, our executive officer compensation program primarily consisted of the following elements:
•	base salary;

•	cash performance bonuses; and

•	long-term equity incentive awards.
     Although the Compensation Committee has not established a policy or formula for the allocation of total compensation among these different elements of total executive officer compensation, cash bonus opportunities and long-term incentive award opportunities are generally a function of each officer’s base salary. In allocating total compensation among these various elements, the Compensation Committee strives to achieve an appropriate mix between the different forms of compensation in order to:
•	motivate senior management to deliver superior performance in the short-term by providing competitive base salaries and annual cash performance bonuses;

•	align the interests of senior management with the long-term interests of the shareholders through the grant of equity incentive compensation; and

•	provide an overall compensation package that is competitive and therefore promotes executive recruitment and retention.
Process for Establishing Executive Compensation
     Role and Use of Compensation Consultants. The Compensation Committee from time to time engages compensation consultants to assist the Compensation Committee in making compensation decisions. In early 2007, the Compensation Committee engaged Mercer Human Resource Consulting (“Mercer”), an independent compensation consulting firm, to perform a study on executive compensation and to evaluate and provide recommendations regarding the levels of compensation for the Company’s executive officers. With the assistance of Mercer, the Compensation Committee reviewed the base salary, annual bonus and long-term incentive awards for the executive officers by comparing their compensation to the compensation of a select group of 14 companies within the professional/business services industry, including auditing, consulting and professional staffing companies. The Compensation Committee recognized that it was challenging to identify a traditional “peer group” for this study, as the Company has historically operated within a niche market with few public company competitors. Accordingly, for analysis and comparison purposes, a comparison group of public companies was identified within the industries noted above, with annual revenues between 50% and 250% of our annual revenue, with a comparable number of employees and certain “per employee” ratios, and with similar financial condition and market capitalization to the Company. It was determined that the base salaries for our executive team were near the 50th percentile and the total cash compensation was between the 50th and 75th percentile for this comparison group of companies. In addition, the Compensation Committee determined that the 2006 performance unit grants under the MIP would likely provide adequate retention incentives for our executives in 2007. Although Mercer recommended no adjustments to the named executive officers’ base salaries or short term cash bonus opportunities for 2007, it was recommended that executives be granted long-term incentive awards in 2008 based on a pay strategy of achieving total direct compensation (comprised of salary, target bonus, and target equity) at the 75th percentile of the comparison group. The Compensation Committee continued to use these guidelines in making compensation decisions conducted in 2009.
     In September 2008, the Compensation Committee again engaged an independent compensation consulting firm, Pearl Meyer & Partners (“Pearl Meyer”), to provide advice on executive compensation. The Compensation Committee chose Pearl Meyer primarily because the individual compensation consultant who had advised the Company in prior years had joined Pearl Meyer in 2008 and was well acquainted with the Company and its competitive landscape. Pearl Meyer presented the Compensation Committee with an analysis of the Company’s executive compensation program and made certain recommendations to the Compensation Committee to better align our executive compensation programs with the compensation programs of other similarly situated companies, and to achieve greater uniformity in the terms of employment for the Company’s executive officers.
     In 2009, the Compensation Committee once again used input from Pearl Meyer regarding certain executive compensation decisions, including the compensation for the Company’s Chief Innovation and Strategy Officer and our Chief Financial Officer. Additionally, in connection with the May 2009 equity grants to directors, senior management, including named executive officers, and other employees, the Compensation Committee again sought input from Pearl Meyer. With regard to the 2009 equity grants, Pearl Meyer recommended an approach that differed from the Company’s equity value-based methodology used in prior years in the following manner: (a) because of the Company’s then-depressed stock price, it was recommended that the Company grant fewer stock options and shares of restricted stock than what might be granted according to the Company’s historical practice of granting a certain dollar value of equity to executives and other Company employees, and (b) it was recommended that the grants not contain performance-based vesting due to the difficulty in setting performance goals since the Company was then in the process of revising its business strategy under the leadership of a new CEO.
     Benchmarking. To assist the Compensation Committee in its review of executive compensation, from time to time, the Company’s compensation consultant (currently Pearl Meyer) provides compensation data for a peer group of publicly-traded companies. Since 2007, the peer group has consisted primarily of professional/business services providers, including auditing, consulting, professional staffing and healthcare industry services companies, each with annual revenues ranging from approximately $189 million to $1 billion. During 2007, 2008 and 2009, the peer group utilized by the Compensation Committee for compensation benchmarking purposes has consisted of largely the same companies; however in 2008, the Company added additional companies to the peer group utilized for 2007, including three healthcare industry services companies, due to our increasing focus on services to the healthcare industry. The 2009 peer group was identical to the peer group as modified in 2008 and consisted of the following companies:

Advisory Board Company	Huron Consulting Group, Inc.
Analysts International Corp.	ICF International, Inc.
CBIZ, Inc.	LECG Group
CRA International, Inc.	Maximus, Inc.
Exponent, Inc.	MedAssets, Inc.
FTI Consulting, Inc.	Navigant Consulting, Inc.
GP Strategies Corp.	Portfolio Recovery Association, Inc.
HMS Holdings Corp.	RCM Technologies, Inc.
Hooper Holmes, Inc.	Resources Connection, Inc.

     In 2008, the Compensation Committee analyzed the compensation data of the peer group, which showed that the base salaries of our named executive officers were generally within the 50th to 75th percentile of the peer group. However, to generally position total cash compensation (salary plus target bonus) between the 50th and 75th percentiles and total direct compensation near the 75th percentile when the Company is achieving targeted financial performance, Pearl Meyer recommended that (i) the amount payable for the achievement of the “target” financial performance objective under the annual performance bonus program be increased to 50% of base salary for executive officers (other than the Chief Executive Officer) and to 100% of base salary for the Chief Executive Officer and (ii) annual equity grant values be established at 200% of base salary for the Chief Executive Officer and 110% of base salary for other executive officers. In addition, it was recommended that the Company grant multiple types of awards under the 2008 Equity Incentive Plan in 2008 and add a performance-based vesting component to the 2008 long-term equity-based incentive compensation awards. After considering these recommendations, the Compensation Committee (a) increased the amounts payable to certain executive officers, including Messrs. Robinson, Allums, Limeri, and Roos and Ms. Moore, under the Performance Bonus Plan and their employment agreements for meeting “target” performance objectives, and (b) granted certain executive officers, including Messrs. Robinson, Allums, Limeri, and Roos and Ms. Moore, stock options subject to time vesting and restricted stock, some vesting with the passage of time and the rest vesting upon the Company meeting certain financial performance criteria over three years.
     2009 Compensation Decisions. In May 2009, Pearl Meyer recommended that the Company reconsider its historical value-based equity grant methodology, primarily due to the large increase in the number of shares and options that such methodology would indicate should be granted when the Company’s stock price is depressed. Instead, in determining annual equity grants to key personnel, including our named executive officers, and other Company employees, the Compensation Committee adopted an overall grant rate of approximately 5% of the Company’s common equity then outstanding. For the 2009 equity grants, the Compensation Committee also considered the implications of grants of long-term incentive compensation awards with performance vesting criteria at a time shortly following the Company’s CEO transition when it was likely that there would be changes to the Company’s future business strategy. In addition, the Compensation Committee expressed a desire to tie a portion of each executive officer’s potential bonus for 2009 under the 2009 Performance Bonus Plan to individual performance objectives, rather than focusing solely on the Company’s adjusted EBITDA performance. For the reasons discussed above, in May 2009, the Compensation Committee decided: (i) to use an overall grant rate of approximately 5% of the common shares outstanding at the time of the grant for 2009 equity grants to certain Company employees; (ii) to grant to certain officers, including Messrs. Bahl, Lee, Robinson, Shand, and Allums and Ms. Moore, equity grants consisting of a certain number of shares, divided equally between stock options and restricted stock (50% in stock options and 50% in restricted stock), each vesting solely on the basis of the passage of time (three years); and (iii) to provide that under the 2009 Performance Bonus Plan, 30% of the bonus for each of the named executive officers would be tied to the achievement of three individual performance objectives (i.e. 10% per objective).
     Compensation of the CEO. In mid 2008, James B. McCurry, our former Chairman of the Board of Directors, Chief Executive Officer and President informed the Board of Directors of his decision to resign from the Company by the end of 2008. The independent members of our Board of Directors appointed a Search Committee, led by our current Chairman, Patrick G. Dills, to conduct a national search for Mr. McCurry’s successor. The Search Committee interviewed numerous candidates to fill the roles of Chief Executive Officer and President of the Company. Effective November 30, 2008, Mr. McCurry resigned as Chairman of the Board, Chief Executive Officer and President. The Board of Directors appointed Mr. Dills, a member of our Board of Directors since March 2006 and the then Presiding Director, to serve as interim Chief Executive Officer and interim President until the Board of Directors appointed a permanent Chief Executive Officer and President. At this time, Mr. Dills was also appointed to serve as our Chairman of the Board, with his service as Chairman to extend beyond his service as an interim officer. For his service in his interim officer capacity, Mr. Dills was paid a monthly salary of $35,000 in December 2008 and $45,000 in January 2009, as determined by the Compensation Committee. After an extensive search, on January 9, 2009, the Board of Directors announced the appointment of Romil Bahl as our new Chief Executive Officer and President, effective January 21, 2009.
     In connection with the appointment of Mr. Bahl as our Chief Executive Officer and President, the Compensation Committee took into account the recommendations of Pearl Meyer and Mr. Bahl’s compensation arrangement with his former employer in establishing his compensation package. The Compensation Committee reviewed compensation data regarding the compensation of other CEOs of the Company’s peer group companies and targeted Mr. Bahl’s base salary, annual target performance bonus and long-term equity compensation at the 75th percentile of this peer group. Mr. Bahl’s overall compensation package was established through arm’s length negotiations in a process led by the Compensation Committee and was reflected in an employment agreement with Mr. Bahl. Mr. Bahl’s employment agreement provides for an annual base salary of $600,000 and that Mr. Bahl would be eligible for an annual target performance bonus equal to 100% of his annual base salary and a maximum performance bonus equal to 150% of his annual base salary under the Company’s Performance Bonus Plan, based on the achievement of certain individual and financial performance objectives to be set by the Company’s Compensation Committee.
     In addition to his salary and annual performance bonus, the Compensation Committee agreed to pay Mr. Bahl a one-time bonus in the aggregate amount of $1 million payable on the last payroll date in July 2010, subject to Mr. Bahl’s continued employment at such time. Mr. Bahl also received on January 21, 2009, the day that he joined the Company, a one-time, equity inducement grant award of 296,296 non-qualified stock options and 344,445 shares of restricted stock, subject to time-vesting requirements. The non-qualified stock options have a seven-year term, and an exercise price of $3.57, which was the closing price of the Company’s common stock on the date of the grant. 111,111 of the non-qualified stock options and 233,334 shares of the restricted stock (collectively, the “Initial Equity”) vest in equal increments over a period of four years from the date of the grant. The remaining 185,185 options and 111,111 shares of restricted stock (collectively, the “One-Time Equity Awards”) vest in equal increments on the second and fourth anniversaries of the date of the grant. The $1 million cash bonus and One-Time Equity Awards were specifically intended to compensate Mr. Bahl for certain vested cash compensation awards at his former employer that were forfeited when he accepted the position as our Chief Executive Officer and President.
     The Compensation Committee reviews the performance and compensation of our Chief Executive Officer each year. In evaluating the compensation of the Chief Executive Officer, the Compensation Committee considers factors such as market data regarding the compensation of other CEOs at comparable companies and the skills, relevant experience and recent performance of the Chief Executive Officer at the Company.
     Compensation of Other Named Executive Officers.
     The Chief Executive Officer annually reviews the performance of the other members of our senior management team, including the named executive officers, and makes recommendations to the Compensation Committee regarding their compensation. After taking into consideration the recommendations of the Chief Executive Officer, the Compensation Committee then determines the amount of compensation for the other members of our senior management team, including our other named executive officers for the upcoming year. With respect to these other key personnel, the Compensation Committee and the Chief Executive Officer consider multiple factors in establishing the terms of their compensation packages, including market data regarding the compensation of comparable executives at comparable companies and the skills, relevant experience and recent performance of each member of senior management at the Company.
     In March 2009, the Company hired James R. Shand as its Chief Innovation and Strategy Officer (“CISO”). Following the finalization of the Company’s revised business strategy, in September 2009, the Company offered to Mr. Shand, and Mr. Shand accepted, the new role of Senior Vice President — Client Services — Americas. Due to a lack of a reliable sample size for positions comparable to the Company’s CISO role at peer companies, in connection with the hiring of Mr. Shand, the Compensation Committee reviewed compensation data for the third highest paid executive officer at peer group companies. Mr. Shand’s employment agreement provides for an annual base salary of $300,000 and eligibility for an annual performance bonus under the Company’s Performance Bonus Plan with a target performance bonus equal to 50% of his annual base salary and a maximum performance bonus equal to 100% of his annual base salary, based on the achievement of certain individual and financial performance objectives set by the Compensation Committee. In addition to his base salary and annual performance bonus, the Company agreed to pay Mr. Shand a signing bonus of $90,000 on or before July 31, 2009, subject to his continued employment on that date. The Company also made an initial one-time equity grant of 20,000 shares of restricted stock, with time-based vesting of equal increments on each of the first and third anniversaries of the date of the grant. The $90,000 bonus and grant of 20,000 shares of restricted stock were intended to compensate Mr. Shand for certain expected cash compensation awards at his former employer that were forfeited when he accepted the position as our CISO.
     In May 2009, the Company announced that Peter Limeri, its Chief Financial Officer and Treasurer would resign effective May 31, 2009. The Board of Directors determined that the best candidate to fill the vacant position was the Company’s Controller, Robert B. Lee. Mr. Lee had previous experience as the chief financial officer of a publicly-traded company and was also familiar with the Company due to his several years of service as the Company’s Controller. The Compensation Committee reviewed benchmark compensation information relevant to chief financial officers at the peer group companies, as well as Mr. Limeri’s compensation prior to his departure. Mr. Lee’s employment agreement provides for an annual base salary of $205,000 and that he would be eligible for an annual performance bonus under the Company’s Performance Bonus Plan with a target bonus equal to 50% of his annual base salary and a maximum performance bonus equal to 100% of his annual base salary, based on the achievement of certain performance objectives set by the Company’s Compensation Committee.
     The compensation packages for Mr. Allums, who joined the Company in 2006, and Mr. Robinson, who joined the Company in 1992, respectively, are reflected in their most recent employment agreements entered into in November 2008. See “Employment and Severance Agreements” below for a description of these employment agreements.
Base Salary
     The annual base salary component of the Company’s executive compensation program provides each named executive officer with a fixed minimum amount of annual cash compensation. Salaries for our named executive officers are generally determined through their employment agreements, subject to annual review and adjustment by the Compensation Committee. Due to the recent global economic downturn and the Company’s ongoing focus on controlling costs, the Compensation Committee determined not to increase the base salaries in 2009 for any of the named executive officers, other than in connection with Mr. Lee’s promotion to Chief Financial Officer effective June 1, 2009. The following table sets forth the 2009 base salaries for each of our named executive officers:

Named Executive Officer	Base Salary
Romil Bahl	$600,000
Robert Lee	$205,000
Peter Limeri*	$300,000
Larry Robinson	$419,269
Victor Allums	$240,000
James Shand	$300,000
Bradley Roos**	$323,000
Jennifer Moore***	$190,000

*	Mr. Limeri resigned from the Company effective May 31, 2009.

**	Mr. Roos left the Company effective May 8, 2009.

***	Ms. Moore left the Company effective October 30, 2009.

Cash Bonus
     2009 Performance Bonus Plan. We provided cash bonus awards to certain of our senior employees, including all of our named executive officers, through the 2009 Performance Bonus Plan. The 2009 Performance Bonus Plan was a cash incentive program designed to recognize and reward employees who were expected to make significant contributions towards achieving our 2009 business plan.
     Cash bonuses awarded under the 2009 Performance Bonus Plan were contingent upon our achievement of certain 2009 financial performance objectives. Each of our named executive officers participated in the 2009 Performance Bonus Plan. Under the terms of the 2009 Performance Bonus Plan, no bonuses were to be earned under the plan unless our consolidated 2009 adjusted EBITDA reached a specified threshold. Adjusted EBITDA for purposes of the bonus plan is earnings from continuing operations before interest, taxes, depreciation and amortization, as adjusted for unusual and other significant items that management views as distorting our operating results from period to period.
     The overall bonus pool under the 2009 Performance Bonus Plan was established based on the Company’s achieving a percentage of the target level of adjusted EBITDA established by the Compensation Committee (ranging from 85% to 115% of the target). No amounts were to be contributed to the bonus pool unless the Company achieved 85% of the adjusted EBITDA target. If the Company’s performance fell between 85% and 100% of the adjusted EBITDA target goal, the total bonus pool would range from 50% of the aggregate of all target bonuses under the plan to 100% of the aggregate of all target bonuses under the plan. Therefore, for every 1% increase in achievement of the target adjusted EBITDA goal between 85% and 99.9% (for instance, an increase from 85% to 86% of target adjusted EBITDA achievement) the total bonus pool would increase 3.33% (for instance, from 50% to 53.33% of the aggregate target bonus pool). If the Company’s performance fell between 100% and 115% of the adjusted EBITDA target goal, the total bonus pool would range from 100% of the aggregate of all target bonuses at target to approximately 200% of the aggregate of all target bonuses at 115% of the adjusted EBITDA target. Therefore, for every 1% increase in adjusted EBITDA achievement between 100% and 115% of the target adjusted EBITDA goal (for instance, an increase from 100% to 101% of target adjusted EBITDA achievement, the total bonus pool would increase by approximately 6.67% (for instance, from 100% to approximately 106.67% of the aggregate target bonus pool). Individual bonus amounts under the 2009 Performance Bonus Plan for named executive officers were then, in turn, calculated based on each executive’s pro rata share of the total bonus pool (based on the target and maximum bonus for each executive as determined in accordance with the applicable employment agreement, service line financial performance, if applicable, and performance relative to individual performance objectives, as determined by the Compensation Committee). For 2009, the Compensation Committee introduced individual performance objectives in addition to adjusted EBITDA into the formula for determining bonus amounts payable under the Performance Bonus Plan to named executive officers and certain other members of the Company’s senior management team. While the overall bonus pool was determined on the basis of the Company’s 2009 adjusted EBITDA performance and 70% of the performance bonuses were awarded based on the financial performance of the Company, and, if applicable, the named executive officer’s service line, 30% of the performance bonuses were allocated to each named executive officer based on his or her achievement of three individual performance objectives approved by the Compensation Committee. For those named executive officers that are part of a service line, such as Mr. Robinson, 35% of the bonus was based on the Company’s overall adjusted EBITDA performance, while the remaining 35% was determined based on the applicable service line’s EBITDA performance. For all other named executive officers, 70% of the named executive officers’ bonuses were based on the Company’s overall adjusted EBITDA performance. The target and maximum bonus amounts for each named executive officer under the 2009 Performance Bonus Plan were established in accordance with the officer’s employment agreement.
     The annual “target” and “maximum” adjusted EBITDA goals under the 2009 Performance Bonus Plan were established by the Compensation Committee in May 2009 after the completion of the Company’s annual financial planning and budgeting process. Because adjusted EBITDA is an important measure we use to measure and manage our operating performance, the Compensation Committee believed that adjusted EBITDA was an appropriate financial measure to which bonus payments under the plan should be linked. However, for 2009, the Compensation Committee also believed the introduction of individual performance objectives as a component of the bonus determination was needed to ensure the focus by senior management on the development of the Company’s new business strategy and on the achievement of additional key Company objectives.
     For 2009, the “target” adjusted EBITDA goal for overall Company performance was approximately $30.5 million and the “maximum” adjusted EBITDA goal was approximately $35.1 million. For any bonuses to be paid, adjusted EBITDA would have to have been at least 85% of the target, or approximately $25.9 million. For purposes of the 2009 Performance Bonus Plan, adjusted EBITDA was determined by the Compensation Committee to be $29.8 million. In calculating adjusted EBITDA for purposes of the 2009 Performance Bonus Plan, the Compensation Committee excluded from 2009 EBITDA a $3.3 million charge for stock based compensation, a $0.7 million charge related to a litigation settlement, $1.6 million of foreign currency gains on intercompany balances, a $2.4 million bargain purchase gain on the Company’s acquisition of First Audit Partners, LLP (completed on July 16, 2009), severance charges of $1.7 million, and a $0.6 million charge for a pro rata portion of the CEO’s bonus payable in July 2010. While we did not achieve our target adjusted EBITDA goal of $30.5, we exceeded the minimum $25.9 million adjusted EBITDA goal for 2009, therefore entitling the participants, including our named executive officers, to receive annual performance bonuses under the Performance Bonus Plan.
     Upon our achievement of the “target” and “maximum” adjusted EBITDA goals, our named executive officers would have been entitled to receive the following bonus amounts (reflected as a percentage of base salary) under the 2009 Performance Bonus Plan:

	Target Bonus	Maximum Bonus
Name	(% of Base Salary)	(% of Base Salary)
Romil Bahl	100%	150%
Robert Lee	50%	100%
Peter Limeri	50%	100%
Larry Robinson	50%	100%
Victor Allums	50%	100%
James Shand	50%	100%
Bradley Roos	50%	100%
Jennifer Moore	50%	100%
Based on the Company’s adjusted EBITDA performance, applicable service line financial performance, performance against individual performance objectives, and the terms of each executive’s employment agreement, each of the named executive officers (other than Mr. Limeri who resigned in May 2009 and, therefore, received no bonus) earned the following bonus amounts as a result of their participation in the 2009 Performance Bonus Plan:

Named Executive Officer	2009 Bonus Amount
Romil Bahl	$600,000	*
Robert Lee	$69,556	**
Larry Robinson	$160,119
Victor Allums	$106,494
James Shand	$103,044	***
Bradley Roos	$69,565	***
Jennifer Moore	$60,387	***

*	Mr. Bahl’s performance bonus was guaranteed for 2009 pursuant to the terms of his employment agreement.

**	Mr. Lee’s performance bonus represents a pro-rated amount for his service during 2009 prior to his becoming Chief Financial Officer plus a pro-rated amount for his service in 2009 after his becoming Chief Financial Officer.

***	These performance bonuses represent pro-rated amounts based on the respective officer’s service with the Company for only a portion of 2009.
     Including our named executive officers, approximately 80 current U.S. and international employees participated in the 2009 Performance Bonus Plan. We paid approximately $3.3 million in cash bonuses to the approximately 80 employees participating in the 2009 Performance Bonus Plan based on the Company’s level of EBITDA performance in 2009.
Long-Term Equity Incentive Compensation
     Issuance of Stock Options and Restricted Stock. Prior the adoption of the 2008 Equity Incentive Plan, we granted stock options and restricted stock awards under the Amended Stock Incentive Plan (the “Stock Incentive Plan”) to our named executive officers and other key employees responsible for the growth of the Company. In connection with the 2008 annual meeting of shareholders, the Board of Directors recommended that the shareholders adopt the 2008 Equity Incentive Plan because of the limited number of shares available for future issuance under the Stock Incentive Plan and the impending expiration date of the current Stock Incentive Plan in June 2008. Our shareholders approved the 2008 Equity Incentive Plan on May 29, 2008. The 2008 Equity Incentive Plan expires on March 25, 2018, and permits the grant of stock options (both incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, and other incentive awards. As of December 31, 2009, 237,833 shares were available for grant under the 2008 Equity Incentive Plan. Accordingly, as discussed below under “Proposal 3 – Amendment to the 2008 Equity Incentive Plan”, our directors have approved and we are submitting to shareholders for approval at the 2010 annual meeting, a proposal to amend the 2008 Equity Incentive Plan to, among other things, increase the amount of shares authorized under the plan.
     As a result of the equity grants under the MIP in 2006 (as discussed below), the Compensation Committee did not grant any stock options or restricted stock to our named executive officers in 2006 or 2007. In 2008, however, the Compensation Committee determined that we should provide long-term incentive compensation to our key personnel, including our named executive officers, in the form of service-based vesting restricted stock, performance-based vesting restricted stock, and service-based vesting stock options. In 2009, we again provided long-term incentive compensation to key personnel, including our named executive officers. This long-term incentive compensation included service-based restricted stock and service-based vesting stock options. The Compensation Committee believes that its 2009 approach to long-term incentive compensation, i.e., making equity grants of service-based vesting restricted stock and service-based vesting stock options, provides appropriate long-term incentives from both executive retention and pay-for-performance perspectives. Because an officer will benefit from a stock option award only to the extent our stock price appreciates above the exercise price of the stock option, stock options align the interests of management with those of shareholders and ensure that management achieves gains only to the extent that the Company’s share value has appreciated. Service-based restricted stock vesting over three years serves the dual objectives of aligning management’s interests with shareholders by creating an ownership interest and attracting and retaining highly skilled executives. The retention objective is further supported through the three-year time vesting schedule in the stock option awards.
     In considering the specific allocation between various elements of long-term incentive compensation for 2008, the Compensation Committee analyzed market data with respect to the allocation of various types of long-term incentive compensation. Overall, the Compensation Committee established the awards at levels designed to place the executives between the 50th and 75th percentile of the peer group companies with respect to total direct compensation. When determining the amount of equity to grant in 2009, the Compensation Committee considered the Company’s depressed stock price at the time of the grant in May 2009. The Compensation Committee determined that if it used the “value-based” methodology used in past years, it would result in a large increase in the number of shares granted. Instead, the Compensation Committee decided to use an overall grant rate equal to 5% of the Company’s common shares outstanding at the time of the grant and granted to each executive a pro rated (reduced) portion of the annual equity typically granted to such executive, with the resulting number of shares split equally into restricted stock and stock options.
     Beginning in 2009, the Compensation Committee decided to change the timing of the annual equity grants to its second regularly scheduled meeting of each year (typically in May or June) rather than at the third regularly scheduled meeting (typically in September). This change was made primarily to coincide with the timing of the Compensation Committee’s annual equity grants to the Company’s directors. On May 26, 2009, the Compensation Committee made grants of equity incentive awards to certain of our executive officers and other employees, including grants of restricted stock and non-qualified stock options to the following named executive officers:

Name	Restricted Stock	Non-Qualified Options
Romil Bahl	86,556	86,556
Robert Lee	16,265	16,265
Larry Robinson	33,266	33,266
Victor Allums	19,042	19,042
James Shand	23,803	23,803
Jennifer Moore*	15,075	15,075

*	Ms. Moore left the Company effective October 30, 2009.
     The restricted shares and the non-qualified stock options granted to executive officers and other employees on May 26, 2009 vest in three equal installments on each of May 26, 2010, 2011 and 2012. In accordance with the terms of the officers’ respective employment agreements, unvested shares of restricted stock with service-based vesting will automatically vest in the event an officer’s employment is terminated without cause, the officer terminates employment for “good reason,” or the Company chooses to not extend the term of an officer’s employment agreement. If an officer’s employment with the Company terminates for any other reason, all unvested shares of restricted stock are immediately forfeited. All shares of restricted stock become 100% vested upon a change of control of the Company. In accordance with the terms of the officers’ respective employment agreements, all unvested options will automatically vest in the event an officer’s employment is terminated without cause, the officer terminates employment for “good reason,” or the Company chooses to not extend the term of an officer’s employment agreement. In such circumstances, the vested options remain outstanding until the earlier of (i) one year after the termination of employment or (ii) the original expiration date of the options. If an officer’s employment with the Company terminates for any other reason, all unvested options are immediately forfeited. The options become 100% vested upon a change of control. It is our standard practice to grant options with an exercise price equal to the closing price of our common stock on the date of grant. The non-qualified stock options granted to executive officers and other employees on May 26, 2009 have a seven-year term and an exercise price of $2.82, which was the closing price of our common stock on such date.

     Issuance of Performance Units under the Management Incentive Plan. In 2006, as contemplated by our financial restructuring, we modified our long-term incentive program for key personnel to include a performance unit component to complement stock option and restricted stock awards under the Stock Incentive Plan. This component of our long term incentive program, the MIP, contains the material terms that were delineated for such plan in the Restructuring Support Agreement that we entered into with certain of our bondholders as part of the financial restructuring. The MIP was approved by the independent members of the Board of Directors and the Compensation Committee, subject to the approval of our shareholders. In August 2006, our shareholders approved the adoption of the MIP. Under the MIP, the Compensation Committee could award “performance units” to “key employees”, as determined in the sole discretion of the Compensation Committee. In September 2006, the Compensation Committee granted performance units to the Company’s senior management team at that time, including Messrs. Limeri, Roos, Robinson, Allums and Moore. In December 2007, the Compensation Committee, in light of the extension of the transition rule under Section 409A of the Internal Revenue Code of 1976, approved amendments to the outstanding 2006 MIP awards that permitted each executive to change the payment schedule for his or her vested performance units.
     Each performance unit entitles the holder, after the vesting of such performance unit, to receive on the “payment date” the “fair market value” of one share of our common stock on the payment date, subject to applicable tax withholding. The “payment dates” are established by each participant’s performance unit agreement. The Compensation Committee has determined that the “fair market value” is equal to the closing price of our common stock on the applicable payment date. Payments for vested performance units on the payment date are to be made 40% in cash and 60% in shares of common stock of the Company.
     At the time of the adoption of the MIP and in accordance with the terms of the Restructuring Support Agreement entered into with certain of our bondholders in March 2006, 40% of the performance units available for issuance under the MIP were reserved for issuance to our former Chief Executive Officer. With respect to the named executive officers listed below, the Compensation Committee determined the amount of performance units to be awarded based upon the recommendation of our former Chief Executive Officer.
     On September 29, 2006, the Compensation Committee approved the following awards of MIP performance units to our named executive officers:

Name	MIP Performance Units
Peter Limeri*	73,762
Larry Robinson	55,322
Victor Allums	55,322
Bradley Roos**	55,322
Jennifer Moore***	55,322

*	Mr. Limeri resigned from the Company effective May 30, 2009.

**	Mr. Roos left the Company effective May 8, 2009.

***	Ms. Moore left the Company effective October 30, 2009.
     Until payout, the performance units are subject to anti-dilution adjustments for certain corporate events, such as the conversions into common stock of the Company’s Series A Preferred Stock and 10% Senior Convertible Notes which occurred in 2006 and 2007. In 2006 and 2007, as a result of the conversion into common stock of the Company’s Series A Preferred Stock and 10% Convertible Notes, additional performance units accrued to our named executive officers as follows:

Accrued
Name	Performance Units
Peter Limeri*	165,334
Larry Robinson	124,001
Victor Allums	124,001
Bradley T. Roos**	124,001
Jennifer Moore***	124,001

*	Mr. Limeri resigned from the Company effective May 30, 2009.

**	Mr. Roos left the Company effective May 8, 2009.

***	Ms. Moore left the Company effective October 30, 2009.
     One half of the performance units vested upon the grant of such performance units, and one half vested in installments equal to 1/36th of the total number of performance units granted beginning October 17, 2006 and continuing on the 17th day of each succeeding month such that the performance units became fully vested in March 2008.
     The following is a schedule of performance unit payouts for our named executive officers:

	Percentage of Performance	Percentage of Performance
	Units Paid &	Units Payable &
Name	Payment Dates	Future Payment Dates
Peter Limeri	50% paid on April 30, 2009, and	N/A
50% paid on December 1, 2009

Larry Robinson	25% paid on April 30, 2008, and	25% payable on April 30, 2010
	25% paid on April 30, 2009	25% payable on April 30, 2010

Victor Allums	25% paid on April 30, 2008 and	25% payable on April 30, 2010
	25% paid on April 30, 2009	25% payable on April 30, 2011
Bradley Roos	25% paid on April 30, 2008,
	25% paid on April 30, 2009, and	N/A
50% paid on November 9, 2009
Jennifer Moore	25% paid on April 30, 2008, and	25% payable on April 30,
	25% paid on April 30, 2009	2010, and 25% payable on or about
May 1, 2010
     As noted above, on April 30, 2009, we settled a portion of the performance units in accordance with the various officers’ individual payout schedules. Such settlements resulted in the issuance of shares of the Company’s common stock (60% of the value of the settled performance units) and cash (40% of the value of the settled performance units) to our named executive officers, as follows:

	No. of Shares of
Name	Common Stock	Cash Payments
Peter Limeri*	71,728	$141,547
Larry Robinson	26,898	$53,081
Victor Allums	26,898	$53,081
Bradley Roos**	26,898	$53,081
Jennifer Moore***	26,898	$53,081

*	Mr. Limeri resigned from the Company effective May 30, 2009.

**	Mr. Roos left the Company effective May 8, 2009.

***	Ms. Moore left the Company effective October 30, 2009.
The total values of the performance units were calculated based upon the closing price of our common stock on The NASDAQ Global Market on April 30, 2009 of $2.96. In addition to the April 30, 2009 settlements, in connection with the departures of Mr. Roos and Mr. Limeri from the Company, we also settled in 2009 the remaining 50% of the MIP performance units held by each of them. On November 9, 2009, Mr. Roos received 53,797 shares of common stock and a cash payment of $181,834 (based on a stock price of $5.07 per share), and on December 1, 2009, Mr. Limeri received 71,728 shares of common stock and a cash payment of $224,275 (based on a stock price of $4.69 per share).
Employment and Severance Arrangements
     We have entered into executive employment agreements with Messrs. Bahl, Lee, Robinson, Shand, and Allums, and, in 2009, entered into severance agreements with Ms. Moore and Mr. Roos. Each of these agreements is described in more detail below.
     On January 8, 2009, we entered into an executive employment agreement with Mr. Bahl, the Company’s Chief Executive Officer and President. The term of Mr. Bahl’s executive employment agreement is four years, which will automatically be extended for additional one-year periods, unless either party notifies the other in writing at least 90 days prior to the end of the original term or any additional term of its intention not to extend the agreement. Mr. Bahl’s executive employment agreement provides for an annual base salary of $600,000 (subject to increase at the discretion of the Compensation Committee) and that Mr. Bahl will be eligible for an annual target performance bonus equal to 100% of his annual base salary and a maximum performance bonus equal to 150% of his annual base salary under the Company’s Performance Bonus Plan, based on the achievement of certain performance objectives to be set by the Company’s Compensation Committee. Mr. Bahl will also be eligible to receive an additional one-time cash bonus in the aggregate amount of $1 million payable on the last regular payroll date in July 2010, subject to Mr. Bahl’s continued employment until such time. Under the terms of his executive employment agreement, Mr. Bahl received a one-time equity inducement grant of an aggregate of 296,296 non-qualified stock options and 344,445 shares of restricted stock. In addition, Mr. Bahl’s executive employment agreement contains standard non-competition and non-solicitation provisions. Mr. Bahl is also eligible to receive stock options, restricted stock, stock appreciation rights and/or other equity awards under the Company’s applicable equity plans on such basis as the Compensation Committee may determine. Mr. Bahl’s executive employment agreement further provides for standard expense reimbursement, vacation time, and other standard executive benefits. Finally, the employment agreement provided Mr. Bahl with relocation benefits in an amount up to $75,000 in connection with his relocation from Irving, Texas to Atlanta, Georgia. In July 2009, the Compensation Committee revised this relocation amount due to the difficulty in selling Mr. Bahl’s home in the midst of a depressed real estate market. To assist in defraying the costs incurred by Mr. Bahl in connection with his relocation, the Compensation Committee increased Mr. Bahl’s relocation benefits to an after-tax benefit of $100,000, and, effective June 1, 2009, granted him a relocation allowance of $962 per bi-weekly pay period until the later of June 30, 2011, or the date upon which his home is sold.

     On May 26, 2009, the Company entered into an employment agreement with Mr. Lee, formerly the Company’s Controller. Mr. Lee’s executive employment agreement provides for him to serve as Chief Financial Officer and Treasurer of the Company for an initial term of one year that will automatically be extended for additional one-year periods, unless either party notifies the other in writing at least thirty days prior to the end of the original term or any additional term of its intention not to extend the agreement. Mr. Lee will receive an annual base salary of $205,000 (subject to increase at the discretion of the Compensation Committee) and will be eligible for an annual incentive bonus (target bonus equal to 50% of his annual base salary up to a maximum bonus equal to 100% of his annual base salary), based on the achievement of certain performance objectives to be set by the Company’s Compensation Committee. For calendar year 2009, Mr. Lee’s annual incentive bonus was equal to the sum of (i) a prorated bonus for the period from January 1, 2009 through May 31, 2009, based on the bonus plan that would have been applicable to Mr. Lee for 2009 (including a target bonus of $50,000 and a maximum bonus of $100,000), had he not accepted the offer to become the Company’s Chief Financial Officer, and (ii) a prorated bonus under the agreement based on the number of days that Mr. Lee was actually employed by the Company as its Chief Financial Officer during 2009 (beginning June 1, 2009). Mr. Lee will also be eligible to receive stock options, restricted stock, stock appreciation rights and/or other equity awards under the Company’s applicable equity plans on such basis as the Compensation Committee may determine. In addition, Mr. Lee’s executive employment agreement contains standard non-competition and non-solicitation provisions. See “Potential Payments Upon Termination or Change of Control” below for more information regarding severance payments payable to Mr. Lee in the event of the termination of his employment.
     On November 28, 2008, we entered into an employment agreement with Mr. Robinson. Mr. Robinson’s employment agreement originally provided for him to serve as the Company’s Senior Vice President and President — Americas (though his title and role has since been changed to Senior Vice President — Audit Services — Americas) at an annual salary of $419,269 (subject to increase at the discretion of the Compensation Committee) for an initial term of one year that will automatically be extended for additional one-year periods, unless either party notifies the other in writing at least thirty days prior to the end of the original term or any additional term of its intention not to extend the agreement. Mr. Robinson was eligible to earn an annual performance bonus under the Company’s Performance Bonus Plan as described above under “Cash Bonus—2009 Performance Bonus Plan.” Mr. Robinson’s employment agreement further provides for standard expense reimbursement, vacation time, and other standard executive benefits. Under the terms of Mr. Robinson’s employment agreement, Mr. Robinson also receives the following additional compensation in connection with his assignment to Dallas, Texas:
•	a housing allowance;

•	a one-time relocation allowance;

•	a payment to cover certain out of pocket medical expenses related to his assignment to the United States;

•	reimbursement of applicable costs for a work permit/visa;

•	an auto allowance;

•	tax preparation assistance; and

•	a benefit to protect him against any incremental tax liability from living in the United States as compared to Canada.
     In addition, Mr. Robinson’s employment agreement contains standard non-competition and non-solicitation provisions. Mr. Robinson is also eligible to receive stock options, restricted stock, stock appreciation rights and/or other equity awards under the Company’s applicable equity plans on such basis as the Compensation Committee may determine. See “Potential Payments Upon Termination or Change of Control” below for more information regarding severance payments payable to Mr. Robinson in the event of the termination of his employment.
     On March 12, 2009, the Company entered into an employment agreement with Mr. Shand. Mr. Shand’s executive employment agreement originally provided for him to serve as Chief Innovation and Strategy Officer of the Company (though his title and role has since changed to Senior Vice President — Client Services — Americas) for an initial term of one year that will automatically be extended for additional one-year periods, unless either party notifies the other in writing at least thirty days prior to the end of the original term or any additional term of its intention not to extend the agreement. Mr. Shand will receive an annual base salary of $300,000 (subject to increase at the discretion of the Compensation Committee) and will be eligible for an annual incentive bonus (target bonus equal to 50% of his annual base salary up to a maximum bonus equal to 100% of his annual base salary), based on the achievement of certain performance objectives to be set by the Company’s Compensation Committee. Additionally, Mr. Shand received a signing bonus in the aggregate amount of $90,000 which was subject to his continued employment through July 31, 2009. Mr. Shand will also be eligible to receive stock options, restricted stock, stock appreciation rights and/or other equity awards under the Company’s applicable equity plans on such basis as the Compensation Committee or the Board of Directors of the Company or their designees, as the case may be, may determine. On the effective date of his employment agreement, Mr. Shand received an initial equity award of 20,000 shares of restricted stock which vests 50% on each of the first and third anniversaries of the date of grant subject to his continued employment through such date(s). In addition, Mr. Shand’s executive employment agreement contains standard non-competition and non-solicitation provisions. See “Potential Payments Upon Termination or Change of Control” below for more information regarding severance payments payable to Mr. Shand in the event of the termination of his employment.
     On November 28, 2008, the Company entered into an employment agreement with Mr. Victor Allums. Mr. Allums’s executive employment agreement provides for him to serve as Senior Vice President, General Counsel and Secretary of the Company for an initial term of one year that will automatically be extended for additional one-year periods, unless either party notifies the other in writing at least thirty days prior to the end of the original term or any additional term of its intention not to extend the agreement. Mr. Allums will receive an annual base salary of $240,000 (subject to increase at the discretion of the Compensation Committee) and will be eligible for an annual incentive bonus (target bonus equal to 50% of his annual base salary up to a maximum bonus equal to 100% of his annual base salary), based on the achievement of certain performance objectives to be set by the Company’s Compensation Committee. Mr. Allums will also be eligible to receive stock options, restricted stock, stock appreciation rights and/or other equity awards under the Company’s applicable equity plans on such basis as the Compensation Committee or the Board of Directors of the Company or their designees, as the case may be, may determine. In addition, Mr. Allums’s executive employment agreement contains standard non-competition and non-solicitation provisions. See “Potential Payments Upon Termination or Change of Control” below for more information regarding severance payments payable to Mr. Allums in the event of the termination of his employment.
     On May 29, 2009, we entered into a separation agreement with Mr. Roos in connection with the termination of Mr. Roos’s employment with the Company on May 8, 2009. The separation agreement provides for the Company to make severance payments to Mr. Roos equal to his current annual salary for a period of one year from May 8, 2009. Mr. Roos was entitled to receive the bonus (subject to the achievement of certain levels of EBITDA by the Company and the Company’s Europe-Asia Pacific business), if any, that he would have received for calendar year 2009, pro-rated based on the number of days he was employed in 2009 (through May 8, 2009). The Company permitted Mr. Roos to continue medical and dental insurance coverage for himself, his spouse, and his eligible dependents for one year from May 8, 2009 on the same basis and at the same cost as if he remained employed. Mr. Roos was also entitled to vesting in full of his outstanding unvested options, restricted stock and other equity based awards that would have vested based solely on his continued employment. Additionally, all of Mr. Roos’s outstanding stock options will remain outstanding until the earlier of (a) May 8, 2010 or (b) the original expiration date of the options. Mr. Roos is also entitled to outplacement services of up to $20,000. In addition, the Company made a lump sum payment of $45,000 to Mr. Roos. Mr. Roos was entitled to continued housing and educational allowances provided for under his Employment Agreement through June 30, 2009. The Company also reimbursed Mr. Roos for the cost of returning to the United States. The one-years’ salary, pro-rated bonus, insurance continuation, equity vesting, outplacement and relocation benefits provided for in the separation agreement were all in accordance with the terms of Mr. Roos’s employment agreement with the Company. As a condition to the receipt of his severance benefits, Mr. Roos entered into a customary release agreement with the Company.
     On October 26, 2009, the Company entered into a separation agreement with Ms. Moore in connection with the termination of Ms. Moore’s employment with the Company effective October 30, 2009. The Separation Agreement provides for the Company to make severance payments to Ms. Moore equal to her current annual salary for a period of one year from October 30, 2009. Ms. Moore is entitled to receive the bonus (subject to the achievement of certain levels of 2009 consolidated Company adjusted EBITDA established by the Compensation Committee and Ms. Moore’s performance with respect to certain individual performance objectives for 2009 established by the Compensation Committee), if any, that she would have received for calendar year 2009, pro-rated based on the number of days she was employed in 2009 (through October 30, 2009). The Company permitted Ms. Moore to continue medical, dental and vision insurance coverage for herself, her spouse, and her eligible dependents for the period of twelve months from October 30, 2009 on the same basis and at the same cost as if she remained employed, provided that such continued coverage shall terminate in the event Ms. Moore becomes eligible for any such coverage under another employer’s plans. Ms. Moore was also entitled to vesting in full of her outstanding unvested options, restricted stock and other equity based awards that would have vested based solely on her continued employment. Additionally, all of Ms. Moore’s outstanding stock options will remain outstanding until the earlier of (a) October 30, 2010 or (b) the original expiration date of the options. Ms. Moore is also entitled to outplacement services of up to $20,000. The one-years’ salary, pro-rated bonus, insurance continuation, equity vesting, outplacement and relocation benefits provided for in the separation agreement were all in accordance with the terms of Ms. Moore’s employment agreement with the Company. As a condition to the receipt of her severance benefits, Ms. Moore entered into a customary release agreement with the Company.
401(k) Plan
     We currently sponsor a 401(k) plan for all of our eligible employees. This plan (the “401(k) Plan”) is a tax-qualified retirement plan designed to meet the requirements of Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. Under the 401(k) Plan, participants may elect to make pre-tax savings deferrals of from 1 percent to 60 percent of their compensation each year, subject to annual limits on such deferrals (e.g., $16,500 in 2009) imposed by the Code. Participants who attain age 50 also may elect to make certain catch-up contributions, subject to a separate annual limit on such contributions (e.g. $5,500 in 2009) imposed by the Code. New participants automatically defer 3% of their compensation unless they make a contrary election. We may also in our discretion, on an annual basis, make a matching contribution with respect to a participant’s elective deferrals and/or may make additional Company contributions. In 2009, we made matching contributions to the named executive officers that participated in the 401(k) plan, which amounts are included under the heading “All Other Compensation” in the “Summary Compensation Table” under “Executive Compensation.” The only form of benefit payment under the 401(k) Plan is a single lump-sum payment equal to the vested balance in the participant’s account. Under the 401(k) Plan, the vested portion of a participant’s accrued benefit is payable upon such employee’s termination of employment, attainment of age 59 1/2, retirement, total and permanent disability or death. Participants may also make in-service withdrawals from certain contributions under the plan for certain specified instances of hardship.
Perquisites
     We provide our named executive officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with our overall compensation program. Named executive officers who accept an assignment outside of their home country may receive certain additional perquisites, including housing assistance, relocation expenses, tax preparation expenses and tax equalization payments. In 2009, we provided these perquisites to Mr. Roos and Mr. Robinson, who each worked for at least a portion of the year outside of their respective home country. These perquisites made available to Mr. Roos and Mr. Robinson are described above under “Employment and Severance Arrangements”.
Income Deduction Limitations
     Section 162(m) of the Code generally sets a limit of $1 million on the amount of compensation that the Company may deduct for federal income tax purposes in any given year with respect to the compensation of each of our named executive officers. However, certain “performance-based” compensation that complies with the requirements of Section 162(m) is not included in the calculation of the $1 million cap. The Compensation Committee generally considers Section 162(m)’s conditions for deductibility when structuring compensation arrangements for its officers, including the named executive officers. However, it is also true that we need flexibility to pursue our incentive and retention objectives, even if this means that a portion of executive compensation may not be deductible by the Company. Accordingly, the Compensation Committee has from time to time approved elements of compensation for certain officers that are not fully deductible, and will likely do so in the future under appropriate circumstances.
COMPENSATION COMMITTEE REPORT
     The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management and, based on such review and discussion, the Compensation Committee recommends to the Board of Directors that it be included in this proxy statement.

COMPENSATION COMMITTEE

Patrick G. Dills, Chairman
David A. Cole
Philip J. Mazzilli, Jr.
     Notwithstanding anything to the contrary which is or may be set forth in any of the Company’s filings under the Securities Act of 1933 or the Exchange Act that might incorporate Company filings, including this proxy statement, in whole or in part, the preceding Compensation Committee Report shall not be incorporated by reference into any such filings.
EXECUTIVE COMPENSATION
     The following table sets forth the compensation paid or accrued by the Company to the Chief Executive Officer, the Interim Chief Executive Officer, persons serving as Chief Financial Officer, the other three most highly paid executive officers of the Company in 2009, and certain other executive officers who departed during the last fiscal year, but whose total compensation paid during the fiscal year would have placed them among the three most highly compensated officers (collectively, the “named executive officers”).

Summary Compensation Table for 2009

						Non-Equity
Name and						Incentive Plan	All Other
Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Compensation	Compensation	Total
		($)	($)	($)(1)	($)(2)	($)(3)	($)	($)
Romil Bahl,	2009	567,692	—	1,473,756	943,332	600,000	79,545	3,664,325
President and Chief Executive Officer(4)

Robert B. Lee,	2009	198,826	—	45,867	33,787	69,556	3,000	351,036
Chief Financial Officer and Treasurer(5)

Peter Limeri,	2009	123,461	20,000	—	—	—	13,327	156,788
Chief Financial Officer(6)	2008	260,000	—	328,618	77,353	174,300	3,000	843,271
	2007	220,000	—	2,540,947	—	176,000	3,000	2,939,947

Larry M. Robinson,	2009	419,269	—	93,810	69,103	160,119	117,449	859,750
Senior Vice President Audit Services —	2008	419,269	—	425,668	108,106	243,595	55,785	1,252,423
Americas (7)	2007	385,414	—	1,905,731	—	331,740	42,808	2,665,693

Victor A. Allums,	2009	240,000	20,000	53,689	39,555	106,494	3,000	462,738
Senior Vice President, General Counsel, and Secretary(8)

James R. Shand,	2009	228,461	90,000	124,524	49,446	103,044	—	595,475
Senior Vice President Client Services — Americas(9)

Bradley T. Roos,	2009	126,249	—	—	—	69,565	741,563	937,377
Executive Vice President and	2008	323,000	—	347,334	83,283	187,663	91,204	1,032,484
President — Europe(10)	2007	323,000	—	1,905,731	—	258,400	1,031,328	3,518,459

Jennifer Moore,	2009	158,577	—	42,511	31,315	60,387	220,231	513,021
Senior Vice President — Human Resources(11)

Patrick G. Dills,	2009	45,000	—	—	—	—	—	45,000
Interim Chief Executive Officer and	2008	35,000	—	—	—	—	—	35,000
President(12)

(1)	The amount represents the aggregate grant date fair value of stock awards granted in the fiscal year valued in accordance with FASB ASC Topic 718. This amount does not represent our accounting expense for these awards during the year and does not correspond to the actual cash value recognized by the named executive officer when received. Stock Awards compensation reported for all named executive officers except for Mr. Bahl relates to awards of restricted stock granted pursuant to the 2008 Equity Incentive Plan and awards of Performance Units granted pursuant to the Company’s 2006 Management Incentive Plan. See “Compensation Discussion and Analysis-Long-Term Equity Incentive Compensation” for a description of such plans. Additional information about assumptions used in these calculations is available in Note 14 to the Company’s Consolidated Financial Statements in the Company’s Form 10-K for the year ended December 31, 2009. Mr. Bahl’s Stock Awards compensation includes an award of restricted stock granted pursuant to the 2008 Equity Incentive Plan and a one-time inducement grant of 344,445 shares of restricted stock, which was granted to Mr. Bahl outside of the Company’s Equity Incentive Plan. “See Compensation Discussion and Analysis—Compensation of the Chief Executive Officer” for a description of the inducement grant.

(2)	The amount represents the aggregate grant date fair value of option awards granted in the fiscal year valued in accordance with FASB ASC Topic 718. This amount does not represent our accounting expense for these awards during the year and does not correspond to the actual cash value recognized by the named executive officer when received. Option Awards compensation reported for all named executive officers except for Mr. Bahl relates to awards of stock options granted pursuant to the 2008 Equity Incentive Plan. Additional information about assumptions used in these calculations is available in Note 14 to the Company’s Consolidated Financial Statements in the Company’s Form 10-K for the year ended December 31, 2009. Mr. Bahl’s Option Awards compensation includes stock options granted pursuant to the 2008 Equity Incentive Plan and a one-time inducement grant award of 296,296 non-qualified stock options, which was granted to Mr. Bahl outside of the Company’s Equity Incentive Plan. “See Compensation Discussion and Analysis- Compensation of the Chief Executive Officer” for a description of the inducement grant.

(3)	Non-Equity Incentive Plan Compensation reported for all named executive officers consists of compensation earned pursuant to the Company’s Performance Bonus Plans in 2007, 2008 and 2009; which amounts were paid in March 2008, 2009 and 2010, respectively. See “Compensation Discussion and Analysis — Cash Bonus” for a description of the Performance Bonus Plan.

(4)	Mr. Bahl’s reported All Other Compensation includes $45,050 in relocation costs, a $15,174 relocation tax gross up, $10,300 in personal legal services paid for by the Company, and $8,271 for a mobile communications reimbursement.

(5)	Mr. Lee’s reported All Other Compensation for 2009 represents a matching contribution to the Company’s 401(k) Plan.

(6)	Mr. Limeri resigned from the Company effective May 30, 2009. Mr. Limeri’s reported Option Awards compensation relates to options granted under the 2008 Equity Incentive Plan. Mr. Limeri’s reported Bonus represents a discretionary $20,000 bonus paid in March 2009. Mr. Limeri’s All Other Compensation for 2009 represents accrued but unused paid time off of $13,327, and for 2008 and 2007 represents a matching contribution under the Company’s 401(k) Plan.

(7)	Mr. Robinson’s reported All Other Compensation includes reimbursements for health benefits of $22,078, an auto allowance of $12,707, $22,558 for a mobile communications reimbursement, and a housing allowance of $60,105 for 2009, a relocation payment of $23,188, life and health insurance related supplements of $29,597 and an auto allowance of $3,000 for 2008, and life and health insurance related supplements of $25,445 and an auto allowance of $17,365 for 2007. Mr. Robinson’s salary and bonus was paid in the Canadian Dollar during 2007 and a portion of 2008. For purposes of this proxy statement, such amounts have been converted to the U.S. Dollar using the average of all daily exchange rates for the Canadian Dollar to the U.S. Dollar for 2007 and 2008 (approximately US$0.935 and US$0.986, respectively, per Canadian Dollar).

(8)	Mr. Allums’s reported Bonus amount represents a discretionary $20,000 bonus paid in March 2009. Mr. Allums’s reported All Other Compensation for 2009 represents a matching contribution to the Company’s 401(k) Plan.

(9)	Mr. Shand’s reported Bonus amount represents a $90,000 signing bonus paid in July 2009 to Mr. Shand pursuant to his employment agreement.

(10)	Mr. Roos left the Company effective May 8, 2009. For 2009, Mr. Roos’s reported All Other Compensation includes severance of $367,998, a lump sum payment of $45,000 in connection with his severance arrangement, outplacement services of $20,000, $26,293 for home leave travel, $35,174 for storage of household goods, $17,040 of temporary living assistance, $19,762 for reimbursement of taxes, and $7,335 in legal services. In addition, Mr. Roos’s reported All Other Compensation includes education assistance and housing assistance of $38,902 and $164,059, respectively, in 2009, $86,597 and $1,607, respectively, in 2008, and $84,986 and $943,341, respectively, in 2007. The amount in 2007 includes $768,995 related to the prepayment of rent for Mr. Roos through 2009. It also includes a $3,000 matching contribution for each of 2008 and 2007. Amounts paid for education assistance and housing assistance are paid in the British Pound. For purposes of this proxy statement, such amounts have been converted to the U.S. Dollar using the average of all daily exchange rates for the British Pound to the U.S. Dollar for 2007, 2008, and 2009 (approximately US$2.001, US$1.850, and US$1.618 per British Pound in 2007, 2008 and 2009, respectively).

(11)	Ms. Moore left the Company effective October 30, 2009. Ms. Moore’s All Other Compensation includes $190,000 in severance, $20,000 in outplacement services, and $10,231 for accrued but unused paid time off.

(12)	Mr. Dills served as Interim Chief Executive Officer and President of the Company from December 1, 2008 until January 21, 2009.
Compensation Risk Assessment
     As part of its oversight of the Company’s executive compensation program, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may increase the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. The Compensation Committee believes that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and that the various components of the Company’s overall compensation program, taken as a whole, do not encourage excessive risk taking. This conclusion is based on, among other factors, the level of base salaries paid by the Company, the balance of short-term and long-term incentive compensation and mix of time and performance-based vesting and payment criteria, and the establishment of goals and thresholds in compensation plans and awards that are believed to be aggressive, but achievable. The Compensation Committee believes that the risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Employment Agreements
     The Company has entered into employment agreements with all of its current named executive officers, the terms of which are described under “Compensation Discussion and Analysis- Employment and Severance Agreements.”
Potential Payments Upon Termination or Change of Control
     Under the terms of the employment agreements and other arrangements with its named executive officers, the Company has agreed to make severance payments to the named executive officers upon the termination of their employment. The following table shows the estimated payments and benefits for each named executive officer under the various employment termination scenarios set forth in their respective employment agreements assuming the triggering event took place on December 31, 2009. Additionally, the arrangements with Messrs. Limeri and Roos and Ms. Moore in connection with their separation from the Company are described following the table immediately below. In accordance with SEC regulations, we do not report any amount to be provided to a named executive officer under any arrangement which does not discriminate in scope, terms, or operation in favor of our executive officers and which is available generally to all salaried employees. Notwithstanding the amounts described below, other than accrued obligations, an executive’s right to receive any payments or benefits upon termination of his employment is contingent upon the executive’s executing a separation and release agreement in a form acceptable to the Company.

		Termination without	Termination without
		Cause or Resignation	Cause or Resignation		Death, Disability or
		with Good Reason- No	with Good Reason-	Termination with	Resignation without
		Change of	Change of	Cause	Good
Name	Benefit	Control(1)(2)	Control(3)(4)	(5)	Reason(6)(7)
		($)	($)	($)	($)
Romil Bahl	Severance Payment	900,000	1,200,000	—	—
	Bonus	600,000	600,000	—	600,000
	Health Care Coverage	15,317	20,423	—	—
	Vested Options and Restricted Stock	3,508,007	3,508,007	—	481,247
	Outplacement Services	20,000	20,000	—	—
	Stay Bonus	619,820	619,820	—	—

Robert Lee	Severance Payment	205,000	307,500	—	—
	Bonus	69,556	69,556	—	69,556
	Health Care Coverage	11,364	17,047	—	—
	Vested Options and Restricted Stock	155,144	187,980	—	—
	Outplacement Services	20,000	20,000	—	—

Larry Robinson	Severance Payment	419,269	628,906	—	—
	Bonus	160,119	160,119	—	160,119
	Health Care Coverage	3,732	5,598	—	—
	Vested Options and Restricted Stock	374,800	526,226	—	—
	Outplacement Services	20,000	20,000	—	—

Victor Allums	Severance Payment	240,000	360,000	—	—
	Bonus	106,494	106,494	—	106,494
	Health Care Coverage	11,364	17,047	—	—
	Vested Options and Restricted Stock	229,521	316,203	—	—
	Outplacement Services	20,000	20,000	—	—

James Shand	Severance Payment	300,000	450,000	—	—
	Bonus	103,044	103,044	—	103,044
	Health Care Coverage	11,364	17,047	—	—
	Vested Options and Restricted Stock	332,427	332,427	—	—
	Outplacement Services	20,000	20,000	—	—

(1)	For each named executive officer other than Mr. Bahl: other than within two years after a change of control, if a named executive officer: (x) terminates his employment for good reason, (y) is terminated by the Company without cause (as defined in the Employment Agreements), or (z) terminates his employment upon the Company’s failure to renew the Employment Agreement, then the named executive officer is entitled to the following: (i) payment of the named executive officer’s annual base salary for the period equal to the greater of one year or the sum of four weeks for each full year of continuous service the named executive officer has with the Company (the “Severance Period”); (ii) payment of any actual earned full-year bonus (pro-rated) for the year in which the named executive officer’s employment termination occurs; (iii) continuation of health care plan coverage, other than that under a flexible spending account, for the Severance Period; (iv) payment of any accrued obligations; (v) vesting in full of the named executive officer’s outstanding unvested options, restricted stock and other equity-based awards that would have vested solely based on the continued employment of the named executive officer, as well as the continuation of outstanding stock options until the earlier of one year after the date of termination of the named executive officer’s employment or the original expiration date of the options; and (vi) payment of up to $20,000 of outplacement services.

(2)	For Mr. Bahl, other than within two years after a change of control, if he: (x) terminates his employment for good reason, (y) is terminated by the Company without cause (as defined his Employment Agreement), or (z) terminates his employment upon the Company’s failure to renew the Employment Agreement, then the named executive officer is entitled to the following: (i) payment of his annual base salary for the period equal to the greater of eighteen months or the sum of four weeks for each full year of continuous service he has with the Company (the “Severance Period”); (ii) payment of any actual earned full-year bonus (pro-rated) for the year in which Mr. Bahl’s employment termination occurs; (iii) continuation of health care plan coverage, other than that under a flexible spending account, for the Severance Period; (iv) payment of any accrued obligations; (v) vesting (A) of his outstanding unvested Initial Options, Initial Restricted Stock, One-Time Options and One-Time Restricted Stock that would have vested based upon his continued employment through the next anniversary date of the commencement of his employment with the Company immediately following the termination of his employment and (B) in full of his other outstanding unvested options, restricted stock, and other equity-based awards that would have vested based solely on his continued employment, as well as the continuation of outstanding stock options, until the earlier of one year after the date of termination of the named executive officer’s employment or the original expiration date of the options; (vi) payment of up to $20,000 of outplacement services; and (vii) payment of an amount equal to $1 million multiplied by a fraction, the numerator of which is the number of days between January 21, 2009 and the date of termination of the employment agreement, and the denominator of which is the number of days between January 21, 2009 and July 30, 2010.

(3)	For all named executive officers other than Mr. Bahl, if a termination described in footnote (1) above occurs within two years of a change of control, then the named executive officer would receive the same payments and benefits except that (i) the payment of the named executive officer’s annual base salary shall be for the period equal to the greater of 18 months or the sum of four weeks for each full year of continuous service the named executive officer has with the Company (the “Change in Control Severance Period”), (ii) the named executive officer’s health care plan coverage shall continue for the Change in Control Severance Period, and (iii) in addition to the equity vesting and term benefits described in footnote (1) above, any performance-based restricted stock would have become fully vested upon the Change in Control.

(4)	For Mr. Bahl, if a termination described in footnote (2) above occurs within two years of a change of control, then he would receive the same payments and benefits except that (i) the payment of Mr. Bahl’s annual base salary shall be for the period equal to the greater of two years or the sum of four weeks for each full year of continuous service he has with the Company (the “Change in Control Severance Period”), (ii) Mr. Bahl’s health care plan coverage shall continue for the Change in Control Severance Period, and (iii) in addition to the equity vesting and term benefits described in footnote (2) above, his performance-based restricted stock would have become fully vested upon the Change in Control.

(5)	For all named executive officers, if the Company terminates a named executive officer employment for cause, the employment agreement of such named executive officer shall terminate and the Company will have no further obligations to the named executive officer other than to pay any accrued obligations, which shall not include any bonus otherwise payable to the named executive officer.

(6)	For all named executive officers other than Mr. Bahl, if the named executive officer’s employment is terminated for reason of death or incapacity, the named executive officer shall be entitled to receive (i) payment of an amount equal to the actual full-year bonus earned for the year that includes his death or incapacity, prorated based on the number of days the executive is employed for the year; and (ii) payment of any accrued obligations. If a named executive officer resigns without good reason, the employment agreement of such named executive officer shall terminate and the Company will have no further obligations to the named executive officer other than to pay any accrued obligations, including any bonus earned for a completed fiscal year which has not been paid. Bonus amounts reflected in this column represent bonuses earned in 2009 which were payable in 2010 only if the named executive officer completed a full year of service in 2009.

(7)	If Mr. Bahl’s employment is terminated for reason of death or incapacity, he shall be entitled to receive (i) payment of an amount equal to the actual full-year bonus earned for the year that includes his death or incapacity, prorated based on the number of days he is employed for the year; (ii) payment of any accrued obligations; and (iii) vesting of his outstanding unvested restricted stock from his Initial Equity and One-Time Equity Awards that would have vested based solely on his continued employment through the next anniversary date of the commencement of the his employment with the Company immediately following Mr. Bahl’s death, and all outstanding stock options from his Initial Equity and One-Time Equity Awards shall remain outstanding until the earlier of (x) one year after his death or (y) the original expiration date of the options. If Mr. Bahl resigns without good reason, his employment agreement shall terminate and the Company will have no further obligations to Mr. Bahl other than to pay any accrued obligations, including any bonus earned for a completed fiscal year which has not been paid. The bonus amounts reflected in this column represent the bonus earned in 2009 which was payable in 2010 only if Mr. Bahl completed a full year of service in 2009.
     Mr. Limeri resigned from the Company effective May 31, 2009, and therefore received upon his departure only his accrued salary and benefits, as well as $13,327 for accrued but unused paid time off.
     Ms. Moore left the Company effective October 30, 2009. Pursuant to the terms of her Separation Agreement, Ms. Moore was entitled to a severance payment of $190,000, outplacement services of $20,000, a bonus (pro-rated based on the number of days she was employed in 2009) of $60,387, and continuation of medical coverage for herself, her spouse, and eligible dependents, valued at $11,365. Ms. Moore was also entitled to unvested options, restricted stock and other equity based awards that would have vested solely based on her continued employment which represents a value of $160,399. In addition, she received $10,231 for accrued but unused paid time off.
     Mr. Roos left the Company effective May 8, 2009. Pursuant to the terms of his Separation Agreement, Mr. Roos was entitled to a severance payment of $367,998, outplacement services of $20,000, a bonus (pro-rated based on the number of days he was employed in 2009) of $69,565, continuation of medical coverage for himself, his spouse, and eligible dependents, valued at $7,319. Mr. Roos was also entitled to unvested options, restricted stock and other equity based awards that would have vested solely based on his continued employment which represents a value of $53,541. In addition Mr. Roos was paid a lump sum payment of $45,000, continuation of housing and education allowances provided for under his Employment Agreement with a value of $202,961, and also received reimbursement for the cost of returning to the United States which represents a value of $26,294.
Plan-Based Awards
     The following tables set forth certain information regarding awards made under the Company’s various incentive plans. For additional information regarding these incentive plans and awards, please see “Compensation Discussion and Analysis” above.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2009

								All other		All other
								Stock		Option
								Awards:		Awards:		Exercise	Grant Date
								Number		Number of		Or Base	Fair Value
								of Shares		Securities		Price of	Of Stock
	Grant	Estimated Possible Payouts Under			Estimated Future Payouts Under			of Stock		Underlying		Option	And Option
Name	Date	Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards			or Units		Options		Awards	Awards(4)
		Threshold	Target	Maximum	Threshold	Target	Maximum					($/Sh)	($)
		($)	($)	($)	(#)	(#)	(#)
Romil Bahl	—	600,000	600,000	900,000	—	—	—	—		—		—	—
	5/26/09	—	—	—	—	—	—	86,556	(2)	—		—	244,088
	5/26/09	—	—	—	—	—	—	—		86,556	(3)	2.82	179,802

Robert Lee	—	51,250	102,500	205,000	—	—	—	—		—		—	—
	5/26/09	—	—	—	—	—	—	16,265	(2)	—		—	45,867
	5/26/09	—	—	—	—	—	—	—		16,265	(3)	2.82	33,787

Larry Robinson	—	104,817	209,635	419,269	—	—	—	—		—		—	—
	5/26/09	—	—	—	—	—	—	33,266	(2)	—		—	93,810
	5/26/09	—	—	—	—	—	—	—		33,266	(3)	2.82	69,103

Victor Allums	—	60,000	120,000	240,000	—	—	—	—		—		—	—
	5/26/09	—	—	—	—	—	—	19,042	(2)	—		—	53,698
	5/26/09	—	—	—	—	—	—	—		19,042	(3)	2.82	39,555

James Shand	—	75,000	150,000	300,000	—	—	—	—		—		—	—
	5/26/09	—	—	—	—	—	—	23,803	(2)	—		—	67,124
	5/26/09	—	—	—	—	—	—	—		23,803	(3)	2.82	49,446
	3/30/09	—	—	—	—	—	—	20,000	(5)	—		—	57,400

Bradley T. Roos	—	80,750	161,500	323,000	—	—	—	—		—		—	—

Jennifer Moore	—	47,500	95,000	190,000	—	—	—	—		—		—	—
	5/26/09	—	—	—	—	—	—	15,075	(2)	—		—	42,511
	5/26/09	—	—	—	—	—	—	—		15,075	(3)	2.82	31,315

(1)	The Threshold, Target and Maximum Payouts reported for all named executive officers were based upon the Company’s attainment of specified adjusted EBITDA levels as defined in the Company’s 2009 Performance Bonus Plan, and attainment of certain individual performance objectives assigned to each named executive officer. The Company exceeded the specified minimum EBITDA level but did not achieve the target EBITDA level under the 2009 Performance Bonus Plan. The payouts for each of the named executive officers are as follows: Mr. Bahl $600,000, Mr. Lee $69,556, Mr. Robinson $160,119, Mr. Allums $106,494, Ms. Moore $60,387, Mr. Roos $69,565, and Mr. Shand $103,044. The amounts in the preceding sentence were paid in March 2010. The payout for Mr. Shand represents a pro-rated amount for 2009 due to the fact that he was employed for only part of the year. Mr. Bahl was guaranteed a minimum bonus of $600,000 for 2009 under the terms of his employment agreement. The payouts for Ms. Moore and Mr. Roos represent pro-rated amounts due their departures from the Company on October 30, 2009 and May 8, 2009, respectively. See “Compensation Discussion and Analysis — Cash Bonus” for a description of the 2009 Performance Bonus Plan.

(2)	Grant of restricted stock pursuant to the 2008 Equity Incentive Plan, which vests in three equal installments on each of May 26, 2010, 2011 and 2012.

(3)	Grant of options pursuant to the 2008 Equity Incentive Plan which vests in three equal installments on each of May 26, 2010, 2011, and 2012.

(4)	The amount represents the grant date fair value of awards in accordance with FASB ASC Topic 718. Additional information about assumptions used in these calculations is available in Note 14 to the Company’s Consolidated Financial Statements in the Company’s Form 10-K for the year ended December 31, 2009.

(5)	Grant of restricted stock which vests in equal increments on each of March 30, 2010 and March 30, 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2009

	Option Awards					Stock Awards
											Equity
											Incentive
											Plan
									Equity		Awards:
									Incentive		Market or
									Plan Awards:		Payout
								Market	Number of		Value of
	Number of	Number of				Number		Value of	Unearned		Unearned
	Securities	Securities				of Shares		Shares or	Shares, Units		Shares, Units
	Underlying	Underlying				or Units		Units of	or Other		or Other
	Unexercised	Unexercised		Option	Option	of Stock		Stock that	Rights that		Rights that
	Options:	Options:		Exercise	Expiration	that Have		Have Not	Have Not		Have Not
Name	Exercisable	Unexercisable		Price	Date	Not Vested		Vested	Vested		Vested
	(#)(1)	(#)(1)		($)		(#)(2)		($)(3)	(#)(2)		($)(3)
Romil Bahl	—	111,111	(4)	3.57	01/21/2016	431,001	(8)	2,547,216	—		—
	—	185,185	(5)	3.57	01/21/2016	—		—	—		—
	—	86,556	(6)	2.82	05/26/2016	—		—	—		—

Robert Lee	6,666	3,334	(13)	13.54	09/19/2014	17,747	(9)	104,884	5,556	(9)	32,836
	1,234	2,740	(7)	9.51	09/17/2015	—		—	—		—
	—	16,265	(6)	2.82	05/26/2016	—		—	—		—

Peter Limeri	—	—		—	—	—		—	—		—

Larry Robinson	600	—		257.50	01/04/2010	46,025	(10)	272,008	25,622	(10)	151,426
	750	—		49.50	03/04/2010	—		—	—		—
	5,693	11,388	(7)	9.51	09/17/2015	—		—	—		—
	—	33,266	(6)	2.82	05/26/2016	—		—	—		—

Victor Allums	3,259	6,519	(7)	9.51	09/17/2015	28,880	(11)	170,681	14,667	(11)	86,682
	—	19,042	(7)	2.82	05/26/2016	—		—	—		—

James Shand	—	23,803	(6)	2.82	05/26/2016	43,803	(12)	258,876	—		—

Bradley T. Roos	2,000	—		184.69	02/28/2010	—		—	—		—
	1,500	—		49.50	03/04/2010	—		—	—		—
	13,159	—		9.51	05/08/2010	—		—	—		—

Jennifer Moore	750	—		49.50	03/04/2010	—		—	—		—
	7,741	—		9.51	10/30/2010	—		—	—		—
	15,075	—		2.82	10/30/2010	—		—	—		—

(1)	In accordance with the terms of the officers’ respective employment agreements, all unvested options (other than certain of Mr. Bahl’s options as set forth below) automatically vest in the event an officer’s employment is terminated without cause, the officer terminates employment for “good reason,” or the Company chooses to not extend the term of an officer’s employment agreement. In such circumstances, the vested options remain outstanding until the earlier of (i) one year after the termination of employment or (ii) the original expiration date of the options. If an officer’s employment with the Company terminates for any other reason, all unvested options are immediately forfeited. The options become 100% vested upon a change of control.

(2)	Unvested shares of restricted stock with performance-based vesting will be forfeited in the event the officer ceases to be employed by the Company. In accordance with the terms of the officers’ respective employment agreements, however, unvested shares of restricted stock with service-based vesting (other than certain of Mr. Bahl’s shares of restricted stock as set forth below) will automatically vest if an officer’s employment is terminated without cause, the officer terminates employment for “good reason,” or the Company chooses to not extend the term of an officer’s employment agreement. All shares of restricted stock will become 100% vested upon a change of control.

(3)	Based on $5.91 per share; the closing market price of the Company’s common stock on December 31, 2009.

(4)	These options vest in equal increments on each of January 21, 2010, 2011, 2012, and 2013. These options automatically vest in the event Mr. Bahl’s employment is terminated without cause, Mr. Bahl terminates his employment for “good reason,” the Company chooses to not extend the term of his employment agreement, or upon Mr. Bahl’s death or disability, but only if the options would have vested based solely on the continued employment of Mr. Bahl through the next anniversary date of his commencement of employment with the Company immediately following the termination of his employment. In such circumstances, the vested options remain outstanding until the earlier of (i) one year after the termination of employment (or death, if applicable) or (ii) the original expiration date of the options.

(5)	These options will vest in equal increments on January 21, 2011, and January 21, 2013. These options automatically vest in the event Mr. Bahl’s employment is terminated without cause, Mr. Bahl terminates his employment for “good reason,” the Company chooses to not extend the term of his employment agreement, or upon Mr. Bahl’s death or disability, but only if the options would have vested based solely on the continued employment of Mr. Bahl through the next anniversary date of his commencement of employment with the Company immediately following the termination of his employment. In such circumstances, the vested options remain outstanding until the earlier of (i) one year after the termination of employment (or death, if applicable) or (ii) the original expiration date of the options.

(6)	These options will vest in two equal installments on each of September 17, 2010 and 2011.

(7)	These options will vest in three equal installments on each of May 26, 2010, 2011, and 2012.

(8)	Mr. Bahl’s restricted stock holdings include: (a) 233,334 shares which vest in equal increments on each of January 21, 2010, 2011, 2012, and 2013; (b) 111,111 shares which vest in equal increments on each of January 21, 2011, and January 21, 2013; and (c) 85,556 shares which vest in three equal installments on each of May 26, 2010, 2011, and 2012. The restricted stock grants described in (a) and (b) above automatically vest in the event Mr. Bahl’s employment is terminated without cause, Mr. Bahl terminates his employment for “good reason,” the Company chooses to not extend the term of his employment agreement, or upon Mr. Bahl’s death or disability, but only if the restricted stock would have vested based solely on the continued employment of Mr. Bahl through the next anniversary date of his commencement of employment with the Company immediately following the termination of his employment.

(9)	Mr. Lee’s restricted stock holdings include: (a) 16,265 shares which vest in three equal installments on each of May 26, 2010, 2011, and 2012; (b) 1,482 shares which vest in two equal installments on each of September 17, 2010 and 2011; and (c) 5,556 shares which will vest subject to the Company meeting a cumulative Adjusted EBITDA target for the three year period ending December 31, 2011.

(10)	Mr. Robinson’s restricted stock holdings include: (a) 33,266 shares of which vest in three equal installments on each of May 26, 2010, 2011, and 2012; (b) 12,759 shares which vest in two equal installments on each of September 17, 2010 and 2011; and (c) 25,622 shares which will vest subject to the Company meeting a cumulative Adjusted EBITDA target for the three year period ending December 31, 2011.

(11)	Mr. Allums’s restricted stock holdings include: (a) 19,042 shares of which vest in three equal installments on each of May 26, 2010, 2011, and 2012; (b) 9,838 shares which vest in two equal installments on each of September 17, 2010 and 2011; and (c) 14,667 shares which will vest subject to the Company meeting a cumulative Adjusted EBITDA target for the three year period ending December 31, 2011.

(12)	Mr. Shand’s restricted stock holdings include 20,000 shares which will vest in equal increments on each of March 30, 2010, and March 30, 2012, and 23,803 shares which will vest in three equal increments on each of May 26, 2010, 2011, and 2012.

(13)	These options vest on September 19, 2010.

STOCK VESTED
FOR FISCAL YEAR 2009

	Stock Awards
	Number of Shares	Value Realized
Name	Acquired on Vesting	on Vesting
	(#)	($)(1)
Romil Bahl	—	—
Robert Lee	740	4,181
Peter Limeri	—	—
Larry Robinson	6,379	36,041
Victor Allums	4,918	27,786
James Shand	—	—
Bradley T. Roos	16,784	53,541
Jennifer Moore	28,608	148,189

(1)	Based on the closing market price of the Company’s common stock on the date on which such shares vested.
CERTAIN TRANSACTIONS
     We may enter into business transactions in the ordinary course of business with our directors and officers, including members of their families or corporations, partnerships or other organizations in which these directors and officers have a controlling interest. If transactions between the Company and any of our directors or officers occur, the transaction:
•	will be on substantially the same terms, including as those prevailing at the time for comparable transactions with unrelated parties;

•	will be on terms no less favorable than could be obtained from an unrelated third party; and

•	will be approved by a majority of the directors who do not have an interest in the transaction.
     As required by Nasdaq Listing Standards Rule 5605(c)(3) and the Company’s Audit Committee Charter, all related party transactions are reviewed and approved by the Audit Committee. For purposes of this review and approval, the term “related party transaction” is generally defined as any transaction (or series of related transactions) in which the Company is a participant and the amount involved exceeds $120,000, and in which any director, director nominee, or executive officer of the Company, any holder of more than 5% of the outstanding voting securities of the Company, or any immediate family member of the foregoing persons will have a direct or indirect interest.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     Messrs. Cole, Dills and Mazzilli currently comprise the Compensation Committee. None of the members of the Compensation Committee had any “interlocks” within the meaning of Item 407(e)(4) of the SEC Regulation S-K during fiscal year 2009.

OWNERSHIP OF DIRECTORS, PRINCIPAL SHAREHOLDERS AND CERTAIN EXECUTIVE OFFICERS
     The following tables set forth certain information regarding the beneficial ownership of the Company’s common stock as of April 26, 2010, by (i) each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5 percent of the outstanding common stock of the Company; (ii) each director and director nominee of the Company; (iii) the current Named Executive Officers; and (iv) all of the Company’s executive officers and directors as a group. Except as otherwise indicated in the footnotes to this table, the Company believes that the persons named in this table have sole investment and voting power with respect to all the shares of common stock indicated.

	Total Beneficial	Percent of Shares
Beneficial Owner	Ownership	Beneficially Owned(1)
Blum Capital Partners, L.P.(2)	3,545,763	15.24%
909 Montgomery St., Ste. 400 San Francisco, CA 94133

JANA Partners LLC(3)	1,669,371	7.17%
767 Fifth Avenue, 8th Floor New York, NY 10153

Renaissance Technologies LLC(4)	1,261,000	5.42%
800 Third Avenue New York, NY 10022

Weintraub Capital Management, L.P.(5)	1,985,530	8.53%
44 Montgomery St., Ste. 4100 San Francisco, CA 94104

Discovery Group I, LLC (6)	1,757,830	7.55%
191 North Wacker Drive Suite 1685 Chicago, IL 60606

(1)	Applicable percentage ownership at April 26, 2010 is based upon 23,269,821 shares of common stock outstanding, adjusted in the case of certain options and other conversion rights. Shares of common stock subject to options and rights that are currently exercisable or convertible, or will become exercisable or convertible within 60 days of April 26, 2010 are deemed outstanding for computing the percentage ownership of the person holding such options or rights, but are not deemed outstanding for computing the percentage ownership of any other persons. Beneficial ownership is determined in accordance with the rules of the SEC under which shares are beneficially owned by the person or entity that holds investment and/or voting power.

(2)	Blum Capital Partners, L.P., a California limited partnership (“Blum L.P.”); Richard C. Blum & Associates, Inc., a California corporation (“RCBA Inc.”); Blum Strategic GP II, L.L.C., a Delaware limited liability company (“Blum GP II”); and Blum Strategic Partners II, L.P. (“Blum Strategic II”), a Delaware limited partnership, are referred to herein as the “Blum Reporting Persons.” Blum L.P.’s principal business is acting as a general partner for investment partnerships and providing investment advisory services. Blum L.P. is an investment advisor registered with the Securities and Exchange Commission. Voting and investment power concerning the above shares are held solely by Blum L.P. and Blum GP II. The Reporting Persons may be deemed to have beneficial ownership of an aggregate of 3,545,763 shares of Common Stock. As the sole general partner of Blum L.P., RCBA Inc. may be deemed to be the beneficial owner of the securities of which Blum L.P. has voting and investment power. Information is based on publicly reported holdings as of the date of the most recently filed amendment to Schedule 13D, as filed on July 1, 2009, and the most recently filed Form 4 dated March 9, 2010. RBCA Inc., Blum L.P., and Blum GP II disclaim beneficial ownership over the shares except to the extent of their pecuniary interest therein.

(3)	Information is based on publicly reported holdings as of the date of the most recently filed amendment to Schedule 13G, as filed on February 16, 2010.

(4)	Information is based on publicly reported holdings as of the date of the most recently filed Schedule 13G, as filed on February 12, 2010. Renaissance Technologies LLC (“RTC”) and James H. Simon (“Simon”) are referred to as the Reporting Persons. The reporting persons may be deemed to beneficially own 1,261,000 shares. Simon is deemed to beneficially own the shares owned by RTC because of Simon’s position as a control person of RTC.

(5)	Information is based on publicly reported holdings as of the date of the most recently filed amendment to Schedule 13G, as filed on February 16, 2010. Weintraub Capital Management, L.P. (“Capital”) is a registered investment adviser. Weintraub Capital Management GP, LLC (“GP”) is the general partner of Weintraub Capital Management, L.P. and Jerald M. Weintraub (“Weintraub”) is the manager of Weintraub Capital Management GP, LLC. Capital and GP report that they be deemed to beneficially own 1,985,530 shares. Weintraub reports that he may be deemed to beneficially own 2,007,537 shares. Prism Partners IV Leveraged Offshore Fund (“Prism”) reports may be deemed to beneficially own 871,892 shares. The address of Prism is c/o Citi Hedge Fund Services, Ltd., Hemisphere House, 9 Church Street, Hamilton, HM11, Bermuda. The filers filed the Schedule 13G jointly, but not as members of a group and each of them expressly disclaims membership in a group. Each filer disclaimed beneficial ownership of the Stock except to the extent of that filer’s pecuniary interest therein. In addition, the filing of the Schedule 13G on behalf of Prism should not be construed as an admission that it is, and it disclaims that it is, the beneficial owner, as defined in rule 13d-3 under the Act, of any of the securities covered by this Schedule 13G.

(6)	Information is based on publicly reported holdings as of the date of the most recently filed amendment to Schedule 13D, as filed on April 14, 2010. The statement was jointly filed by the following persons (the “Reporting Persons”): Discovery Equity Partners, L.P. an Illinois Limited Partnership (“Discovery Partners”), Discovery Group I, LLC (“Discovery Group”), a Delaware limited liability company primarily engaged in the business of investing in securities, Daniel J. Donoghue (“Donoghue”) a Managing Member of Discovery Group and of various related entities, and Michael R. Murphy (“Murphy”), a Managing Member of Discovery Group. The Reporting Persons and their applicable beneficial ownership are as follows: Discovery Partners 1,475,383 shares, Discovery Group 1,757,830 shares, Donoghue 1,757,830 shares, and Murphy 1,757,830 shares.

Directors, Named Executive Officers and Directors and Officers as a Group:

		Certain
		Shares
		Subject to
	Beneficial	Options		Percent of
	Holdings	and Other	Total	Shares
	(Excluding	Stock	Beneficially	Beneficial
Beneficial Owner	Options)	Awards(1)	Ownership	Owned(2)
Victor A. Allums	127,565	36,505	164,069	*
Romil Bahl	451,001	56,629	507,630	2.18%
David A. Cole	14,111	111,964	126,075	*
Patrick G. Dills	50,011	57,964	107,975	*
N. Colin Lind(3)	3,559,374	66,964	3,626,338	15.54%
Robert B. Lee	23,803	13,321	37,124	*
Philip J. Mazzilli, Jr.	23,611	66,964	90,575	*
Larry M. Robinson	175,010	43,680	218,689	*
Steven P. Rosenberg	13,611	66,964	80,575	*
James R. Shand	40,695	7,934	48,629	*
All current directors and executive officers as a group (12 persons)	4,488,791	528,888	5,017,679	21.08%

*	Represents holdings of less than one percent.

(1)	Represents shares that may be acquired currently or within 60 days after April 26, 2010 through the exercise of stock options and those that will be received upon the settlement of additional Performance Units under the 2006 Management Incentive Plan which is expected to occur on April 30, 2010.

(2)	Applicable percentage ownership at April 26, 2010 is based upon 23,269,821 shares of common stock outstanding, adjusted in the case of certain options and other conversion rights. Shares of common stock subject to options and rights that are currently exercisable or convertible, or will become exercisable or convertible within 60 days of April 26, 2010 are deemed outstanding for computing the percentage ownership of the person holding such options or rights, but are not deemed outstanding for computing the percentage ownership of any other persons. Beneficial ownership is determined in accordance with the rules of the SEC under which shares are beneficially owned by the person or entity that holds investment and/or voting power.

(3)	Mr. Lind is a Managing Partner of Blum L.P. Mr. Lind has informed the Company that he disclaims beneficial ownership of the shares beneficially owned by Blum L.P., except to the extent of any pecuniary interest therein.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on its review of copies of forms received by it pursuant to Section 16(a) of the Exchange Act, and written representations from certain reporting persons, the Company believes that with respect to 2009, all Section 16(a)

filing requirements applicable to its executive officers, directors and greater than 10 percent beneficial owners were timely satisfied.
EXECUTIVE OFFICERS
     Each of the executive officers of the Company was appointed by the Board of Directors to serve at the pleasure of the Board of Directors or until their successors are elected or until their earlier resignation, removal or death. The following table lists the current executive officers of the Company and their ages and offices with the Company.

		Period Employed in
Name	Age	Current Position
Romil Bahl, President and Chief Executive Officer	41	Since January 2009

Robert B. Lee, Chief Financial Officer and Treasurer	55	Since June 2009

Victor A. Allums, Senior Vice President, General Counsel and Secretary	51	Since May 2006

Catherine H. Lafiandra, Senior Vice President—Human Resources	47	February 2010

Larry M. Robinson, Senior Vice President—Audit Services—Americas	54	Since October 2005

Michael Noel, Senior Vice President and Chief Information Officer	38	Since October 2009

James R. Shand, Senior Vice President—Client Services-Americas	44	Since March 2009*

*	Mr. Shand was originally hired as Chief Innovation and Strategy Officer; however, his role was later changed to Senior Vice President—Client Services—Americas in September 2009 following further development of the Company’s business strategy.
     For biographical information regarding Mr. Bahl, please see “Information About The Class I Directors Whose Terms Will Expire At The 2012 Annual Meeting Of Shareholders” above.
     Robert B. Lee, Chief Financial Officer and Treasurer, joined the Company as Controller in January 2006. From October 2002 to December 2005, Mr. Lee was a principal in Bartlett Lee Auxiliary Management, a financial services outsourcing firm. From January 1993 to October 2002, he served as CFO and Controller of Buckhead America Corporation, a publicly owned hospitality company. Buckhead America was a spin-off company of Days Inns of America where Mr. Lee had served as Controller from September 1990 to December 1992. Prior to joining Days Inns, Mr. Lee was a Senior Manager with KPMG Peat Marwick where he began his career. Mr. Lee is a Certified Public Accountant, actively licensed since 1982.
     Victor A. Allums, Senior Vice President, General Counsel and Secretary, joined the Company in February 2006 and was Senior Vice President and Assistant Secretary prior to his appointment to his current position in May 2006. For nine years prior to joining the Company, Mr. Allums was Senior Vice President and General Counsel of GE Business Productivity Solutions, a subsidiary of General Electric Capital Corporation. Prior to his tenure with GE, he served as Assistant General Counsel of ALLTEL Information Services Healthcare Division. Mr. Allums began his career with the

Atlanta law firm of Troutman Sanders.
     Catherine H. Lafiandra, Senior Vice President—Human Resources, joined the Company in February 2010. Prior to joining the Company, she served in various roles for Imerys SA, an international mining company, from 1999 to 2007. From 2005 to 2007, Ms. Lafiandra served as Vice President and General Manager of Imerys Performance Miners North America and Europe, and prior to that, from 2003 to 2005, she served as Vice-President, Human Resources for all of Imerys SA. Prior to 2003, Ms. Lafiandra was Vice President Human Resources and General Counsel for Imerys Pigments and Additives Group. Prior to Imerys, Ms. Lafiandra served in various legal roles for GTE Wireless Inc. and was a lawyer in private practice with the law firms of Jones Day and Morris, Manning and Martin.
     Larry M. Robinson, Senior Vice President—Audit Services—Americas, is responsible for accounts payable recovery audit operations in the U.S., Canada, and Latin and South America. Prior to joining the Company, Mr. Robinson held various senior accounting and audit assignments for Sears Canada Inc., one of Canada’s largest retailers. He joined the company in 1992 as General Manager of the Canadian division, and later assumed additional responsibility for the Asia Pacific and Latin America regions.
     Michael Noel joined the Company as Senior Vice President and Chief Information Officer in October, 2009. Prior to joining PRGX, he was a partner in the IT Strategy practice at Infosys Consulting, the management consulting subsidiary of Infosys Technologies. Prior to joining Infosys in late 2004, Michael was a senior consultant in the IT Strategy and Transformation practice at A.T. Kearney.
     James R. Shand, Senior Vice President—Client Services—Americas, is responsible for the development of new accounts payable recovery audit clients and for ensuring a high level of service to existing clients in the U.S, Canada and Latin and South America. Mr. Shand joined the Company in March 2009 as Chief Information and Strategy Officer. Prior to joining the Company, Mr. Shand led the Global Information Technology Strategy Practice at Infosys Consulting, Inc., the business consulting subsidiary of Infosys Technologies Limited, since August 2004. Prior to Infosys, Mr. Shand was a Principal Consultant at A.T. Kearney, a global management consulting company. Before A.T. Kearney, Mr. Shand was a founder and Managing Director of Churchill Software Ltd in London, UK, which provided IT services to the UK Government.

PRINCIPAL ACCOUNTANTS’ FEES AND SERVICES
     The Company incurred the following fees for services performed by its independent registered public accounting firm for 2009 and 2008. All of the services described below were approved by the Audit Committee.

	2009	2008
Audit Fees (1)	$906,033	$1,047,000
Aggregate fees for professional services for the audit of the Company’s annual financial statements and reviews of financial statements included in the Company’s Forms 10-Q

Audit-Related Fees (2)	$43,963	$74,673
Aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above

Tax Fees	$27,388	—
Aggregate fees billed for professional services for tax compliance, tax consulting and tax planning

All Other Fees	—	—
Aggregate fees billed for products and services provided other than the services reported above

(1)	Audit Fees consist of fees for professional services rendered in connection with the audits of (i) annual financial statements of the Company and its subsidiaries, and (ii) the effectiveness of internal control over financial reporting. This category also includes reviews of financial statements included in Form 10-Q filings of the Company and its subsidiaries and services normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees for professional services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” For all periods presented, “Audit-Related Fees” relate to an employee benefit plan audit and fees paid to affiliates of BDO Seidman, LLP for other compliance work in foreign jurisdictions.
SHAREHOLDER PROPOSALS
     Shareholders who, in accordance with Securities and Exchange Commission Rule 14a-8, wish to present proposals for inclusion in the Company’s proxy materials to be distributed in connection with next year’s annual meeting of Shareholders must submit their proposals so that they are received at the Company’s principal executive offices no later than the close of business on December 10, 2010. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.
     In accordance with the Company’s Bylaws, in order to be properly brought before the 2010 Annual Meeting, a shareholder’s notice of the matter the shareholder wishes to present, or the person or persons the shareholder wishes to nominate as a director, must be delivered to the Secretary of the Company at its principal executive offices no less than 90 days, and no more than 120 days before the first anniversary of the date the Company mailed the preceding year’s proxy statement. As a result, any notice given by a shareholder pursuant to these provisions of the Company’s Bylaws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than January 4, 2011, and no later than February 3, 2011, unless the Company’s annual meeting date in 2011 is more than 30 days before or after June 15, 2011. SEC rules permit management to vote proxies in its discretion with respect to such matters if we advise shareholders how management intends to vote. If the Company’s 2011 Annual Meeting date is advanced or delayed by more than 30 days from June 15, 2011, then proposals must be received no later than the close of business on the later of the 90th day before the 2011 Annual Meeting or the 10th day following the date on which the meeting date is first publicly announced.
     To be in proper form, a shareholder’s notice must include the specified information concerning the proposal or nominee as described in the Company’s Bylaws. A shareholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about the requirements imposed by the Company’s Bylaws and SEC regulations. The Company will not consider any proposal or nomination that does not meet the Bylaw requirements and the SEC’s requirements for submitting a proposal or nomination.
     NOTICES OF INTENTION TO PRESENT PROPOSALS AT THE 2011 ANNUAL MEETING SHOULD BE ADDRESSED TO SECRETARY, PRGX GLOBAL, INC., 600 GALLERIA PARKWAY, SUITE 100, ATLANTA, GEORGIA 30339. THE COMPANY RESERVES THE RIGHT TO REJECT, RULE OUT OF ORDER, OR TAKE OTHER APPROPRIATE ACTION WITH RESPECT TO ANY PROPOSAL THAT DOES NOT COMPLY WITH THESE AND OTHER APPLICABLE REQUIREMENTS.
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
     Only one copy of this proxy statement and the documents accompanying it is being delivered to multiple beneficial shareholders who share an address, unless the Company or its authorized agents have received contrary instructions from any such shareholder. These documents are available on the Company’s web site, www.prgx.com. In addition, the Company will deliver promptly, upon written or oral request, a separate copy of this proxy statement and all other enclosed documents to any shareholder to which a single copy was delivered at a shared address. Any instructions to receive a separate copy of such mailings in the future, or request to receive a copy of this proxy statement or enclosed documents, may be made in writing or by telephone to the Company’s Secretary, Victor A. Allums, at PRGX Global, Inc., 600 Galleria Parkway, Suite 100, Atlanta, Georgia 30339, (770) 779-3900. If you are a beneficial holder and have previously provided a broker with permission to receive only one copy of these materials at a shared address, you must provide any revocation of such permission to that broker.
     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO SIGN, COMPLETE, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors: /s/ Patrick G. Dills Patrick G. Dills Chairman

Dated: May 4, 2010

Appendix A
PRG-SCHULTZ INTERNATIONAL, INC.
2008 EQUITY INCENTIVE PLAN

i

ii

iii

ARTICLE I
DEFINITIONS
1.01 Affiliate
     Affiliate, as it relates to any limitations or requirements with respect to incentive stock options, means any “subsidiary” or “parent” corporation (as such terms are defined in Code Section 424) of the Company. Affiliate otherwise means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Code Sections 1563(a), 414(b) or 414(c), except that, in making any such determination, 50 percent shall be substituted for 80 percent under such Code Sections and the related regulations.
1.02 Agreement
     Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.
1.03 Award
     Award means an Incentive Award, Option, Restricted Stock Award, Restricted Stock Unit or SAR granted under this Plan.
1.04 Board
     Board means the Board of Directors of the Company.
1.05 Cause
     Cause has the same definition as under any employment or service agreement between the Company or any Affiliate and the Participant or, if no such employment or service agreement exists or if such employment or service agreement does not contain any such definition, Cause means (i) the Participant’s act or failure to act amounting to gross negligence or willful misconduct to the detriment of the Company or any Affiliate; (ii) the Participant’s dishonesty, fraud, theft or embezzlement of funds or properties in the course of Participant’s employment; (iii) the Participant’s commission of or pleading guilty to or confessing to any felony; or (iv) the Participant’s breach of any restrictive covenant agreement with the Company or any Affiliate, including but not limited to, covenants not to compete, non-solicitation covenants and non-disclosure covenants. For purposes of the Plan, the Participant’s resignation without the Company’s or an Affiliate’s written consent prior to the expiration of a written employment contract or in anticipation of termination of employment for Cause shall constitute a termination of employment for Cause.

1.06 Change in Control
     Change in Control means the occurrence of any of the following events:
     (a) The accumulation in any number of related or unrelated transactions by any Person of beneficial ownership (as such term is used in Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s voting stock; provided that for purposes of this subsection (a), a Change in Control will not be deemed to have occurred if the accumulation of fifty percent (50%) or more of the voting power of the Company’s voting stock results from any acquisition of voting stock (i) by the Company, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (iii) by any Person pursuant to a merger, consolidation or reorganization (a “Business Combination”) that would not cause a Change in Control under subsection (b) below; or
     (b) Consummation of a Business Combination, unless, immediately following that Business Combination, all or substantially all of the Persons who were the beneficial owners of voting stock of the Company immediately prior to that Business Combination beneficially own, directly or indirectly, at least fifty percent (50%) of the combined voting power of the Company’s voting stock resulting from that Business Combination (including, without limitation, an entity that as a result of that transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to that Business Combination, of the voting stock of the Company; or
     (c) Less than a majority of the members of the Board of Directors of the Company or any entity resulting from a Business Combination are Incumbent Board Members; or
     (d) A sale or other disposition of all or substantially all of the assets of the Company, except pursuant to a Business Combination that would not cause a Change in Control under subsection (b) above; or
     (e) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that would not cause a Change in Control under subsection (b) above; or
     (f) Any other transaction or event that the Board identifies as a Change in Control for purposes of the Plan.
1.07 Code
     Code means the Internal Revenue Code of 1986 and any amendments thereto.
1.08 Committee
     Committee means the Compensation Committee of the Board, or the Board itself if no Compensation Committee exists. If such Compensation Committee exists, if and to the extent deemed necessary by the Board, such Compensation Committee shall consist of two or more

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directors, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” within the meaning of Code Section 162(m).
1.09 Common Stock
     Common Stock means the common stock, no par value per share, of the Company.
1.10 Company
     Company means PRG-Schultz International, Inc., a Georgia corporation, and any successor thereto.
1.11 Control Change Date
     Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.
1.12 Corresponding SAR
     Corresponding SAR means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.
1.13 Exchange Act
     Exchange Act means the Securities Exchange Act of 1934, as amended.
1.14 Fair Market Value
     Fair Market Value of a share of Common Stock means, on any given date, the fair market value of a share of Common Stock as the Committee in its discretion shall determine; provided, however, that the Committee shall determine Fair Market Value without regard to any restriction other than a restriction which, by its terms, will never lapse and, if the shares of Common Stock are traded on any national stock exchange or quotation system, the Fair Market Value of a share of Common Stock shall be the closing price of a share of Common Stock as reported on such stock exchange or quotation system on such date, or if the shares of Common Stock are not traded on such stock exchange or quotation system on such date, then on the next preceding day that the shares of Common Stock were traded on such stock exchange or quotation system, all as reported by such source as the Committee shall select. The Fair Market Value that the Committee determines shall be final, binding and conclusive on the Company, any Affiliate and each Participant.
1.15 Incentive Award
     Incentive Award means an award stated with reference to a specified dollar amount or number of shares of Common Stock which, subject to such terms and conditions as may be

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prescribed by the Committee entitles the Participant to receive shares of Common Stock, cash or a combination thereof from the Company or an Affiliate.
1.16 Incumbent Board Member
     Incumbent Board Member means an individual who either is (a) a member of the Company’s Board as of the effective date of the adoption of this Plan or (b) a member who becomes a member of the Company’s Board subsequent to the date of the adoption of this Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least sixty percent (60%) of the then Incumbent Board Members (either by a specific vote or by approval of the proxy statement of the Company in which that person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.
1.17 Initial Value
     Initial Value means, with respect to a Corresponding SAR, the Option price per share of the related Option and, with respect to a SAR granted independently of an Option, the amount determined by the Committee on the date of grant which shall not be less than the Fair Market Value of one share of Common Stock on the date of grant.
1.18 Named Executive Officer
     Named Executive Officer means a Participant who, as of the last day of a taxable year, is the Chief Executive Officer of the Company (or is acting in such capacity) or one of the four highest compensated officers of the Company (other than the Chief Executive Officer) or is otherwise one of the group of “covered employees,” all as defined in the regulations promulgated under Code Section 162(m).
1.19 Option
     Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.
1.20 Participant
     Participant means an employee of the Company or an Affiliate, a member of the Board or the Board of Directors of an Affiliate (whether or not an employee), or a person or entity that provides services to the Company or an Affiliate and who satisfies the requirements of Article IV and is selected by the Committee to receive an Award.
1.21 Plan
     Plan means this PRG-Schultz International, Inc. 2008 Equity Incentive Plan, in its current form and as hereafter amended.

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1.22 Person
     Person means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or any other entity of any kind.
1.23 Restricted Stock Award
     Restricted Stock Award means shares of Common Stock granted to a Participant under Article VIII.
1.24 Restricted Stock Unit
     Restricted Stock Unit means an award, stated with respect to a specified number of shares of Common Stock, that entitles the Participant to receive one share of Common Stock with respect to each Restricted Stock Unit that becomes payable under the terms and conditions of the Plan and the applicable Agreement.
1.25 SAR
     SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive cash or a number of shares of Common Stock based on the increase in the Fair Market Value of the shares underlying the stock appreciation right during a stated period specified by the Committee. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.
1.26 Ten Percent Shareholder
     Ten Percent Shareholder means any individual who (considering the stock attribution rules described in Code Section 424(d)) owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Affiliate.
ARTICLE II
PURPOSES
     The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates by associating their interests with those of the Company and its stockholders. The Plan is intended to permit the grant of Options qualifying under Code Section 422 (“incentive stock options”) and Options not so qualifying, SARs, Restricted Stock Awards, Restricted Stock Units and Incentive Awards in accordance with the Plan and procedures that may be established by the Committee. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan may be used for general corporate purposes.

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ARTICLE III
ADMINISTRATION
     The Plan shall be administered by the Committee. The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability, transferability, and forfeitability of all or any part of an Option or SAR, the transferability or forfeitability of a Restricted Stock Award, or the grant, settlement, forfeitability, or transferability of a Restricted Stock Unit or an Incentive Award, among other terms. Notwithstanding any such conditions, the Committee may, in its discretion and whether or not in connection with a Change in Control, accelerate the time at which any Option or SAR may be exercised, or the time at which a Restricted Stock Award may become transferable or nonforfeitable or the time at which an Incentive Award or award of Restricted Stock Units may be earned and settled. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement or Award. Unless otherwise provided by the Bylaws of the Company, by resolution of the Board or applicable law, a majority of the members of the Committee shall constitute a quorum, and acts of the majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.
     To the extent applicable law so permits, the Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to Awards to be granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of any delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation. If and to the extent deemed necessary by the Board, (i) all Awards granted to any individual who is subject to the reporting and other provisions of Section 16 of the Exchange Act shall be made by a Committee comprised solely of two or more directors, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, to the extent necessary to exempt the Award from the short-swing profit rules of Section 16(b) of the Exchange Act and (ii) all Awards granted to an individual who is a Named Executive Officer shall be made by a Committee comprised solely of two or more directors, all of whom are “outside directors” within the meaning of Code Section 162(m), to the extent necessary to preserve any deduction under Section 162(m) of the Code. An Award granted to an individual who is a member of the Committee may be approved by the Committee in accordance with the applicable committee charters then in effect and other applicable law.
     The Company shall bear all expenses of administering this Plan. The Company shall indemnify and hold harmless each person who is or shall have been a member of the Committee

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acting as administrator of the Plan, or any delegate of such, against and from any cost, liability, loss or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any action, claim, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or not taken under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against such person, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. Notwithstanding the foregoing, the Company shall not indemnify and hold harmless any such person if (i) applicable law or the Company’s Articles of Incorporation or Bylaws prohibit such indemnification or (ii) such person did not act in good faith and in a manner that such person believed to be consistent with the Plan or (iii) such person’s conduct constituted gross negligence or willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or under any other power that the Company may have to indemnify such person or hold him or her harmless. The provisions of the foregoing indemnity shall survive indefinitely the term of this Plan.
ARTICLE IV
ELIGIBILITY
     Any employee of the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan), a member of the Board or the Board of Directors of an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) (whether or not such board member is an employee) and any other person or entity that provides services to the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person or entity has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or any Affiliate or if it is otherwise in the best interest of the Company or any Affiliate for such person or entity to participate in this Plan.
ARTICLE V
COMMON STOCK SUBJECT TO PLAN
5.01 Common Stock Issued
     Upon the issuance of shares of Common Stock pursuant to an Award, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs) shares of Common Stock from its authorized but unissued Common Stock, treasury shares or reacquired shares, whether reacquired on the open market or otherwise.
5.02 Aggregate Limit
     The maximum aggregate number of shares of Common Stock that may be issued under this Plan and to which Awards may relate is 2,000,000 shares. One hundred percent (100%) of such shares may be issued pursuant to Options. Alternatively, one hundred percent (100%) of

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such shares may be issued pursuant to SARs, Restricted Stock Awards, Restricted Stock Units or Incentive Awards. The maximum number of shares of Common Stock that may be issued in each instance shall be subject to adjustment as provided in Article XII.
5.03 Individual Limit
     In any calendar year, no Participant may be granted Options, SARs, Restricted Stock Awards, Restricted Stock Units or any combination thereof that relate to more than 500,000 shares of Common Stock. For purposes of the foregoing limit, an Option and its Corresponding SAR shall be treated as a single Award. In any calendar year, no Participant may be granted an Incentive Award (i) with reference to a specified dollar limit for more than $1,500,000 and (ii) with reference to a specified number of shares of Common Stock for more than 500,000 shares of Common Stock. If an Award that a Participant holds is cancelled or subject to a repricing within the meaning of the regulations under Code Section 162(m) (after shareholder approval as required herein), the cancelled Award shall continue to be counted against the maximum number of shares of Common Stock for which Awards may be granted to the Participant in any calendar year as required under Code Section 162(m). The maximum number of shares that may be granted in any calendar year to any Participant shall be subject to adjustment as provided in Article XII.
5.04 Awards Settled in Cash; Reissue of Awards and Shares
     To the extent that an Award is settled in cash or a form other than shares of Common Stock, the number of underlying shares of Common Stock with respect to which the Award related shall be counted against the applicable Common Stock limit under Section 5.02 above as opposed to counting the number of shares of Common Stock that could have been delivered in lieu of such cash or other form of settlement. To the extent that any shares of Common Stock are issued pursuant to an Award, the number of shares of Common Stock that shall be counted against the applicable Common Stock limit under Section 5.02 above shall be the greater of (i) the number of underlying shares of Common Stock with respect to which the Award related or (ii) the number of shares of Common Stock actually issued in settlement of such Award. Shares of Common Stock that are subject to or underlie Awards that expire, or for any reason are cancelled, terminated or forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan, shall again be available for issuance pursuant to subsequent Awards under the Plan. Such shares of Common Stock, with respect to the portion of that Award that is cancelled, terminated, forfeited, fails to vest or is otherwise not paid or delivered, will be treated for purposes of Section 5.02 above as if they had never been issued. Shares of Common Stock that are otherwise reacquired from the Participant or the Participant’s transferee to pay the exercise or purchase price of an Award or to satisfy the minimum applicable tax withholding obligation of the Company or an Affiliate with respect to an Award shall not be treated, for purposes of Section 5.02 above, as shares of Common Stock available for issuance under the Plan and shall not be so available.

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ARTICLE VI
OPTIONS
6.01 Grant
     Subject to the eligibility provisions of Article IV, the Committee will designate each individual or entity to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such grant and whether the Option is an incentive stock option or a nonqualified stock option. Notwithstanding any other provision of the Plan or any Agreement, the Committee may only grant an incentive stock option to an individual who is an employee of the Company or an Affiliate. An Option may be granted with or without a Corresponding SAR.
6.02 Option Price
     The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted. However, if at the time of grant of an Option that is intended to be an incentive stock option, the Participant is a Ten Percent Shareholder, the price per share of Common Stock purchased on the exercise of such Option shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted.
6.03 Maximum Option Period
     The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted (five years from the date such Option was granted in the event of an incentive stock option granted to a Ten Percent Shareholder).
6.04 Exercise
     Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date the Option is granted) exceeding $100,000. If the limitation is exceeded, the Options that cause the limitation to be exceeded shall be treated as nonqualified stock options. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of the Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

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6.05 Payment
     Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price shall be made in cash or cash equivalent acceptable to the Committee. If the Agreement so provides, the Committee, in its discretion and provided applicable law so permits, may allow a Participant to pay all or part of the Option price (i) by surrendering (actually or by attestation) shares of Common Stock to the Company that the Participant already owns and, if necessary to avoid adverse accounting consequences, has held for at least six months; (ii) by a cashless exercise through a broker; (iii) by means of a “net exercise” procedure, (iv) by such other medium of payment as the Administrator in its discretion shall authorize or (v) by any combination of the aforementioned methods of payment. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.
6.06 Stockholder Rights
     No Participant shall have any rights as a stockholder with respect to shares subject to his or her Option until the date of exercise of such Option and the issuance of the shares of Common Stock.
6.07 Disposition of Shares
     A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was designated an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of shares of Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.
6.08 No Liability of Company
     The Company shall not be liable to any Participant or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that an Option intended to be an incentive stock option and granted hereunder does not qualify as an incentive stock option.
ARTICLE VII
SARS
7.01 Grant
     Subject to the eligibility provisions of Article IV, the Committee will designate each individual or entity to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such grant. In addition, no Participant may be granted Corresponding SARs (under this Plan and all other incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar

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year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.
7.02 Maximum SAR Period
     The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten years from the date such SAR was granted (five years for a Corresponding SAR that is related to an incentive stock option and that is granted to a Ten Percent Shareholder). No Corresponding SAR shall be exercisable or continue in existence after the expiration of the Option to which the Corresponding SAR relates.
7.03 Exercise
     Subject to the provisions of this Plan and the applicable Agreement, a SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a SAR may be exercised only when the Fair Market Value of the Common Stock that is subject to the exercise exceeds the Initial Value of the SAR and a Corresponding SAR may be exercised only to the extent that the related Option is exercisable. A SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of a SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.
7.04 Settlement
     The amount payable to the Participant by the Company as a result of the exercise of a SAR shall be settled in cash, by the issuance of shares of Common Stock or by a combination thereof, as the Committee in its sole discretion determines and sets forth in the applicable Agreement. No fractional share will be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.
7.05 Stockholder Rights
     No Participant shall, as a result of receiving a SAR, have any rights as a stockholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.
ARTICLE VIII
RESTRICTED STOCK AWARDS
8.01 Award
     Subject to the eligibility provisions of Article IV, the Committee will designate each individual or entity to whom a Restricted Stock Award is to be granted, will specify the number

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of shares of Common Stock covered by such grant and the price, if any, to be paid for each share of Common Stock covered by the grant.
8.02 Payment.
     Unless the Agreement provides otherwise, if the Participant must pay for a Restricted Stock Award, payment of the Award shall be made in cash or cash equivalent acceptable to the Committee. If the Agreement so provides, the Committee, in its discretion and provided applicable law so permits, may allow a Participant to pay all or part of the purchase price (i) by surrendering (actually or by attestation) shares of Common Stock to the Company the Participant already owns and, if necessary to avoid adverse accounting consequences, has held for at least six months, (ii) by such other medium of payment as the Committee in its discretion shall authorize or (iii) by any combination of the foregoing methods of payment. If Common Stock is used to pay all or part of the purchase price, the sum of cash and cash equivalent and other payments and the Fair Market Value (determined as of the day preceding the date of purchase) of the Common Stock surrendered must not be less than the purchase price of the Restricted Stock Award.
8.03 Vesting
     The Committee, on the date of grant may, but need not, prescribe that a Participant’s rights in the Restricted Stock Award shall be forfeitable and nontransferable for a period of time or subject to such conditions as may be set forth in the Agreement. Notwithstanding any provision herein to the contrary, the Committee, in its sole discretion may grant Restricted Stock Awards that are nonforfeitable and transferable immediately upon grant. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Restricted Stock Award shall be forfeitable and nontransferable subject to (a) the attainment of objectively determinable performance conditions based on the criteria described in Article XII, (b) the Participant’s completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant’s death, disability or retirement or (d) satisfaction of a combination of any of the foregoing factors. A Participant’s rights in a Restricted Stock Award may be subject to repurchase upon specified events as determined by the Committee and set forth in the Agreement. Notwithstanding the preceding sentences, if and to the extent deemed necessary by the Committee, Restricted Stock Awards granted to Named Executive Officers shall be forfeitable and nontransferable subject to attainment of objectively determinable performance conditions based on the criteria described in Article XII and shall be subject to the other requirements set forth in Article XII so as to enable such Restricted Stock Award to qualify as “qualified performance-based compensation” under the regulations promulgated under Code Section 162(m). A Restricted Stock Award can only become nonforfeitable and transferable during the Participant’s lifetime in the hands of the Participant.
8.04 Maximum Restriction Period
     To the extent the Participant’s rights in a Restricted Stock Award are forfeitable and nontransferable for a period of time, the Committee on the date of grant shall determine the maximum period over which the rights may become nonforfeitable and transferable, except that such period shall not exceed ten years from the date of grant.

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8.05 Stockholder Rights
     Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Restricted Stock Award may be forfeited and are nontransferable), a Participant will have all rights of a stockholder with respect to a Restricted Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares granted pursuant to a Restricted Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares granted pursuant to a Restricted Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Restricted Stock Award. In lieu of retaining custody of the certificates evidencing shares granted pursuant to a Restricted Stock Award, the shares of Common Stock granted pursuant to the Restricted Stock Award may, in the Committee’s discretion, be held in escrow by the Company until the Participant’s interest in such shares of Common Stock vest. Notwithstanding the preceding sentences, if and to the extent deemed necessary by the Committee, dividends payable with respect to Restricted Stock Awards may accumulate (without interest) and become payable to the Participant at the time, and only to the extent that, the portion of the Restricted Stock Award to which the dividends relate has become transferable and nonforfeitable. The limitations set forth in the preceding sentences shall not apply after the shares granted under the Restricted Stock Award are transferable and are no longer forfeitable.
ARTICLE IX
RESTRICTED STOCK UNITS
9.01 Grant
     Subject to the eligibility provisions of Article IV, the Committee will designate each individual or entity to whom a grant of Restricted Stock Units is to be made and will specify the number of shares covered by such grant.
9.02 Earning the Award
     The Committee, on the date of grant of the Restricted Stock Units, shall prescribe that the Restricted Stock Units will be earned and become payable subject to such conditions as are set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that the Restricted Stock Units will be earned and become payable upon (a) the satisfaction of objectively determinable performance conditions based on the criteria described in Article XI, (b) the Participant’s completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant’s death, disability or retirement or (d) satisfaction of a combination of any of the foregoing factors. If and to the extent deemed necessary by the Committee, Restricted Stock Units granted to Named Executive Officers shall become payable upon the satisfaction of objectively determinable performance conditions based on the criteria described in Article XI and shall be subject to the other requirements set forth in Article XI so as to enable such Restricted Stock Units to qualify as “qualified performance-based compensation” under the regulations promulgated under Code Section 162(m).

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9.03 Maximum Restricted Stock Unit Award Period
     The Committee, on the date of grant, shall determine the maximum period over which Restricted Stock Units may be earned, except that such period shall not exceed ten years from the date of grant.
9.04 Payment
     The amount payable to the Participant by the Company when an award of Restricted Stock Units is earned shall be settled by the issuance of one share of Common Stock for each Restricted Stock Unit that is earned. A fractional share of Common Stock shall not be deliverable when an award of Restricted Stock Units is earned, but a cash payment will be made in lieu thereof.
9.05 Stockholder Rights
     No Participant shall, as a result of receiving a grant of Restricted Stock Units, have any rights as a stockholder until and then only to the extent that the Restricted Stock Units are earned and settled in shares of Common Stock. However, notwithstanding the foregoing, the Committee in its sole discretion may set forth in the Agreement that, for so long as the Participant holds any Restricted Stock Units, if the Company pays any cash dividends on its Common Stock, then (a) the Company may pay the Participant in cash for each outstanding Restricted Stock Unit covered by the Agreement as of the record date of such dividend, less than any required withholdings, the per share amount of such dividend or (b) the number of outstanding Restricted Stock Units covered by the Agreement may be increased by the number of Restricted Stock Units, rounded down to the nearest whole number, equal to (i) the product of the number of the Participant’s outstanding Restricted Stock Units as of the record date for such dividend multiplied by the per share amount of the dividend divided by (ii) the fair market value of a share of Common Stock on the payment date of such dividend. In the event additional Restricted Stock Units are awarded, such Restricted Stock Units shall be subject to the same terms and conditions set forth in the Plan and the Agreement as the outstanding Restricted Stock Units with respect to which they were granted. Notwithstanding the preceding sentences, if and to the extent deemed necessary to the Committee, dividends payable with respect to Restricted Stock Units may accumulate (without interest) and become payable to the Participant at the time, and only to the extent that, the portion of the Restricted Stock Units to which the dividends relate has become earned and payable. The limitations set forth in the preceding sentences shall not apply after the Restricted Stock Units become earned and payable and shares are issued thereunder.
ARTICLE X
INCENTIVE AWARDS
10.01 Grant
     Subject to the eligibility provisions of Article IV, the Committee will designate each individual or entity to whom Incentive Awards are to be granted. All Incentive Awards shall be determined exclusively by the Committee under the procedures established by the Committee.

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10.02 Earning the Award
     The Committee, on the date of grant of an Incentive Award, shall specify in the applicable Agreement the terms and conditions which govern the grant, including without limitation, whether the Participant, to be entitled to payment, must be employed or providing services to the Company or an Affiliate at the time the Incentive Award is to be paid. By way of example and not of limitation, the Committee may prescribe that the Incentive Award shall be earned and payable upon (a) the satisfaction of objectively determinable performance conditions based on the criteria described in Article XII, (b) the Participant’s completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant’s death, disability or retirement or (d) satisfaction of a combination of any of the foregoing factors. If and to the extent deemed necessary by the Committee, Incentive Awards granted to Named Executive Officers shall be earned and become payable upon the satisfaction of objectively determinable performance conditions based on the criteria described in Article XII and shall be subject to the other requirements set forth in Article XII so as to enable the Incentive Awards to qualify as “qualified performance-based compensation” under the regulations promulgated under Code Section 162(m).
10.03 Maximum Incentive Award Period
     The Committee, at the time an Incentive Award is made, shall determine the maximum period over which the Incentive Award may be earned, except that such period shall not exceed ten years from the date of grant.
10.04 Payment
     The amount payable to the Participant by the Company when an Incentive Award is earned may be settled in cash, by the issuance of shares of Common Stock or by a combination thereof, as the Committee, in its sole discretion determines and sets forth in the applicable Agreement. A fractional share of Common Stock shall not be deliverable when an Incentive Award is earned, but a cash payment will be made in lieu thereof.
10.05 Stockholder Rights
     No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company or any Affiliate on account of such Incentive Award, unless and then only to the extent that the Incentive Award is earned and settled in shares of Common Stock.
ARTICLE XI
TERMS APPLICABLE TO ALL AWARDS
11.01 Written Agreement
     Each Award shall be evidenced by a written Agreement (including any amendment or supplement thereto) between the Company and the Participant specifying the terms and conditions of the Award granted to such Participant.

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11.02 Nontransferability
          Except as provided in Section 11.03, each Award granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option or Corresponding SAR (by the Participant or his transferee), the Option and Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 11.02, during the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant or his transferee.
11.03 Transferable Awards
          Section 11.02 to the contrary notwithstanding, if the Agreement so provides, an Award that is not an incentive stock option or a Corresponding SAR that relates to an incentive stock option may be transferred by a Participant to any of such class of transferees who can be included in the class of transferees who may rely on a Form S-8 Registration Statement under the Securities Act of 1933 to sell shares issuable upon exercise or payment of such Awards granted under the Plan. Any such transfer will be permitted only if (i) the Participant does not receive any consideration for the transfer, (ii) the Committee expressly approves the transfer and (iii) the transfer is on such terms and conditions as are appropriate for the class of transferees who may rely on the Form S-8 Registration Statement. The holder of the Aware transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Award except by will or the laws of descent and distribution. In the event of any transfer of an Option that is not an incentive stock option or a Corresponding SAR that relates to an incentive stock option (by the Participant or his transferee), the Option and Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Unless transferred as provided in Section 8.05, a Restricted Stock Award may not be transferred prior to becoming non-forfeitable and transferable.
11.04 Employee Status
          If the terms of any Award provide that it may be exercised or paid only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service. For purposes of the Plan, employment and continued service shall be deemed to exist between the Participant and the Company and/or an Affiliate if, at the time of the determination, the Participant is a director, officer, employee, consultant or advisor of the Company or an Affiliate. A Participant on military leave, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of leave does not exceed three months, or, if longer, so long as the individual’s right to re-employment with the Company or any of its Affiliates is guaranteed either by statute or by contract. If the period of leave exceeds three months, and the individual’s right to re-employment is not guaranteed by statute or by contract, the employment shall be deemed to be terminated on the first day after the end of such three-

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month period. Except as may otherwise be expressly provided in an Agreement, Awards granted to a director, officer, employee, consultant or adviser shall not be affected by any change in the status of the Participant so long as the Participant continues to be a director, officer, employee, consultant or advisor to the Company or any of its Affiliates (regardless of having changed from one to the other or having been transferred from one entity to another). The Participant’s employment or continued service shall not be considered interrupted in the event the Committee, in its discretion and as specified at or prior to such occurrence, determines there is no interruption in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or an Affiliate, except that if the Committee does not otherwise specify such at or such prior to such occurrence, the Participant will be deemed to have a termination of employment or continuous service to the extent the Affiliate that employs the Participant is no longer the Company or an entity that qualifies as an Affiliate.
11.05 Change in Control
          Notwithstanding any provision of any Agreement to the contrary, in the event of or in anticipation of a Change in Control, the Committee in its discretion may (i) declare that some or all outstanding Awards previously granted under the Plan, whether or not then exercisable or payable, shall terminate as of a date before or on the Change in Control without any payment to the holder of the Award, provided the Committee gives prior written notice to the Participants of such termination and gives such Participants the right to exercise their outstanding Awards for a reasonable time before such date to the extent then exercisable (or to the extent such Awards would be exercisable as of the Control Change Date), (ii) terminate before or on the Control Change Date some or all outstanding Awards previously granted under the Plan, whether or not then exercisable or payable, in consideration of payment to the holder of the Award, with respect to each share of Common Stock for which the Award is then exercisable or payable (or for which the Award would have been exercisable or payable as of the Control Change Date), of the excess, if any, of the Fair Market Value on such date of the Common Stock subject to such portion of the Award over the Option price or Initial Value (if applicable) (provided that outstanding Awards that are not then exercisable or payable and that would not become exercisable or payable on the Control Change Date, and Options and SARs with respect to which the Fair Market Value of the Common Stock subject to the Options or SARs does not exceed the Option price or Initial Value, shall be cancelled without any payment therefor) or (iii) take such other action as the Committee determines to be reasonable under the circumstances to permit the Participant to realize the value of the Award (which value for purposes of Awards that are not then exercisable or payable and that would not become exercisable or payable as of the Control Change Date, and Options and SARs with respect to which the Fair Market Value of the Common Stock subject to the Award does not exceed the Option price or Initial Value, shall be deemed to be zero). The payment described in (ii) above may be made in any manner the Committee determines, including cash, stock or other property. The Committee may take the actions described in (i), (ii) or (iii) above with respect to Awards that are not then exercisable or payable whether or not the Participant will receive any payment therefor. The Committee in its discretion may take any of the actions described in this Section contingent on consummation of the Change in Control and with respect to some or all outstanding Awards, whether or not then exercisable or payable, or on an Award-by- Award basis, which actions need not be uniform with respect to all outstanding Awards. However, Awards shall not be terminated to the extent that written provision is made for their continuance, assumption or substitution by the Company or a

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successor employer or its parent or subsidiary in connection with the Change in Control. The Committee may provide in an applicable Agreement that a Participant’s outstanding Awards shall be fully exercisable or payable on and after a Control Change Date or immediately before the date the Awards will be terminated in connection with the Change in Control, as described herein.
ARTICLE XII
QUALIFIED PERFORMANCE-BASED COMPENSATION
12.01 Performance Conditions
     In accordance with the Plan, the Committee may prescribe that Awards will become exercisable, nonforfeitable and transferable, and earned and payable, based on objectively determinable performance conditions. Objectively determinable performance conditions are performance conditions (i) that are established in writing (a) at the time of grant or (b) no later than the earlier of (x) 90 days after the beginning of the period of service to which they relate and (y) before the lapse of 25% of the period of service to which they relate; (ii) that are uncertain of achievement at the time they are established and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. The performance conditions may include any or any combination of the following (a) gross, operating or net earnings (income) before or after taxes; (b) return on equity; (c) return on capital; (d) return on sales; (e) return on investments; (f) return on assets or net assets; (g) earnings per share; (h) cash flow per share; (i) book value per share; (j) gross margin; (k) customers; (l) cash flow or cash flow from operations; (m) Fair Market Value of the Company or any Affiliate or shares of Common Stock; (n) share price or total shareholder return; (o) market share; (p) level of expenses or other costs; (q) gross, operating or net revenue; (r) EBIT; (s) Adjusted EBIT; (t) profitability; (u) EBITDA; (v) Adjusted EBIDTA; (w) Free Cash Flow; or (x) peer group comparisons of any of the aforementioned performance conditions. Performance conditions may be related to a specific customer or group of customers or geographic region. The form of the performance conditions may be measured on a Company, Affiliate, division, business unit, service line, segment or geographic basis or any combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance conditions. Profits, earnings and revenues used for any performance condition measurement may exclude any extraordinary or non-recurring items. The performance conditions may, but need not, be based upon an increase or positive result under the aforementioned business criteria and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific business criteria). The performance conditions may not include solely the mere continued employment of the Participant. However, the Award may become exercisable, nonforfeitable and transferable or earned and payable contingent on the Participant’s continued employment or service, and/or employment or service at the time the Award becomes exercisable, nonforfeitable and transferable or earned and payable, in addition to the performance conditions described above.

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12.02 Establishing the Amount of the Award
     The amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable if the performance conditions are obtained (or an objective formula for, or method of, computing such amount) also must be established at the time set forth in Section 12.01 above. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, reduce the amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable, as applicable, if the Committee determines that such reduction is appropriate under the facts and circumstances. In no event shall the Committee have the discretion to increase the amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable.
12.03 Earning the Award
     If the Committee, on the date of grant, prescribes that an Award shall become exercisable, nonforfeitable and transferable or earned and payable only upon the attainment of any of the above performance conditions, the Award shall become exercisable, nonforfeitable and transferable or earned and payable only to the extent that the Committee certifies in writing that such conditions have been achieved. An Award will not satisfy the requirements of this Article XII to constitute “qualified performance-based compensation” if the facts and circumstances indicate the Award will become exercisable, nonforfeitable and transferable or earned and payable regardless of whether the performance conditions are attained. However, an Award does not fail to meet the requirements of this Article XII merely because the Award would become exercisable, nonforfeitable and transferable or earned and payable upon the Participant’s death or disability or upon a Change in Control, although an Award that actually becomes exercisable, nonforfeitable and transferable or earned and payable on account of those events prior to the attainment of the performance conditions would not constitute “qualified performance-based compensation” under Code Section 162(m). In determining if the performance conditions have been achieved, the Committee may adjust the performance targets in the event of any unbudgeted acquisition, divestiture or other unexpected fundamental change in the business of the Company, an Affiliate or business unit or in any product that is material taken as a whole as appropriate to fairly and equitably determine if the Award is to become exercisable, nonforfeitable and transferable or earned and payable pursuant to the conditions set forth in the Award. Additionally, in determining if such performance conditions have been achieved, the Committee also may adjust the performance targets in the event of any (i) unanticipated asset write-downs or impairment charges, (ii) litigation or claim judgments or settlements thereof, (iii) changes in tax laws, accounting principles or other laws or provisions affecting reported results, (iv) accruals for reorganization or restructuring programs, or extraordinary non-reoccurring items as described in Accounting Principles Board Opinion No. 30 or as described in management’s discussion and analysis of the financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year, (v) acquisitions or dispositions or (vi) foreign exchange gains or losses. To the extent any such adjustments affect Awards, the intent is that they shall be in a form that allows the Award to continue to meet the requirements of Section 162(m) of the Code for deductibility.

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12.04 Definitions of Performance Criteria
     “Adjusted EBITDA” means EBITDA excluding charges associated with restructuring and exit activities, stock-based compensation, intangible asset impairment, material severance obligations and other unusual or extraordinary events.
     “Adjusted EBIT” means EBIT excluding charges associated with restructuring and exit activities, stock-based compensation, intangible asset impairment, material severance obligations and other unusual or extraordinary events.
     “EBIT” means earnings from continuing operations before interest and taxes.
     “EBITDA” means earnings from continuing operations before interest, taxes, depreciation and amortization.
     “Free Cash Flow” means Adjusted EBITDA less capital expenditures.
ARTICLE XIII
ADJUSTMENT UPON CHANGE IN COMMON STOCK
     The maximum number of shares of Common Stock that may be issued pursuant to Awards, the terms of outstanding Awards, and the per individual limitations on the number of shares of Common Stock that may be issued pursuant to Awards shall be adjusted as the Committee shall determine to be equitably required in the event (i) there occurs a reorganization, recapitalization, stock split, spin-off, split-off, stock dividend, issuance of stock rights, combination of shares, merger, consolidation, or distribution to stockholders other than a cash dividend; (ii) the Company engages in a transaction Code Section 424 describes or (iii) there occurs any other transaction or event which, in the judgment of the Board necessitates such action. In that respect, the Committee shall make such adjustments as are necessary in the number or kind of shares of Common Stock or securities which are subject to the Award, the exercise price or Initial Value of the Award, and such other adjustments as are appropriate in the discretion of the Committee. Such adjustments may provide for the elimination of fractional shares that might otherwise be subject to Awards without any payment therefor. Notwithstanding the foregoing, the conversion of one or more outstanding shares of preferred stock or convertible debentures that the Company may issue from time to time into Common Stock shall not in and of itself require any adjustment under this Article XIII. In addition, the Committee may make such other adjustments to the terms of any Awards to the extent equitable and necessary to prevent an enlargement or dilution of the Participant’s rights thereunder as a result of any such event or similar transaction. Any determination made under this Article XIII by the Board shall be final and conclusive.
     The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares that may be

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issued pursuant to Awards, the per individual limitations on the number of shares that may be issued pursuant to Awards or the terms of outstanding Awards.
     The Committee may grant Awards in substitution for stock options, stock appreciation rights, restricted stock, restricted stock units, incentive awards, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XIII. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.
ARTICLE XIV
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
14.01 Compliance
     No Option or SAR shall be exercisable, no Restricted Stock Award or Restricted Stock Unit shall be granted, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate evidencing shares of Common Stock issued pursuant to an Award may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations and to reflect any other restrictions applicable to such shares as the Committee otherwise deems appropriate. No Option or SAR shall be exercisable, no Restricted Stock Award or Restricted Stock Unit shall be granted, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.
14.02 Postponement of Exercise or Payment
     The Committee may postpone any grant, exercise, vesting or payment of an Award for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to the Award under the securities laws; (ii) to take any action in order to (A) list such shares of Common Stock or other shares of stock of the Company on a stock exchange if shares of Common Stock or other shares of stock of the Company are not then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock or other shares of stock of the Company, including any rules or regulations of any stock exchange on which the shares of Common Stock or other shares of stock of the Company are listed; (iii) to determine that such shares of Common Stock in the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; (iv) to comply with any other applicable law, including without limitation, securities laws; (v) to comply with any legal or contractual

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requirements during any such time the Company or any Affiliate is prohibited from doing any of such acts under applicable law, including without limitation, during the course of an investigation of the Company or any Affiliate, or under any contract, loan agreement or covenant or other agreement to which the Company or any Affiliate is a party or (vi) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period; and the Company shall not be obligated by virtue of any terms and conditions of any Agreement or any provision of the Plan to recognize the grant, exercise, vesting or payment of an Award or to grant, sell or issue shares of Common Stock or make any such payments in violation of the securities laws or the laws of any government having jurisdiction thereof or any of the provisions hereof. Any such postponement shall not extend the term of the Award and neither the Company nor its directors and officers nor the Committee shall have any obligation or liability to any Participant or to any other person with respect to shares of Common Stock or payments as to which the Award shall lapse because of such postponement.
     Additionally, the Committee may postpone any grant, exercise vesting or payment of an Award if the Company reasonably believes the Company’s or any applicable Affiliate’s deduction with respect to such Award would be limited or eliminated by application of Code Section 162(m) to the extent permitted by Section 409A of the Code; provided, however, such delay will last only until the earliest date at which the Company reasonably anticipates that the deduction with respect to the Award will not be limited or eliminated by the application of Code Section 162(m) or the calendar year in which the Participant separates from service.
14.03 Forfeiture of Payment
     A Participant shall be required to forfeit any and all rights under Awards or to reimburse the Company for any payment under any Award (with interest as necessary to avoid imputed interest or original issue discount under the Code or as otherwise required by applicable law) to the extent applicable law requires such forfeiture or reimbursement.
ARTICLE XV
LIMITATION ON BENEFITS
     Despite any other provisions of this Plan to the contrary, if the receipt of any payments or benefits under this Plan would subject a Participant to tax under Code Section 4999, the Committee may determine whether some amount of payments or benefits would meet the definition of a “Reduced Amount.” If the Committee determines that there is a Reduced Amount, the total payments or benefits to the Participant under all Awards must be reduced to such Reduced Amount, but not below zero. If the Committee determines that the benefits and payments must be reduced to the Reduced Amount, the Company must promptly notify the Participant of that determination, with a copy of the detailed calculations by the Committee. All determinations of the Committee under this Article XV are final, conclusive and binding upon the Company and the Participant. It is the intention of the Company and the Participant to reduce the payments under this Plan only if the aggregate Net After Tax Receipts to the Participant would thereby be increased. As result of the uncertainty in the application of Code Section 4999 at the time of the initial determination by the Committee under this Article XV, however, it is possible that amounts will have been paid under the Plan to or for the benefit of a Participant which should not have been so paid (“Overpayment”) or that additional amounts which will not

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have been paid under the Plan to or for the benefit of a Participant could have been so paid (“Underpayment”), in each case consistent with the calculation of the Reduced Amount. If the Committee, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which the Committee believes has a high probability of success, or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated for all purposes as a loan, to the extent permitted by applicable law, which the Participant must repay to the Company together with interest at the applicable federal rate under Code Section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount shall be payable by the Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Code Section 1, 3101 or 4999 or generate a refund of such taxes. If the Committee, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the Committee must promptly notify the Company of the amount of the Underpayment, which then shall be paid promptly to the Participant but no later than the end of the Participant’s taxable year next following the Participant’s taxable year in which the determination is made that the underpayment has occurred. For purposes of this Section, (i) “Net After Tax Receipt” means the Present Value of a payment under this Plan net of all taxes imposed on Participant with respect thereto under Code Sections 1, 3101 and 4999, determined by applying the highest marginal rate under Code Section 1 which applies to the Participant’s taxable income for the applicable taxable year; (ii) “Present Value” means the value determined in accordance with Code Section 280G(d)(4) and (iii) “Reduced Amount” means the smallest aggregate amount of all payments and benefits under this Plan which (a) is less than the sum of all payments and benefits under this Plan and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate payments and benefits under this Plan were any other amount less than the sum of all payments and benefits to be made under this Plan.
ARTICLE XVI
GENERAL PROVISIONS
16.01 Effect on Employment and Service
     Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.
16.02 Unfunded Plan
     This Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Any liability of the Company to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

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16.03 Rules of Construction
     Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
16.04 Tax Withholding and Reporting
     Unless an Agreement provides otherwise, each Participant shall be responsible for satisfying in cash or cash equivalent acceptable to the Committee any income and employment (including without limitation Social Security and Medicare) tax withholding obligations attributable to participation in the Plan and the grant, exercise, vesting or payment of Awards granted thereunder (including the making of a Code Section 83(b) election with respect to an Award). In accordance with procedures that the Committee establishes, the Committee, to the extent applicable law permits, may allow a Participant to pay such amounts (i) by surrendering (actually or by attestation) shares of Common Stock that the Participant already owns and, if necessary to avoid adverse accounting consequences, has held for at least six months (but only for the minimum required withholding); (ii) by a cashless exercise through a broker; (iii) by means of a “net exercise” procedure, (iv) by such other medium of payment as the Committee in its discretion shall authorize or (v) by any combination of the aforementioned methods of payment. The Company shall comply with all such reporting and other requirements relating to the administration of this Plan and the grant, exercise, vesting or payment of any Award hereunder as applicable law requires. Nevertheless, shares of Common Stock that the Company reacquires in connection with any tax withholding will still be deemed issued and will not be available for issuance pursuant to future Awards under the Plan.
16.05 Reservation of Shares.
     The Company, during the term of this Plan, shall at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. Additionally, the Company, during the term of this Plan, shall use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorizations needed in order to issue and to sell such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. However, the inability of the Company to obtain from any such regulatory agency the requisite authorizations the Company’s counsel deems to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and sale of any shares of Common Stock hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or to sell such shares of Common Stock as to which such requisite authority shall not have been obtained.
16.06 Governing Law.
     This Plan and all Awards granted hereunder shall be governed by the laws of the State of Georgia, except to the extent federal law applies.

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16.07 Other Actions
     Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options, stock appreciation rights, restricted stock awards, incentive awards or restricted stock units for proper corporate purposes otherwise than under the Plan to any employee or to any other person, firm, corporation, association or other entity, or to grant options, stock appreciation rights, restricted stock awards, incentive awards or restricted stock units to, or assume such awards of any person in connection with, the acquisition, purchase, lease, merger, consolidation, reorganization or otherwise, of all or any part of the business and assets of any person, firm, corporation, association or other entity.
16.08 Repurchase of Common Stock
     The Company or its designee may have the option and right to purchase any Award or any shares of Common Stock issued pursuant to any Award in accordance with the terms and conditions set forth in the applicable Agreement. However, shares of Common Stock repurchased pursuant to an Agreement will still be deemed issued pursuant to the Plan and will not be available for issuance pursuant to future Awards under the Plan.
16.09 Other Conditions
     The Committee, in its discretion, may, as a condition to the grant, exercise, payment or settlement of an Award, require the Participant on or before the date of grant, exercise, payment or settlement of the Award to enter into (i) a covenant not to compete (including a confidentiality, non-solicitation, non-competition or other similar agreement) with the Company or any Affiliate, which may become effective on the date of termination of employment or service of the Participant with the Company or any Affiliate or any other date the Committee may specify and shall contain such terms and conditions as the Committee shall otherwise specify, (ii) an agreement to cancel any other employment agreement, service agreement, fringe benefit or compensation arrangement in effect between the Company or any Affiliate and such Participant and/or (iii) a shareholders’ agreement with respect to shares of Common Stock to be issued pursuant to the Award. If the Participant shall fail to enter into any such agreement at the Committee’s request, then no Award shall be granted, exercised, paid or settled and the number of shares of Common Stock that would have been subject to such Award, if any, shall be added to the remaining shares of Common Stock available under the Plan.
16.10 Forfeiture Provisions
     Notwithstanding any other provisions of the Plan or any Agreement, all rights to any Award that a Participant has will be immediately discontinued and forfeited, and the Company shall not have any further obligation hereunder to the Participant with respect to any Award and the Award will not be exercisable (whether or not previously exercisable) or become vested or payable on and after the time the Participant is discharged from employment or service with the Company or any Affiliate for Cause.

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16.11 Repricing of Awards
     Notwithstanding any other provisions of this Plan, this Plan does not permit (i) any decrease in the exercise price or base value of any outstanding Awards, (ii) the issuance of any replacement Options or SARs, which shall be deemed to occur if a Participant agrees to forfeit an existing Option or SAR in exchange for a new Option or SAR with a lower exercise price or base value, or (iii) the Company to repurchase underwater or out-of-the-money Options or SARs, which shall be deemed to be those Options or SARs with exercise prices or base values in excess of the current Fair Market Value of the shares of Common Stock underlying the Option or SAR.
16.12 Legends; Payment of Expenses
     The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon the grant or exercise of an Award and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as it determines, in its sole discretion, to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements under the Exchange Act, applicable state securities laws or other requirements, (b) implement the provisions of the Plan or any Agreement between the Company and the Participant with respect to such shares of Common Stock, (c) permit the Company to determine the occurrence of a “disqualifying disposition” as described in Section 421(b) of the Code of the shares of Common Stock transferred upon the exercise of an incentive stock option granted under the Plan or (d) as may be appropriate to continue an Award’s exemption or compliance with Section 409A of the Code. The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the grant or exercise of the Award, as well as all fees and expenses incurred by the Company in connection with such issuance.
ARTICLE XVII
CLAIMS PROCEDURES
     If a Participant has exercised an Option or a SAR or if shares of Restricted Stock have become vested or Restricted Stock Units or Incentive Awards have become payable, and the Participant has not received the benefits to which the Participant believes he or she is entitled under such Award, then the Participant must submit a written claim for such benefits to the Committee within 90 days of the date the Participant tried to exercise the Option or SAR, the date the Participant contends the Restricted Stock vested or the date the Participant contends the Restricted Stock Units or Incentive Awards became payable or the claim will be forever barred.
     If a claim of a Participant is wholly or partially denied, the Participant or his duly authorized representative may appeal the denial of the claim to the Committee. Such appeal must be made at any time within 30 days after the Participant receives written notice from the Company of the denial of the claim. In connection therewith, the Participant or his duly authorized representative may request a review of the denied claim, may review pertinent documents, and may submit issues and comments in writing. Upon receipt of an appeal, the Committee shall make a decision with respect to the appeal and, not later than 60 days after receipt of such request for review, shall furnish the Participant with the decision on review in writing, including the specific reasons for the decision written in a manner calculated to be

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understood by the Participant, as well as specific references to the pertinent provisions of the Plan upon which the decision is based.
     The Committee has the discretionary and final authority under the Plan to determine the validity of a claim. Accordingly, any decision the Committee makes on a Participant’s appeal will be administratively final. If a Participant disagrees with the Committee’s final decision, the Participant may sue, but only after the claim on appeal has been denied. Any lawsuit must be filed within 90 days of receipt of the Committee’s final written denial of the Participant’s claim or the claim will be forever barred.
ARTICLE XVIII
AMENDMENT
     The Board may amend or terminate this Plan at any time; provided, however, that no amendment to the Plan may adversely impair the rights of a Participant with respect to outstanding Awards without the Participant’s consent. In addition, an amendment will be contingent on approval of the Company’s stockholders, to the extent required by law or by the rules of any stock exchange on which the Company’s securities are traded or if the amendment would (i) increase the benefits accruing to Participants under the Plan, including without limitation, any amendment to the Plan or any Agreement to permit a repricing or decrease in the exercise price of any outstanding Awards, (ii) increase the aggregate number of shares of Common Stock that may be issued under the Plan, (iii) modify the requirements as to eligibility for participation in the Plan or, (iv) change the performance conditions set forth in Article XII. Additionally, to the extent the Board deems necessary to continue to comply with the performance-based exception to the deduction limits of Code Section 162(m), the Board will submit the material terms of the performance conditions set forth in Article XII to the Company’s stockholders for approval no later than the first stockholder meeting that occurs in the fifth year following the year in which the stockholders previously approved the performance objectives.
     The Committee may amend any outstanding Awards to the extent it deems appropriate; provided, however, that no amendment to an outstanding Award may adversely impair the rights of a Participant without the Participant’s consent.
ARTICLE XIX
DURATION OF PLAN
     No Award may be granted under this Plan on and after March 25, 2018 (10 years following the effective date of the Plan). Awards granted before that date shall remain valid in accordance with their terms.
ARTICLE XX
EFFECTIVE DATE OF PLAN
     The Plan is effective on March 25, 2008, the date of adoption by the Board, contingent, however, on approval of the Plan by the Company’s stockholders within 12 months of such date. Awards, other than Restricted Stock, may be granted under this Plan as of the effective date, provided that no Award shall be effective, exercisable, vested, earned or payable unless the

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Company’s stockholders approve the Plan within 12 months of the Board’s adoption of the Plan. Restricted Stock may only be granted after the Company’s stockholders approve the Plan.
ARTICLE XXI
OMNIBUS SECTION 409A PROVISION
          It is intended that Awards that are granted under the Plan shall either be exempt from treatment as “deferred compensation” subject to Section 409A of the Code. Towards that end, all Awards under the Plan are intended to contain such terms as will qualify the Awards for an exemption from Section 409A of the Code. The terms of the Plan and all Awards granted hereunder shall be construed consistent with the foregoing intent. Notwithstanding any other provision hereof, the Committee may amend any outstanding Award without Participant’s consent if, as determined by the Committee in its sole discretion, such amendment is required either to (i) confirm exemption under Section 409A of the Code, (ii) comply with Section 409A of the Code or (iii) prevent the Participant from being subject to any tax or penalty under Section 409A of the Code. Notwithstanding the foregoing, however, neither the Company nor any of its Affiliates nor the Committee shall be liable to a Participant or any other Person if an Award is subject to Section 409A of the Code or the Participant or any other Person is otherwise subject to any additional tax or penalty under Section 409A of the Code. Each Participant is solely responsible for the payment of any tax liability (including any taxes and penalties that may arise under Section 409A of the Code) that may result from an Award.

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FIRST AMENDMENT TO THE PRGX GLOBAL, INC.
2008 EQUITY INCENTIVE PLAN
     THIS FIRST AMENDMENT (this “First Amendment”) to the PRGX Global, Inc. 2008 Equity Incentive Plan (the “Plan”) is made on the 27th day of April, 2010, by PRGX Global, Inc., a Georgia corporation (the “Company”).
W I T N E S S E T H:
     WHEREAS, the Company adopted the Plan, effective as of March 25, 2008, to permit the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units and incentive awards to eligible employees and other service providers of the Company and its Affiliates (as defined in the Plan); and
     WHEREAS, Article XVIII of the Plan provides that the Board of Directors of the Company may amend or terminate the Plan at any time; provided, however, that any such amendment will be contingent on the approval of the Company’s stockholders, to the extent required by law or by the rules of any stock exchange on which the Company’s securities are then traded, or if the amendment would (i) increase the benefits accruing to participants, (ii) increase the aggregate number of shares of Common Stock (as defined in the Plan) that may be issued under the Plan, (iii) modify the requirements as to eligibility for participation in the Plan or (iv) change the performance conditions upon which qualified performance-based compensation may be awarded; and
     WHEREAS, the Company now desires to amend the Plan to (i) increase the number of shares of Common Stock that may be issued under the Plan, (ii) reflect the name change of PRG-Schultz International, Inc. to PRGX Global, Inc., (iii) change the name of the Plan to the PRGX Global, Inc. 2008 Equity Incentive Plan, (iv) to amend the definition of “Change in Control”; and (v) make certain other changes set forth herein; and
     WHEREAS, the Board of Directors of the Company has approved this First Amendment.
     NOW, THEREFORE, the Plan is hereby amended, effective as of the date set forth above, contingent on approval of the First Amendment by the Company’s stockholders within twelve (12) months following such date, as follows:
1.
Article I and Section 1.06 (Change in Control) of the Plan are hereby amended by deleting Section 1.06(f) in its entirety, and by deleting “; or” and adding a period in its place after the word “above” at the end of Section 1.06(e).
2.
Article I of the Plan is hereby amended by adding or amending the following definitions:

“Company
Company means PRGX Global, Inc., a Georgia corporation, and any successor thereto.”
“Full Value Award.
Full Value Award means an Award other than an Option or SAR and which is settled by the issuance of Common Stock.”
“Plan.
Plan means this PRGX Global, Inc. 2008 Equity Incentive Plan, in its current form, including this First Amendment, and as hereafter amended.”
3.
The first sentence of Section 5.02 of the Plan is hereby amended to read as follows:
“The maximum aggregate number of shares of Common Stock that may be issued under this Plan and to which Awards may relate shall be 5,400,000 shares.”
4.
Section 5.04 of the Plan is hereby amended in its entirety to read as follows:
“The shares of Common Stock covered by an Award shall only be counted as used to the extent they are actually used. A share of Common Stock issued in connection with any Award under the Plan shall reduce the total number of shares of Common Stock available for issuance under the Plan by one; provided, however, that a share of Common Stock issued in connection with any Full Value Award under the Plan that is granted after the effective date of the First Amendment shall reduce the total number of shares of Common Stock available for issuance under the Plan by 1.41, and a share of Common Stock covered under a stock-settled SAR shall reduce the total number of shares of Common Stock available for issuance under the Plan by one even though the share of Common Stock is not actually issued in connection with settlement of the SAR. Except as otherwise provided herein, any shares of Common Stock related to an Award which terminates by expiration, forfeiture, cancellation or otherwise without issuance of shares of Common Stock, which is settled in cash in lieu of Common Stock or which is exchanged, with the Committee’s permission, prior to the issuance of shares of Common Stock, for Awards not involving shares of Common Stock, shall again be available for issuance under the Plan. The following shares of Common Stock, however, may not again be made available for issuance as Awards under the Plan: (i) shares of Common Stock not issued or delivered as a result of a net settlement of an outstanding Award, (ii) shares of Common Stock tendered or held to pay the exercise price, purchase price or withholding taxes relating to an outstanding Award, or (iii) shares of Common

Stock repurchased on the open market with the proceeds of the exercise price of an Award.”
5.
Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

PRGX GLOBAL, INC. COMMON STOCK PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 15, 2010 The undersigned shareholder hereby appoints Romil Bahl, Robert B. Lee and Victor A. Allums, or any of them, with full power of substitution, to act as proxy for, and to vote the stock of, the undersigned at the Annual Meeting of Shareholders of PRGX Global, Inc. (the “Company”) to be held on June 15, 2010, and any adjournments thereof. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement, and grants authority to said proxies, or their substitutes, and ratifies and confirms all that said proxies may lawfully do in the undersigned’s name, place and stead. The undersigned instructs said proxies to vote as indicated hereon. THE PROXIES SHALL VOTE AS SPECIFIED ON THE REVERSE, OR IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE LISTED NOMINEES AND “FOR” PROPOSALS 2 AND 3 DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. (Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF PRGX GLOBAL, INC. COMMON STOCK PROXY CARD June 15, 2010 PROXY VOTING INSTRUCTIONS INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON — You may vote your shares in person by attending the Annual Meeting. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting and Proxy Statement and 2009 Annual Report on Form 10-K are available at www.prgx.com/proxy. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.20230300000000000000 4 061510 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. Election of Directors: 2. Ratification of Appointment of BDO Seidman, LLP as PRGX’s independent registered public accounting firm for fiscal year NOMINEES: CLASS II DIRECTORS: 2010. FOR ALL NOMINEES O Patrick G. Dills O N. Colin Lind 3. Amendment of the 2008 Equity Incentive Plan to, among other WITHHOLD AUTHORITY FOR ALL NOMINEES things, increase the number of shares available for issuance under the Plan. FOR ALL EXCEPT (See instructions below) 4. In the discretion of the proxies, upon such other matters as may properly come before the meeting or any adjournment thereof. THE PROXIES SHALL VOTE AS SPECIFIED ABOVE OR IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE LISTED NOMINEES AND “FOR” PROPOSALS 2 AND 3. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” PRGX GLOBAL, INC. and fill in the circle next to each nominee you wish to withhold, as shown here: COMMON STOCK PROXY CARD JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.